As filed with the Securities and Exchange Commission on September 23, 2008

Registration No. 333-152253

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD OMNI AUTO LEASING LLC

(Depositor with respect to the Issuing Entities Described Herein and Underwriter with regard to the Exchange Note)

WORLD OMNI LT

(Issuer with respect to the Exchange Note)

(Exact name of Registrants as Specified in their Charters)

Delaware	6189	90-0399122 30-0500335
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

World Omni Auto Leasing LLC World Omni LT 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200	Cheryl Scully, Treasurer World Omni Auto Leasing LLC World Omni LT 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200
(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Jeffrey O’Connor Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601	Stuart M. Litwin Mayer Brown LLP 71 S. Wacker Drive Chicago, Illinois 60606

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Asset Backed Securities	$3,000,000,000	100%	$3,000,000,000	$117,900
Exchange Notes (2)	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Each exchange note (“Exchange Note”) issued by World Omni LT will be secured by specified assets of World Omni LT, including certain leases and the automobiles relating to those leases. Each Exchange Note will be transferred to World Omni Auto Leasing LLC and sold by World Omni Auto Leasing LLC to one of the Issuing Entities, the issuer of the Asset Backed Securities. The Exchange Notes are not being offered to investors hereunder.
(3)	Not applicable

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [                    ]

$[                        ]

World Omni Automobile Lease Securitization Trust 20[    ]-[    ]

Issuing Entity

$[            ] Class A-1 Asset Backed Notes, Series 20[    ]-[    ]

$[            ] Class A-2 Asset Backed Notes, Series 20[    ]-[    ]

$[            ] Class A-3 Asset Backed Notes, Series 20[    ]-[    ]

$[            ] Class A-4 Asset Backed Notes, Series 20[    ]-[    ]

World Omni Auto Leasing LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

The issuing entity is offering the following classes of World Omni Automobile Lease Securitization Trust 20[    ]-[    ] Notes by this prospectus supplement and the accompanying prospectus:

20[ ]-[ ] Asset Backed Notes	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Principal Amount	$[ ]	$[ ]	$[ ]	$[ ]
Interest Rate	[ ]%	[ ]%	[ ]%	[ ]% [One-Month LIBOR plus [ ]%]
Payment Dates	[Monthly]	[Monthly]	[Monthly]	[Monthly]
Initial Payment Date	[ ]	[ ]	[ ]	[ ]
Final Scheduled Payment Date	[ ]	[ ]	[ ]	[ ]
Price to Public	[ ]%	[ ]%	[ ]%	[ ]%
Underwriting Discount	[ ]%	[ ]%	[ ]%	[ ]%
Proceeds to Depositor	$[ ]	$[ ]	$[ ]	$[ ]

Payments on the Notes

The notes are payable solely from the assets of the issuing entity which consist primarily of an exchange note backed by a pool of automobile and light-duty truck leases and the related leased vehicles.

Credit Enhancement

•	A reserve account with an initial balance of $[ ].

•

Overcollateralization in the initial amount of $[            ], representing the excess of the Securitization Value of the leases and leased vehicles as of the cutoff date over the aggregate principal amount of notes issued by the issuing entity.

•	Excess interest on the leases.

•

[On the closing date the issuing entity is also issuing the Class B Notes in the aggregate original principal amount of $[            ] that are subordinated to the Class A Notes. The Depositor will initially own the Class B Notes. The Class B Notes are not being offered by this prospectus supplement.]

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about [    ].

Joint Bookrunners of the Class A Notes

[ ]	[ ]

Co-Managers of the Class A Notes

[ ]
[ ]
[ ]
[ ]

The date of this prospectus supplement is [                    ].

You should carefully consider the risk factors beginning on page S-10 in this prospectus supplement and on page 1 in the prospectus.

The notes are obligations of the issuing entity, World Omni Automobile Lease Securitization Trust 20[    ]-[    ], and are backed indirectly by automobile or light-duty truck leases and the related leased vehicles. The notes are not obligations of Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp., World Omni Auto Leasing LLC, any of their affiliates or any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

Information about the Series 20[    ]-[    ] Notes is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the Series 20[ ]-[ ] Notes; and

•	this prospectus supplement, which describes the specific terms of the Series 20[ ]-[ ] Notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus supplement and accompanying prospectus is accurate only as of the dates stated on their respective covers.

This prospectus supplement begins with several introductory sections describing the Series 20[    ]-[    ] Notes and the issuing entity in abbreviated form:

Summary of Terms, which gives a brief introduction of the key features of the Series 20[    ]-[    ] Notes and a description of the leases; and

Risk Factors, appearing on page S-10 of this prospectus supplement, which describes risks that apply to the Series 20[    ]-[    ] Notes which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The “Table of Contents” in this prospectus supplement and in the prospectus identify the pages where these sections are located.

You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-62 of this prospectus supplement and page 81 of the accompanying prospectus.

If the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Leasing LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information By Reference” beginning on page 80 of the prospectus.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to World Omni Auto Leasing LLC.

i

TRANSACTION STRUCTURE AND PARTIES

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

ii

SUMMARY OF MONTHLY DISTRIBUTION OF AVAILABLE FUNDS*

Available Funds
1st
To the Administrator, the Administration Fee
[2nd]
[To the Swap Counterparty, the Monthly Swap Payment Amount]
3rd
Interest on the Class A Notes and Senior Swap Termination Payment Amounts
4th
First Priority Principal Distributable Amount
first to the Class A-1 Notes until paid in full, second to the Class A-2 Notes until paid in full, third to the Class A-3 Notes until paid in full, fourth to the Class A-4 Notes until paid in full, [fifth to the Class B Notes until paid in full]
[5th]
[Interest on the Class B Notes]
6th
Second Priority Principal Distributable Amount
first to the Class A-1 Notes until paid in full, second to the Class A-2 Notes until paid in full, third to the Class A-3 Notes until paid in full, fourth to the Class A-4 Notes until paid in full, [fifth to the Class B Notes until paid in full]
7th
Reserve Account
8th
Regular Principal Distributable Amount
first to the Class A-1 Notes until paid in full, second to the Class A-2 Notes until paid in full, third to the Class A-3 Notes until paid in full, fourth to the Class A-4 Notes until paid in full, [fifth to the Class B Notes until paid in full]
[9th]
[To the Swap Counterparty, any Subordinate Swap Termination Payment Amounts]
10th
To the Certificate Holders any remaining amounts

*This chart provides only a simplified overview of the priority of monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the accompanying prospectus.

iii

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the offered notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary and in the accompanying prospectus.

Parties and Dates

Issuing Entity

The issuing entity of the notes is World Omni Automobile Lease Securitization Trust 20[    ]-[    ], also referred to herein as the “issuing entity.”

Depositor

World Omni Auto Leasing LLC, a Delaware limited liability company and wholly owned, special purpose subsidiary of Auto Lease Finance LLC, a wholly owned special purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the depositor is:

190 Jim Moran Blvd.

Deerfield Beach, Florida 33442

(954) 429-2200

Initial Beneficiary

Auto Lease Finance LLC, a Delaware limited liability company and wholly owned special purpose subsidiary of World Omni Financial Corp.

Servicer, Sponsor and Administrator

World Omni Financial Corp., a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, USA, Inc. that commenced in 1968 and has been subsequently renewed through October 2009. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the “Southeast Toyota Finance” name since 1996.

Titling Trustee

VT Inc., an Alabama corporation and a wholly owned, special purpose subsidiary of U.S. Bank National Association.

Titling Trustee Agent

U.S. Bank National Association.

Delaware Trustee

U.S. Bank Trust National Association, a national banking association.

Collateral Agent

AL Holding Corp., a Delaware corporation.

Indenture Trustee, Note Registrar and Paying Agent

[                    ]

Owner Trustee

[                    ]

Swap Counterparty

[                    ]

Titling Trust and Issuer of the Exchange Note

World Omni LT, a Delaware statutory trust, is the “titling trust” and issuer of the exchange note. Toyota dealerships within the Five-State Area have assigned and will assign closed–end retail lease contracts and the related leased vehicles to the titling trust. Some of the leases and related leased vehicles assigned to the titling trust have been allocated to a separate pool of assets of the closed–end collateral specified interest in the titling trust, which we call the “reference pool”, cash flow from which is directed to make payments on a note called the “exchange note”. The issuing entity will hold the exchange note.

Closing Date

On or about [                    ].

The Notes

The issuing entity will issue the following notes:

Class A-1 [            ]% Asset-Backed Notes in the aggregate original principal amount of $[            ];

Class A-2 [            ]% Asset-Backed Notes in the aggregate original principal amount of $[            ];

Class A-3 [            ]% Asset-Backed Notes in the aggregate original principal amount of $[            ];

Class A-4 [    ] Floating Rate Asset-Backed Notes in the aggregate original principal amount of $[            ]; and

[Class B [            ]% Asset-Backed Notes in the aggregate original principal amount of $[            ].]

The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are collectively referred to as the “Class A Notes” in this prospectus supplement.

[The Class A Notes and the Class B Notes are collectively referred to as the “Series 20[    ]-[    ] Notes” in this prospectus supplement.]

[The Class [B] Notes are not being offered under this prospectus supplement and will be initially retained by the depositor.]

The aggregate original principal amount of the Class A Notes will be $[            ]. The Class A Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, societe anonyme, and

Euroclear. For more information, read “Description of the Securities—Book-Entry Registration” in the accompanying prospectus.

Payment Dates

The issuing entity will make payments on the Series 20[    ]-[    ] Notes on the [15th] day of each month, except that when the [15th] day is not a business day, the issuing entity will make payments on the notes on the next business day. We refer to such date as a “payment date.” The initial payment date will be [                    ].

The final scheduled payment date for each class of Series 20[    ]-[    ] Notes is listed below. The issuing entity expects that each class of Series 20[    ]-[    ] Notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes	[	]
Class A-2 Notes	[	]
Class A-3 Notes	[	]
Class A-4 Notes	[	]
Class B Notes	[	]

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the related record date, interest at the respective per annum interest rate applicable to each class of Series 20[    ]-[    ] Notes on the outstanding principal amount of that class of Series 20[    ]-[    ] Notes as of the close of business on the preceding payment date.

The interest rate for each class of Series 20[    ]-[    ] Notes will be a fixed rate, a floating rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. The floating rate will be based on One-Month LIBOR plus an applicable spread.

Interest on the Class A-1 Notes and the floating rate notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year.

This means that the interest due on the Class A-1 Notes and the Class A-4 Notes on each payment date will be the product of:

•	the aggregate outstanding principal balance of the related class of Series 20[ ]-[ ] Notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date, [ ], assuming a closing date of [ ]) to but excluding the related payment date, divided by 360.

Interest for a related period on the other classes of Series 20[    ]-[    ] Notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of Series 20[    ]-[    ] Notes on each payment date will be the product of:

•	the aggregate outstanding principal balance of the related class of Series 20[ ]-[ ] Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, [ ], assuming a closing date of [ ], 20[ ]) divided by 360.

Payments of interest on the Series 20[    ]-[    ] Notes generally will be subordinate to net payments by the issuing entity to the swap counterparty under the interest rate protection agreement. We refer you to “Description of the Transaction Documents—Interest Rate Protection Agreement” in this prospectus supplement. Interest payments on all classes of the Class A Notes will have the same priority. [Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Transaction

Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the Series 20[    ]-[    ] Notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the Series 20[    ]-[    ] Notes, no interest will be payable on the Class B Notes until all principal and interest on the Class A Notes have been paid in full.]

We refer you to “Description of the Notes—Payments of Interest” in this prospectus supplement.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (4), (6) and (8) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full; then

•	to the Class A-2 Notes until they are paid in full; then

•	to the Class A-3 Notes, until they are paid in full; then

•	to the Class A-4 Notes until they are paid in full; [and then

•	to the Class B Notes until they are paid in full].

If the Series 20[    ]-[    ] Notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the Series 20[    ]-[    ] Notes from funds allocated to the holders of the Series 20[    ]-[    ] Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full; then

•	to the holders of the remaining Class A Notes, pro rata, based upon their respective unpaid principal amount until the Class A Notes have been paid in full; and then

•	to the holders of the Class B Notes until the Class B Notes are paid in full.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus supplement.

Redemption Upon Optional Purchase

The servicer will have the right at its option to exercise a “clean-up call” and to purchase the exchange note from the issuing entity on any payment date following the last day of the collection period during which the aggregate Securitization Value is less than or equal to 10% of the aggregate initial Securitization Value. If the servicer exercises this option to redeem the exchange note, any Series 20[    ]-[    ] Notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest. [In connection with the redemption the issuing entity will also pay all amounts owing to the swap counterparty under the interest rate protection agreement].

Priority of Payments

On each payment date, any funds available for distribution from the exchange note[, the net amount, if any, of funds received by the issuing entity under the interest rate protection agreement], funds on deposit in the trust collection account and other specified amounts constituting available funds, if any, in each case, with respect to that payment date, will be distributed in the following amounts and order of priority:

(1) the administration fee;

(2) [the monthly swap payment amount, if any, payable by the issuing entity to the swap counterparty under the interest rate protection agreement;]

(3) [pro rata (a)] interest on the Class A Notes [and (b) any senior swap termination payment amounts owed by the issuing entity];

(4) principal of the Series 20[    ]-[    ] Notes in an amount equal to the amount by

which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month, such amount being the “Noteholders’ First Priority Principal Distributable Amount”;

(5) interest on the Class B Notes;

(6) principal of the Series 20[    ]-[    ] Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month less (c) any amounts allocated to pay principal of the Series 20[    ]-[    ] Notes under clause (4) above, such amount being the “Noteholders’ Second Priority Principal Distributable Amount”;

(7) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required reserve account balance;

(8) principal of the Series 20[    ]-[    ] Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month less the overcollateralization amount for that payment date less (c) any amounts allocated to pay principal of the notes under clauses (4) and (6) above, such amount being the “Regular Principal Distributable Amount”;

(9) [any subordinate swap termination payment amounts payable by the issuing entity and any other amounts owed by the issuing entity to the swap counterparty pursuant to the interest rate protection agreement;] and

(10) the remainder, if any, as distributions to the certificateholders.

In the event that available funds are not sufficient to make the entire allocations required by clauses (1) through (6) above, the indenture trustee shall withdraw funds from the reserve account and will apply those funds to complete the distributions required by those clauses in the priority specified above.

For a description of the priority of payments in the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement. We also refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus supplement.

Events of Default; Priority and Acceleration

The occurrence of any one of the following events will be an “event of default” under the indenture:

•

a default for five business days or more in the payment of interest on any note after the same becomes due; provided, however, that until the outstanding amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B note shall not by itself constitute an event of default;

•

a default in the payment of principal of a note when the same becomes due and payable, to the extent funds are available therefor, or on the related final scheduled payment date or the redemption date;

•

a default in the observance or performance of any covenant or agreement of the issuing entity, which default materially and adversely affects the interests of the noteholders, subject to notice and cure provisions;

•

any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, which inaccuracy materially and adversely affects the interests of the noteholders, subject to notice and cure provisions; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of Series 20[    ]-[    ] Notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of Series 20[    ]-[    ] Notes or the redemption date.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the Series 20[    ]-[    ] Notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable. If the Series 20[    ]-[    ] Notes are so accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus supplement.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of each class and subclass of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of Noteholders, see “Description of the Indenture” and “The Transaction Documents” in the accompanying prospectus. [Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities.]

[Interest Rate Protection Agreement

The issuing entity will enter into an interest rate protection agreement with [            ], as the swap counterparty, to hedge its floating rate interest obligations with respect to the Class A-4 Notes.

Under each interest rate protection agreement, on each payment date, the swap counterparty will be obligated to make a monthly payment to the issuing entity in an amount equal to the product of (i) a notional amount equal to the outstanding aggregate principal balance of the related class of floating rate notes as of the preceding payment date or, in the case of the initial payment date, the closing date, and (ii) a floating interest rate based on One-Month LIBOR for the related payment date plus the applicable spread set forth below, and the issuing entity will make a monthly payment to the swap counterparty in an amount equal to the product of (a) that same notional amount and (b) the applicable fixed monthly interest rate set forth below on the basis of a 360-day year of twelve 30-day months.

The spread to be used in calculating the swap counterparty’s payments under the interest rate protection agreement related to the Class A-4 Notes will be equal to [    ]%. The fixed rate to be used in calculating the issuing entity’s payments under the interest rate protection agreement related to the Class A-4 Notes will be equal to [    ]% per annum.

On each payment date, the amount that the issuing entity is obligated to pay to the swap counterparty will be netted against the amount that the swap counterparty is obligated to pay to the issuing entity. Only the net amount payable will be due from the issuing entity or the swap counterparty, as applicable. Monthly swap payment amounts payable by the issuing entity will rank higher in priority than interest payments due on the Series 20[    ]-[    ] Notes.

In the event that the swap counterparty’s long-term or short-term ratings cease to be at the levels required by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, the swap counterparty will be obligated to either obtain a guaranty from or assign its rights and obligations under the interest rate protection agreement to another party with the required rating or post collateral. If the swap counterparty has not taken one of these specified actions within the specified time, the issuing entity may terminate the interest rate protection agreement.

See “Description of the Transaction Documents—Interest Rate Protection Agreement” in this prospectus supplement for additional information.]

Servicing

World Omni Financial Corp. will service the titling trust assets, including the leases and leased vehicles (collectively, the “units”) in the related reference pool. In addition, World Omni Financial Corp. will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture and the trust agreement. On each payment date, World Omni Financial Corp. will be paid a fee for performing its servicing and administrative obligations in an amount equal to one–twelfth of 1.00% of the aggregate Securitization Value as of the first day of the related collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month. The servicing fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the servicer prior to the payment of principal of and interest on the exchange note. We refer you to “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement.

Issuing Entity Property

The “issuing entity property” will include the following:

•	exchange note secured by the units in the related reference pool;

•	[payments made by the swap counterparty and rights under the interest rate protection agreement;]

•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	the proceeds of any and all of the above.

The Units

The leased vehicles allocated to the related reference pool are new automobiles and light-duty trucks titled in the name of the titling trust. The leases allocated to the related reference pool are retail closed–end leases that were originated by Toyota vehicle dealers in the Five-State Area and were acquired by the titling trust. The leases provide for equal monthly payments that amortize a “capitalized cost” (which may exceed the manufacturer’s suggested retail price) to the contract residual value of the related leased vehicle established by the servicer at the time of origination of the lease.

The “Securitization Value” of each unit will be the present value, calculated in each case using a discount rate equal to the Securitization Rate, of (i) the remaining monthly payments payable under the lease and (ii) the “Base Residual Value” of the leased vehicle, which is the lowest of

(a) the lower of the MSRP Residual Value and the MRM Residual Value at the time of origination of the lease,

(b) the lower of the MSRP Residual Value and the MRM Residual Value on [    ], and

(c) the Contract Residual Value.

“Automotive Lease Guide” or “ALG” is an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination.

“Contract Residual Value” is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by World Omni Financial Corp. at the time of origination of the lease.

“MRM Residual Value” is the residual value established by ALG giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle.

“MSRP Residual Value” is the residual value established by ALG without making a distinction between value adding options and non–value adding options.

“Securitization Rate” will equal [ ]%. The Securitization Rate is selected by the depositor with input from the underwriters and is determined based on prevailing interest rates at the time of the transaction. The Securitization Rate takes into consideration, among other items, anticipated losses from the selected units so that it is anticipated that the excess spread between the interest rate on the notes and the discount rate on the pool assets will be sufficient to make payments on the notes, after giving effect to, among other things, anticipated losses and prepayments on the selected leases and leased vehicles.

For more information on how residual values of the leased vehicles are determined, you should refer to “The Leases—Determination of Residual Values” in this prospectus supplement.

Lease Information

The lease information in this prospectus supplement is based on the units related to the reference pool as of [            ], which we refer to as the “cutoff date”.

As of the close of business on the cutoff date, the units in the reference pool described in this prospectus supplement had:

•	an aggregate Securitization Value of $[ ], of which $[ ] (approximately [ ]%) represented the [discounted] Base Residual Values of the leased vehicles;

•	a weighted average original lease term of approximately [ ] months; and

•	a weighted average remaining term to scheduled maturity of approximately [ ] months.

[Pre-Funding Arrangement]

[On the closing date, $[___] received from the sale of the Series 20[__]-[__] Notes, which represents approximately [____]% of the initial aggregate Securitization Value of the related reference pool, will be deposited into a segregated pre-funding account. From the closing date and on or prior to [____], which we refer to as the “pre-funding period,” the issuing entity will have the ability to increase the aggregate Securitization Value related to the exchange note generally equal to the outstanding amount of the Series 20[__]-[__] Notes. The ability of the issuing entity to use the pre-funding arrangement requires that there are sufficient funds on deposit in the pre-funding account and that the leases comprising the additional units designated to the related reference pool during the pre-funding period conform to the eligibility criteria described in this prospectus supplement for the initial leases as of the cutoff date. To the extent that sums on deposit in the pre-funding account are not used to increase the aggregate Securitization Value related to the exchange note prior to the end of the pre-funding period, these amounts will be transferred to the trust collection account for the Series 20[__]-[__] Notes and will become part of the Available Funds on the next payment date.] [The credit criteria applied to the origination of the units acquired during the pre-funding period differ from the credit criteria applied to the initial units. The credit criteria applied to the subsequent units are [Insert description of credit criteria]]

[Revolving Period]

[From the closing date and on or prior to [_______], which we refer to as the “revolving period,” approximately [___]% of the principal collected on the units, which represents approximately [___]% of the initial aggregate Securitization Value of the related reference pool, will be deposited in a segregated account and may be applied by the indenture trustee to allocate additional units to the reference pool, rather than used to distribute payments of principal to the holders of the Series 20[__]-[__] Notes during that period, thereby increasing the aggregate Securitization Value allocated to the exchange note. The maximum amount of additional aggregate Securitization Value related to the additional units that may be allocated to the related reference pool during the revolving period is $[_____]. The leases comprising these additional units must conform to the eligibility criteria described in this prospectus supplement for the initial leases as of the cut-off date. To the extent that sums on deposit in a segregated account are not used to increase the aggregate Securitization Value related to the exchange note prior to the end of the revolving period, these amounts will be transferred to the trust collection account for the Series 20[__]-[__] Notes and will become part of the Available Funds on the next payment date.] [The credit criteria applied to the origination of the units acquired during the revolving period differ from the credit criteria applied to the initial units. The credit criteria applied to the subsequent units are [Insert description of credit criteria]]

The Exchange Note

The titling trust will issue an exchange note for the Series 20[    ]-[    ] transaction secured by a reference pool within the closed–end collateral specified interest in the titling trust. The titling trust will issue the exchange note to the initial beneficiary, which will then sell the exchange note to the depositor. The exchange note will be transferred by the depositor to the issuing entity at the time the issuing entity issues the Series 20[    ]-[    ] Notes. The exchange note will evidence a debt secured by the units included in the related reference pool. The issuing entity as holder of the exchange note will not have a beneficial interest in any assets of the titling trust. Payments made on or in respect of any other titling trust assets will not be available to make payments on the exchange note, except for any available shared amounts to the extent that certain payment defaults have occurred under the exchange note.

For more information regarding the issuing entity’s property, you should refer to “The Exchange Note” and “The Leases and Leased Vehicles” in the accompanying prospectus.

The interest in the units may be purchased from the titling trust by the initial beneficiary, in connection with the breach of certain representations and warranties concerning the characteristics of the units, as described under “The Leases and Leased Vehicles—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in the accompanying prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on your Class A Notes. The credit enhancement for your notes is in the form of subordination, overcollateralization and a reserve account.

[Subordination of the Class B Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes. The Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment period. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Transaction Documents—Distributions on the Securities” in this prospectus supplement.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of notes in the reverse order of priority of payments on the notes, such that losses will be first allocated to the overcollateralization, if any, and then to the principal balance of the Class B Notes and then to the principal balance of the Class A Notes.]

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes. The amount of overcollateralization (the “overcollateralization amount”) will be $[            ] or [    ]% of the aggregate initial Securitization Value. $[            ] of the overcollateralization amount is overcollateralization on the exchange note and $[            ] of the overcollateralization amount is overcollateralization on the Series 20[    ]-[    ] Notes.

Reserve Account

The issuing entity will establish a reserve account in the name of the indenture trustee. On the closing date, $[                ] will be deposited into the reserve account, which is the lesser of [    ]% of the initial aggregate Securitization Value as of the cutoff date or the outstanding principal amount of the Series 20[    ]-[    ] Notes. We refer to this amount as the “required reserve account balance.”

Funds in the reserve account on each payment date (including investment income earned on those amounts) will be available to cover shortfalls in payments on the Series 20[    ]-[    ] Notes listed in clauses (1) through (6) under “Priority of Payments” above.

For more information regarding the reserve account, you should refer to “Description of the Transaction Documents—Reserve Account” in this prospectus supplement.

Tax Status

Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the Class A Notes will be characterized as indebtedness and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a Class A note, each holder of that note will be deemed to agree to treat the note as indebtedness for income tax purposes.

We refer you to “Federal Income Tax Consequences” in the accompanying prospectus and in this prospectus supplement for additional information concerning the application of federal tax laws to the issuing entity and the notes [and to “State and Local Tax Consequences”] in this prospectus supplement for additional information concerning the application of state tax laws to the issuing entity and the notes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Federal Income Tax Consequences” [and “State and Local Tax Consequences”] in this prospectus supplement and “Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement, the Class A Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of a Class A note either it is not acquiring the Class A note with the assets of any plan or that, each of these entities is deemed to represent that its purchase and holding of a Class A note will not give rise to a non-exempt prohibited transaction.

We refer you to “ERISA Considerations” in this prospectus supplement.

Ratings of the Class A Notes

It is a condition to the issuance of the Series 20[    ]-[    ] Notes that, on the closing date, each class of Class A Notes will receive at least the following ratings from Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poors”), and Moody’s Investors Service, Inc. (“Moody’s”):

Class	Standard & Poors	Moody’s

A-1	A-1+	P-1

A-2	AAA	Aaa

A-3	AAA	Aaa

A-4	AAA	Aaa

Ratings on the Class A Notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the Class A Notes may be lowered, qualified or withdrawn at any time without notice to the noteholders. A rating is based on each rating agency’s independent evaluation of the related leases and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

Certificates

The issuing entity will also issue certificates that represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the Series 20[    ]-[    ] Notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificates. The certificates are not being offered by this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Prospective investors in the Class A Notes should consider the following factors and the additional factors discussed under “Risk Factors” in the accompanying prospectus.

Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Class A Notes.	Because the principal of each class of Class A Notes generally will be paid sequentially, classes of Class A Notes that have higher numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the units during periods after other classes of Class A Notes have been receiving most or all amounts payable on their notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even under certain events of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes [and then to the Class B Notes]. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes will be relatively more sensitive to losses on the units and the timing of such losses. If the actual rate and amount of losses exceed historical levels, and if the [available subordination,] total overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

The Class A Notes Are Not Suitable Investments for All Investors.	The Class A Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Class A Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The Geographic Concentration and Performance of the Lease Assets May Increase the Risk of Loss on Your Investment.	As of the cutoff date, leases constituting approximately [ ]%, [ ]%, [ ]%, [ ]% and [ ]% of the aggregate initial Securitization Value were originated by dealers located in [F1orida, North Carolina, Georgia, Alabama and South Carolina], respectively. The following economic conditions, among others, may affect payments on the lease assets:

•	unemployment;

•	interest rates;

•	inflation rates;

•	fuel prices;

•	consumer perceptions of the economy; and

•	effects of natural catastrophes, such as the hurricanes that struck the Gulf Coast region in 2004 and 2005.

Adverse economic conditions in a state where a large number of lessees are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the lease assets. These negative conditions could also have an effect on the timing and amount of principal and interest payments on the Class A Notes and you may suffer a loss. Investors should consider the possible effects on delinquency, default and prepayment experience of the lease assets because any adverse impact as a result of a future hurricane or any similar event may be borne by the Class A noteholders. We refer you to “The Leases—Distribution of the Leases and Leased Vehicles by Geographic Location at Origination as of the Cutoff Date” in this prospectus supplement.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market.	If you want to sell your Class A Notes you must locate a purchaser that is willing to purchase those Class A Notes. In light of recent developments in the asset-backed securities market a secondary market for your Class A Notes may not develop. There have been times recently where there have been very few buyers of asset-backed securities, and there may be these times again in the future. The absence of a secondary market could inhibit your ability to sell your Class A Notes. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes or it might not permit you to resell your Class A Notes at a price that achieves your desired yield.

[Failure by the Swap Counterparty to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes.]	[As described further in the “Description of the Transaction Documents—Interest Rate Protection Agreement” the issuing entity will enter into an interest rate protection agreement because the lease assets in the reference pool are fixed monthly obligations while the Class A-4 Notes will bear interest at a floating rate based on One-Month LIBOR.

During any period in which the amount based on the floating One-Month LIBOR-based rate payable by the swap counterparty is substantially greater than the amount based on the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the Series 20[    ]-[    ] Notes. In addition, if the interest rate protection agreement is terminated, the swap counterparty may be obligated to make a termination payment to the issuing entity, which could be substantial. If the swap counterparty fails to pay any amount due to the issuing entity, you may experience delays and/or reductions in the interest and principal payments on your Class A-4 Notes. If the swap counterparty fails to make a termination payment owing to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate protection agreement and to the extent that the interest rate on the Class A-4 Notes exceeds the fixed rate that the issuing entity would have been required to pay the swap counterparty under the interest rate protection agreement, the amount available to pay principal of and interest on the Class A-4 Notes will be reduced.

During any period in which the amount based on the floating rate payable by the swap counterparty is less than the amount based on the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. In addition, if the interest rate protection agreement is terminated, the issuing entity may be obligated to make a termination payment to the swap counterparty, which could be substantial. The swap counterparty will have a claim on the assets of the issuing entity for the monthly swap payment amount due, if any, to the swap counterparty under the interest rate protection agreement. The swap counterparty’s claim other than with respect to termination payments may be higher than or equal in priority to payments on the Series 20[    ]-[    ] Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in interest and principal payments on your Class A-4 Notes.]

You May Suffer Losses Or Reinvestment Risk if an Event of Default Occurs Under the Indenture.	If an event of default occurs under the indenture and the maturity dates of the Class A Notes are accelerated, the indenture trustee may sell the exchange note and prepay the Class A Notes before their respective legal final maturity dates. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your Class A Notes. You also may not be paid the principal amount of your Class A Notes in full if the assets of the issuing entity are insufficient to pay the total principal amount of the Class A Notes.

The acceleration of the maturity dates of the Series 20[ ]-[ ] Notes will change the priority of principal payments on the Series 20[ ]-[ ] Notes. After an event of default due to the failure to pay interest on or principal of any Series 20[ ]-[ ] Notes when due and payable occurs resulting in an acceleration of the maturity dates of the notes under the indenture, distributions in respect of principal to holders of the Class A Notes will not be paid sequentially. Instead, following the payment of accrued and unpaid interest on the notes, the Class A-1 Notes will be paid first, and the remaining classes of the Class A Notes will be paid proportionally, based on the outstanding principal amount of each class. [No amounts will be paid on the Class B Notes following an acceleration until the Class A Notes have been paid in full.]

The Timing of Principal Payments Is Uncertain.	The amount of distributions of principal on the Series 20[ ]-[ ] Notes and the timing of when you receive those distributions depends on the rate of prepayments, defaults and early terminations relating to the units, which cannot be predicted with certainty.

Each of these early terminations and unscheduled payments will have the effect of shortening the average life of your Class A Notes. In addition, you will bear the risk of slower principal payment due to delinquent payments by lessees. This risk will be increased if the servicer determines not to make discretionary advances. For more information regarding advances we refer you to “Description of the Transaction Documents—Advances” in this prospectus supplement.

You will bear any reinvestment risk resulting from a faster or slower rate of payment on the units. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your Class A Notes.

For more information about the risks described above, we refer you to “Prepayment and Yield Considerations—Weighted Average Life of the Securities” in this prospectus supplement.

The Concentration of Leased Vehicles to Particular Models Could Negatively Affect the Pool Assets.	As of the cutoff date the composition of the leased vehicles by Toyota model was [ ]% Camry, [ ]% Corolla, [ ]% Tundra and [ ]% all other Toyota vehicles. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

Used car market factors may increase the risk of loss on your investment.	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing of new car models. For instance, introduction of a new model by Toyota or its affiliates may impact the resale value of the existing portfolio of similar model types. Discount pricing incentives or other marketing incentive programs on new cars by Toyota or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the issuing entity, World Omni Auto Leasing LLC and the servicer could also have a negative impact on the resale value of a vehicle. In particular, increases in the price of gasoline may have the effect of lowering demand for certain models of light-duty trucks and may lower the resale value of such models. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than base residual values of the vehicles, you may suffer a loss on your investment.

Increased turn-in rates may increase losses.	Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the contract residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of those vehicles in the used car market are less than their respective base residual values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by World Omni Financial Corp.), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement for your series of securities, you may suffer a loss on your investment.

USE OF PROCEEDS

The issuing entity will use the net proceeds from the sale of the Series 20[    ]-[    ] Notes to acquire the exchange note from the depositor, [to purchase any interest rate protection agreement requiring up-front payments,] and to fund the initial deposit into the reserve account.

THE ISSUING ENTITY

The issuing entity is a statutory trust under the laws of the State of Delaware formed pursuant to a trust agreement between World Omni Auto Leasing LLC, a Delaware limited liability company, and [            ], as owner trustee. Before the sale and assignment of the trust assets to the issuing entity, the issuing entity will have no assets, obligations or operating history. The issuing entity will not engage in any business other than:

•	acquiring, holding and managing the exchange note, the other trust assets and any proceeds from the exchange note and other trust assets;

•	issuing and making payments on the notes and certificates;

•	assigning and pledging the property of the issuing entity to the indenture trustee;

•	[entering into the interest rate protection agreement and paying or receiving the monthly swap payment amount and swap termination payments pursuant to the interest rate protection agreement]; and

•	performing its obligations under the transaction documents and engaging in other activities to accomplish the above.

The requirements that apply to an amendment of the trust agreement are described in the prospectus under “The Transaction Documents—Amendments.” The issuing entity’s initial equity capitalization is expected to be approximately $[            ], which is the expected aggregate starting principal balance of the exchange note as of the cutoff date less the aggregate original principal amount of the Series 20[    ]-[    ] Notes as of the closing date, plus the amounts on deposit in the reserve account, if any. The certificates represent the equity or residual interest in the issuing entity and are not being offered by this prospectus supplement and accompanying prospectus.

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the issuing entity as of [            ], the cut-off date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-1 Notes	$
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Series 20[ ]-[ ] Overcollateralization
Total Trust Capitalization	$

Exchange Note Overcollateralization
Total Transaction Capitalization	$

No expenses will be incurred in connection with the selection and acquisition of the exchange note or the lease assets from the offering proceeds.

The issuing entity’s fiscal year ends on December 31.

The Trust Property

The primary assets of the issuing entity will include the following:

•	an exchange note issued by the titling trust secured by the units in the related reference pool;

•	amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the issuing entity by a trustee;

•	any credit enhancement, including any interest rate protection agreement, provided for the benefit of holders of the securities of the issuing entity;

•	rights under certain transaction documents;

•	any and all proceeds of the foregoing.

THE TRUSTEES

The Owner Trustee

[            ] is the owner trustee under the trust agreement. [            ] will also act as the initial certificate registrar under the [trust agreement] and for purposes of other transaction documents. [            ] is a Delaware banking corporation [and an affiliate of [            ], a [            ] corporation, which provides support services on its behalf in this transaction]. The principal offices of [            ] are located at [            ].

[            ] has acted as owner trustee on numerous asset-backed securities transactions [(with [            ] providing administrative support)], including acting as owner trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ from this transaction, [            ], [and [            ] on its behalf,] [is/are] experienced in administering transactions of this kind.

The owner trustee’s liability in connection with the issuance and sale of the Series 20[    ]-[    ] Notes is limited solely to the express obligations of the owner trustee described in the trust documents.

The Indenture Trustee, Note Registrar and Paying Agent

[            ] will be the indenture trustee under the indenture. [            ] will also act as the initial note registrar and paying agent under the indenture and for purposes of other transaction documents. [            ] is a [            ] banking corporation and its corporate trust office is located at [            ].

[            ] has served and is currently serving as indenture trustee for securitization transactions [involving pools of automobile leases.]

The indenture trustee’s liability in connection with the issuance and sale of the Series 20[    ]-[    ] Notes is limited solely to the express obligations of the indenture trustee described in the trust documents.

The Titling Trustee

VT Inc. is the titling trustee of the titling trust. VT Inc. is an Alabama corporation and a wholly owned, special purpose subsidiary of U.S. Bank National Association that was organized in 1993 solely for the purpose of acting as titling trustee.

Titling Trust Asset

U.S. Bank National Association, as titling trust agent, serves as agent for the titling trustee to perform specified administrative functions.

The Delaware Trustee

U.S. Bank Trust National Association, a national banking association, is the Delaware trustee of the titling trust.

You can find more information about the titling trust immediately below and in the accompanying prospectus under the heading “The Titling Trust.”

THE TITLING TRUST

World Omni LT, a statutory trust under the laws of the State of Delaware, is the titling trust. The titling trust is governed by a second amended and restated trust agreement, dated as of [                    ], 2008 (the “trust agreement”), and by a third amended and restated collateral agency agreement dated as of [                    ], 2008 (the “collateral agency agreement”), as amended and as supplemented from time to time by a supplement to that agreement which relates to the exchange note (the “exchange note supplement”). In this prospectus, for convenience, we refer to the trust agreement of the titling trust, collateral agency agreement and the supplement to that agreement relating to the exchange note together as the “basic documents”.

THE SERVICER AND SPONSOR

World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States.

World Omni Financial Corp. provides installment contract and lease contract financing to retail customers of Toyota automotive dealers within the Five-State Area. World Omni Financial Corp. services automobile and light-duty truck leases for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to a limited number of automotive dealers outside the Five-State Area.

Southeast Toyota Distributors, LLC, which is a wholly owned subsidiary of JMFE, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2009, with Toyota Motor Sales, USA, Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the “Southeast Toyota Finance” name since 1996.

As of [March 31, 2008,] December 31, 2007, December 31, 2006, December 31, 2005, December 31, 2004 and December 31, 2003, World Omni Financial Corp. and its affiliates’ originated portfolio had [            ], [            ], [            ], [            ], [            ], [            ] and [            ] leases outstanding, respectively. The aggregate principal balances of leases at the above dates were approximately $[            ], $[            ], $[            ], $[            ], $[            ], and $[            ], respectively. World Omni Financial Corp. services leases for its own account and also services leases, loans and other automobile-related receivables for the account of third parties.

In addition to its role as servicer, World Omni Financial Corp. is the sponsor of, and has participated in the structuring of, the securitization transaction contemplated by this prospectus supplement. World Omni Financial Corp. is responsible for causing the titling trust to acquire the leases described in this prospectus supplement and World Omni Financial Corp. is responsible for servicing those leases as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public lease securitization transaction in [            ] involved approximately $[            ] million of lease contracts. From 1992 through [            ], World Omni Financial Corp. securitized an aggregate of approximately $[    ] billion of lease receivables in public securitization transactions. World Omni Financial Corp. has also sponsored more than [    ] public securitizations of retail installment contract and dealer floorplan receivables. [World Omni Financial Corp.’s most recently completed public [lease] [retail] securitization transaction in [            ] involved approximately [            ] million of [leases] [retail installment contracts]. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting leases are described further under “The Transaction Documents” and under “Origination and Servicing Procedures—Origination” and “Underwriting Standards” in the accompanying prospectus. No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

THE EXCHANGE NOTE

General

The exchange note will be issued by the titling trust under the exchange note supplement. To provide for the servicing of the units in the related reference pool, the titling trust, World Omni Financial Corp., as servicer and AL Holding Corp., as collateral agent, will enter into a supplement (the “servicing supplement”) to the fourth amended and restated servicing agreement dated as of [            ], 2008 (the “basic servicing agreement,” and together with the servicing supplement, the “servicing agreement”).

The exchange note will be secured by certain units allocated to the related reference pool, which units are pledged by the titling trust to the collateral agent under the third amended and restated pledge and security agreement dated as of [            ], 2008 (the “pledge and security agreement”) to secure the exchange note and include the following:

•	amounts in the trust collection account for the related reference pool, received in respect of the leases or the sale of the leased vehicles after the cutoff date;

•

certain monies due under or payable in respect of the units after the cutoff date, including the right to receive payments made to World Omni Financial Corp., the depositor, the titling trust, the titling trustee or the servicer under any insurance policy relating to the units or the related lessees;

•	the right to receive the proceeds of any dealer repurchase obligations relating to the units;

•	all other assets of the titling trust related to the units; and

•

all proceeds of the foregoing, except that actual sales proceeds will not constitute part of the exchange note security. See “Origination and Servicing Procedures—Like-Kind Exchange” in the accompanying prospectus.

The principal balance of the exchange note will be less than the aggregate Securitization Value and will be equal to [  ]% of the aggregate Securitization Value (the “Adjusted Securitization Value”). The difference between the principal balance of the exchange note and the aggregate Securitization Value serves as overcollateralization for the exchange note.

The final scheduled maturity date of the exchange note will be [            ]. The exchange note will bear interest at a rate equal to the [Class B interest rate].

None of the issuing entity, the noteholders and the certificateholder will have an interest in the warehouse facility pool of the closed–end collateral specified interest, any other reference pool or any assets of the titling trust evidenced by the closed–end collateral specified interest certificate or any other exchange note, except for shared amounts. To the extent certain defaults have occurred with respect to other exchange notes related to other reference pools or the warehouse facility pool, the servicer will deposit into the lease funding account any available amounts up to the aggregate outstanding amount of principal and other amounts due and payable with respect to such other exchange notes and their related reference pools, the warehouse facility pool and certain other secured obligations in accordance with the priority of payments for the exchange note, as described in “Description of the Transaction Documents—Distributions on the Exchange Note” in this prospectus supplement.

On the Closing Date, the titling trust will issue the exchange note to or upon the order of Auto Lease Finance LLC, as initial beneficiary. For more information regarding the titling trust, the initial beneficiary and the titling trustee, you should refer to “The Titling Trust” in the accompanying prospectus.

Transfers of the Exchange Note

Upon issuance by World Omni LT to Auto Lease Finance LLC, the initial beneficiary, the exchange note will be sold by the initial beneficiary to the depositor and then transferred by the depositor to the issuing entity.

Sale of the exchange note by Auto Lease Finance LLC to the depositor will be made pursuant to an exchange note sale agreement, to be dated as of the closing date (the “exchange note sale agreement”). Auto Lease Finance LLC will covenant to treat the conveyance of the exchange note to the depositor as an absolute sale, transfer and assignment for all purposes.

Immediately after the transfer of the exchange note to the depositor, the depositor will:

•

sell, transfer and assign to the issuing entity, without recourse, all of its right, title and interest in and to the exchange note under the exchange note transfer agreement, to be dated as of the closing date (the “trust exchange note transfer agreement”); and

•	deliver the exchange note to the issuing entity.

In exchange, the issuing entity will transfer to the depositor the Series 20[    ]-[    ] Notes and the certificate.

Immediately following the transfer of the exchange note to the issuing entity, the issuing entity will pledge its interest in the issuing entity’s estate, which includes the exchange note [and the interest rate protection agreement], to the indenture trustee as security for the Series 20[    ]-[    ] Notes.

THE LEASES

The leases allocated to the reference pool consist of closed–end retail leases for new Toyota motor vehicles.

Characteristics of the Leases

The securitized portfolio information presented in this prospectus supplement is stated as of the cutoff date and is calculated based on the Securitization Value. As of the cutoff date, the units allocated to the reference pool had an aggregate initial Securitization Value of approximately $[    ]. For more information regarding how the Securitization Value for each unit is calculated, you should refer to “The Leases – Calculation of the Securitization Value” in this prospectus supplement.

Eligibility Criteria and Portfolio Characteristics. The leases and related leased vehicles were selected randomly from a pool of eligible leases in the titling trust’s portfolio of leases and leased vehicles that all met several criteria. The eligibility criteria for the leases include, among others, as of the cutoff date, that each lease:

•	relates to a new Toyota automobile or light-duty truck, of a model year of [ ] or later;

•	is written with respect to a leased vehicle that was at the time of the origination of the related lease a new vehicle or dealer demonstration vehicle driven fewer than 6,000 miles;

•

was originated in the Five-State Area by a dealer (a) for a lessee with a United States address, (b) in the ordinary course of such dealer’s business, and (c) pursuant to a dealer agreement that provides for recourse to the dealer in the event of certain defects in the lease, but not for default by the lessee;

•	has a remaining term to maturity as of the cutoff date of less than [ ] months and had an original lease term greater than or equal to [ ] months and less than or equal to [ ] months;

•	[was originated on or after [ ];]

•

provides for level payments that fully amortize the Adjusted Capitalized Cost of the lease at a contractual annual percentage rate (the “Lease Rate”) to the related Contract Residual over the lease term and, in the event of a lessee initiated early termination, provides for payment of an early termination charge, as calculated and described in “The Leases and the Leased Vehicles-Early Termination and Repossession” in the accompanying prospectus;

•	is not more than 30 days past due as of the Cutoff Date and is not a defaulted lease;

•

is owned, and the related leased vehicle is owned, by the titling trust, free of all liens (including tax liens, mechanics’ liens, and other liens other than any lien of the collateral agent or any lien on the certificate of title that arise by operation of law), other than any lien upon a certificate of title of any leased vehicle deemed necessary and useful by the servicer solely to provide for delivery of title documentation to the titling trustee (an “Administrative Lien”);

•

was originated in compliance with, and complies in all material respect with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the Board of Governors of the Federal Reserve, all state leasing and consumer protection laws and all state and federal usury laws;

•

is the valid, legal, and binding full–recourse payment obligation of the related lessee, enforceable against such lessee in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (b) general principles of equity;

•	was originated in compliance with customary servicing practices;

•	is payable solely in U.S. dollars;

•	relates to a unit that had a securitization value as of the cutoff date no greater than $[ ];

•

has as its lessee a person located in any state within the United States or the District of Columbia who is not (a) World Omni Financial Corp. or any of its affiliates, or (b) the United States of America or any state or local government or any agency or potential subdivision thereof.

The “Adjusted Capitalized Cost” for each lease is the difference between (i) the sum of (a) the value of the vehicle agreed upon between the dealer and the lessee, plus (b) the cost of any items that the lessee pays over the lease term, such as taxes, fees, service contracts and insurance, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the lessee.

FICO Scores. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant. Additionally, FICO scores are based on independent third party information, the accuracy of which cannot be verified. FICO scores should not necessarily be relied upon as a meaningful predictor of the performance of the leases.

General Portfolio Characteristics of the Units. The units have the following characteristics as of the cutoff date:

Original Pool Characteristics as of Cutoff Date

Lease Securitization	[	]
Cutoff Date	[ ,	]
Number of Leases
Securitization Value
Average
Minimum
Maximum
Base Residual
Average
Minimum
Maximum
Original Term (Months)
Weighted Average (1)
Minimum
Maximum
Remaining Term (Months)
Weighted Average (1)
Minimum
Maximum
Seasoning (Months) (2)
Weighted Average (1)
Minimum
Maximum
FICO® Score (1) (3) (4)
Weighted Average (1) (4)
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(5)
Base Residual as a % of Securitization Value
Base Residual as a % of lesser of MRM and MSRP

(1)	Weighted average by Securitization Value.
(2)	Seasoning refers to the number of months elapsed since origination of the leases.
(3)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(4)	The Weighted Average FICO® Score is calculated excluding accounts for which no FICO score is available.
(5)

Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed [    ] and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below [    ]. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.

Calculation of the Securitization Value

Under the Servicing Agreement, the servicer will calculate a “Securitization Value” for each unit in the related reference pool equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its maturity date:	the sum of the present values, calculated using a discount rate equal to the Securitization Rate, of (a) the aggregate monthly payments remaining on the lease (including monthly payments due but not yet paid) and (b) the Base Residual Value of the related leased vehicle and

as of its maturity date:	the Base Residual Value of the related leased vehicle.

The Securitization Value of a terminated unit is equal to zero.

The Securitization Value will, at any given time during the term of the lease, represent the principal amount of notes and overcollateralization that can be amortized by the sum of the monthly payments due in respect of the leased vehicle over the remaining lease term, and the Base Residual Value of the leased vehicle, in each case discounted at an annualized rate equal to the Securitization Rate.

A “terminated lease” is a lease and related leased vehicle allocated to the reference pool for which any of the following has occurred during a collection period:

•

the related leased vehicle was sold or otherwise disposed of by the servicer following (i) the related lease becoming a defaulted lease or (ii) the scheduled or early termination (including an early termination by the lessee) of the related lease;

•	the related lease terminated or expired more than 90 days prior to the end of that collection period and the related leased vehicle was not sold; or

•

the servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the servicer following a casualty or other loss with respect to the related leased vehicle; or

•	the related leased vehicle was purchased by a customer or dealer.

A “defaulted lease” means a lease for which any of the following has occurred during a collection period:

•	any payment or part thereof in excess of $40.00 is past due 120 or more days;

•	the related vehicle has been repossessed but the lease has not been charged off; or

•	the lease has been charged off in accordance with the servicer’s customary servicing practices.

Determination of Residual Values

The value of the Class A Notes being offered under this prospectus supplement is based on the aggregate Securitization Value allocated to the reference pool. The Securitization Value is the sum of the present value of the remaining monthly payments payable under the lease and the present value of the Base Residual Value of the leased vehicle, calculated using a discount rate equal to the Securitization Rate.

The MSRP Residual Value and the MRM Residual Value are residual values produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. The MSRP Residual Value is the residual value established by ALG based on the Manufacturers Suggested Retail Price (“MSRP”) without making a distinction between value adding options and non–value adding options. The MRM Residual Value is based on the “Maximum Residualized MSRP”, which consists of the MSRP of the typically equipped vehicle and value adding options giving only partial credit or no credit for those options that ALG understands add little or no value to the resale price of the vehicle. This has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. ALG established the MSRP Residual Values and the MRM Residual Values of the leased vehicles included in the reference pool at the time of origination of the lease, and on [     ] as a “mark-to-market” value.

The Contract Residual Value is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by World Omni Financial Corp. at the time of origination of the lease (as it may be subsequently revised in connection with an extension of a lease in accordance with customary servicing practices).

The Contract Residual Value is the amount used to calculate the base monthly lease payments under the lease, assuming that the lease amortizes like a loan. If we assume that the original adjusted capitalized cost of the lease is the initial principal amount of the loan, that the lease rate is the interest rate, that the lease term is the term of the loan and that all monthly payments are timely made, the Contract Residual Value is the amount to which the outstanding balance would decline at the scheduled expiration of the lease term.

In establishing the Contract Residual Values of leased vehicles, World Omni Financial Corp. uses residual value estimates produced by ALG. In connection with vehicle marketing programs supported by World Omni Financial Corp.’s affiliate Southeast Toyota Distributors, LLC, World Omni Financial Corp. will occasionally permit, as a special promotion, dealers to increase the contract residual that would otherwise apply to a lease by either adding a small number of percentage points to the residual value percentage or permitting dealers to add a fixed dollar amount to the contract residual. The difference between the Contract Residual Value specified in a lease and the ALG residual value at origination represents marketing incentives offered to customers. In exchange for increasing the residual value, Southeast Toyota Distributors LLC pays World Omni Financial Corp. which pays World Omni LT, in the month following the origination of a lease, an amount determined by World Omni Financial Corp. to be adequate compensation for the increased residual risk. The compensation paid will generally not be available to make payments on the exchange note or the Series 200[    ]-[    ] Notes. When a vehicle is sold after being returned by the lessee at the end of the related lease, World Omni Financial Corp. will experience a residual loss if the net sales proceeds of the vehicle are less than the Contract Residual Value.

The estimated future value of a leased vehicle is a major component of the leasing business. World Omni Financial Corp. believes that this difference between the Contract Residual Value and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, World Omni Financial Corp. believes that return rates may decline as the difference between the Contract Residual Value and actual value declines.

As it specifically pertains to the offering of the Series 20[    ]-[    ] Notes, the residual loss at lease termination in respect of a leased vehicle will be determined by the excess, if any, of the Base Residual Value of the leased vehicle, over its actual value at maturity.

For more information regarding the determination of residual values, you should refer to “The Leases and Leased Vehicles—Origination Procedures—Determination of Residual Values” in the accompanying prospectus.

The following tables show the distribution of the units by geographic location, lease maturity, original term, remaining term and vehicle model. The data set forth in the table below entitled “Distribution of the Leases and Leased Vehicles by Geographic Location at Origination as of the Cutoff Date” relate to the state in which the originating dealer is located. Percentages may not add up to 100% due to rounding.

Distribution of the Leases and Leased Vehicles by Geographic Location at Origination as of the Cutoff Date

As of the cutoff date, the composition of the units by geographic location at origination was as follows:

State	Number of Leases		Percentage of Total Number of Leases(1)	Securitization Value(2)			Percentage of Securitization Value(1)

F1orida	[ ]		[ ]%		$[ ]		[ ]%

North Carolina	[ ]		[ ]%		$[ ]		[ ]%

Georgia	[ ]		[ ]%		$[ ]		[ ]%

Alabama	[ ]		[ ]%		$[ ]		[ ]%

South Carolina	[ ]		[ ]%		$[ ]		[ ]%

All other states	[ ]		[ ]%		$[ ]		[ ]%

Total	[	]	100%	$	[	]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the Securitization Rate.

Distribution of the Leases by Scheduled Year and Quarter of Maturity as of the Cutoff Date

As of the cutoff date, the composition of the leases by quarterly maturity was as follows:

Year and Quarter of Maturity	Number of Leases		Percentage of Total Number of Leases(1)	Securitization Value(2)			Percentage of Securitization Value(1)

20[ ]Q1	[ ]		[ ]%		$[ ]		[ ]%

20[ ]Q2	[ ]		[ ]%		$[ ]		[ ]%

20[ ]Q3	[ ]		[ ]%		$[ ]		[ ]%

20[ ]Q4	[ ]		[ ]%		$[ ]		[ ]%

Total	[	]	100%	$	[	]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the Securitization Rate.

Distribution of the Leased Vehicles by Toyota Model as of the Cutoff Date

As of the cutoff date, the composition of the leased vehicles by Toyota model was as follows:

Toyota Vehicle Model	Number of Leases		Percentage of Total Number of Leases(1)		Securitization Value(2)			Percentage of Securitization Value(1)
Camry	[	]	[	]%	$	[	]	[	]%
Tundra	[	]	[	]%	$	[	]	[	]%
Corolla	[	]	[	]%	$	[	]	[	]%
[ ]	[	]	[	]%	$	[	]	[	]%
[ ]	[	]	[	]%	$	[	]	[	]%
All Other Toyota Vehicle Models	[	]	[	]%	$	[	]	[	]%
Total	[	]	100%		$	[	]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the Securitization Rate.

Distribution of the Leases by Original Term to Maturity

The distribution of the leases as of the cutoff date by original term to maturity was as follows:

Original Term	Number of Leases		Percentage Number of Leases(1)		Securitization Value (2)			Percentage of Securitization Value(1)
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
Total	[	]	100%		$	[	]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the Securitization Rate.

Distribution of the Leases by Remaining Term to Maturity

The distribution of the leases as of the cutoff date by remaining term to maturity was as follows:

Remaining Term	Number of Leases		Percentage Number of Leases(1)		Securitization Value (2)			Percentage of Securitization Value(1)
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%
	[	]	[	]%	$	[	]	[	]%

Total	[	]	100%		$	[	]	100%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the Securitization Rate.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Set forth below is information concerning World Omni Financial Corp.’s experience with respect to its entire portfolio of new Toyota closed–end leases, which includes leases owned by the titling trust. The dollar amount of the leases outstanding reflects World Omni Financial Corp.’s book value.

For credit loss terminations, World Omni Financial Corp. charges off the account balance of a lease upon the related vehicle’s sale date or at the time the account balance is deemed uncollectible under customary servicing practices.

Gains or losses associated with the sale of off-lease inventory also are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.

The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond World Omni Financial Corp.’s control. There is no assurance that World Omni Financial Corp.’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Lease Delinquency Experience

(Dollars in Thousands)

	As of and for the months ended [ ], [ ]		As of and for the 12 months ended
	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Dollar Amount of Lease Contracts Outstanding(1)	$		$		$		$		$		$
Number of Lease Contracts Outstanding

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Delinquent Lease Contracts(1)
31-60 Days
61-90 Days
91 Days or More
Total 31 days or more(3)

	$	%	$	%	$	%	$	%	$	%	$	%
Dollar Amount of Delinquent Lease Contracts(1)
31-60 Days
61-90 Days
91 Days or More
Total 31 days or more(3)

(1)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the lease rate.
(2)	World Omni Financial Corp. considers a payment to be past due or delinquent when a lessee owes more than $40 of the scheduled monthly payment after the related due date.
(3)	Balances and percentages may not add to total due to rounding.

Net Credit Loss and Repossession Experience

(Dollars in Thousands)

	At or For the [ ] Months Ended [ ],		At or For the Twelve Months Ended [ ],
	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Dollar Amount of Lease Contracts Outstanding(1)	$		$		$		$		$		$
Dollar Amount of Average Lease Contracts Outstanding(1)(2)	$		$		$		$		$		$
Number of Lease Contracts Outstanding
Average Number of Lease Contracts Outstanding(2)
Repossessions:
Number of Repossessions
Number of Repossessions as a Percentage of the Average Number of Lease Contracts Outstanding(3)		%		%		%		%		%		%
Charge-offs(4)	$		$		$		$		$		$
Recoveries(5)	$		$		$		$		$		$
Net Losses	$		$		$		$		$		$
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding(3)(4)		%		%		%		%		%		%

(1)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the lease rate.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(3)	Data for the months ended [ ] have been annualized.
(4)	Charge–offs generally represent the total aggregate net outstanding balance of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related lease vehicles, other than recoveries described in Note (5).
(5)	Recoveries generally include the net amount received with respect to lease contracts previously charged off.

Residual Value Loss Experience. Set forth below is information concerning residual value loss experience and return rates for new Toyota vehicles at termination. The residual value loss rates are indicated as the difference between the ALG residual value at origination and the actual amounts received for the off-lease vehicles. See “The Leases—Determination of Residual Values” in this prospectus supplement.

Residual Value Loss Experience

(Dollars in Thousands)

	For the [ ] Months Ended [ ],		For the Twelve Months Ended [ ],
	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Total Number of Vehicles Scheduled to Terminate
Number of Vehicles Returned to World Omni Financial Corp.(1)
Vehicles Returned to World Omni Financial Corp. Ratio		%		%		%		%		%
Total ALG Residual on Vehicles Scheduled to Terminate(2)	$		$		$		$		$		$
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to World Omni Financial Corp.(3)	$		$		$		$		$		$
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to World Omni Financial Corp.	$		$		$		$		$		$
Total ALG Residual on Vehicles Returned to World Omni Financial Corp.	$		$		$		$		$		$
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to World Omni Financial Corp. as a Percentage of ALG Residuals of Returned Vehicles Sold by World Omni Financial Corp.		%		%		%		%		%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to World Omni Financial Corp. as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate		%		%		%		%		%
Average Stated Residual Value Percentage of lesser of MRM or MSRP		%		%		%		%		%		%
Average ALG Residual Percentage of lesser of MRM or MSRP		%		%		%		%		%		%
Percentage Difference		%		%		%		%		%		%

(1)	Excludes repossessions and vehicles in inventory. Includes lessee initiated early terminations and vehicles purchased by lessees or other parties for less than World Omni Financial Corp.’s stated residual value.
(2)	ALG residual is calculated as the ALG residual percentage multiplied by the lesser of MSRP or the MRM at the time of origination of the lease.
(3)	Gain/(loss) calculated as the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus the lesser of the MSRP or the MRM Residual Value at the time of origination of the lease.

STATIC POOL INFORMATION

Appendix A to this prospectus supplement sets forth in tabular format static pool information of all leases for new Toyota vehicles acquired by World Omni Financial Corp. from dealers in the Five-State Area and included in World Omni Financial Corp.’s managed lease portfolio by vintage origination year. All of the information other than that presented with respect to origination years prior to January 2006 is incorporated by reference into, and deemed to be part of, this prospectus supplement, the prospectus and the registration statement to which this prospectus supplement relates.

The characteristics of leases included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the leases in this transaction and the social, economic and other conditions existing at the time when the leases in this transaction were originated and those that will exist in the future when the leases in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this lease securitization transaction.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

The following information is provided solely to illustrate the effect of prepayments of the units on the unpaid principal amounts of the Series 20[    ]-[    ] Notes and the weighted average life of the Series 20[    ]-[    ] Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption, which we refer to in this prospectus supplement as the “100% Prepayment Assumption,” assumes that the original principal balance of the leases will prepay as follows:

•	In month one, prepayments will occur at [ ]% ABS and increase by [ ]% ABS each month until reaching [ ]% ABS in the [ ] month of the life of the lease.

•	In month [ ] through [ ], prepayments remain at [ ]%.

•	In month [ ], prepayments decrease to [ ]% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the 100% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	all monthly payments are timely received and no lease is ever delinquent;

•	each fiscal month of World Omni Financial Corp. is equivalent to a calendar month;

•	no repurchase payment is required to be made by Auto Lease Finance LLC in respect of any lease included in the reference pool;

•	there are no losses in respect of the leases;

•	payments on the Series 20[ ]-[ ] Notes are made on the [ th] day of each month, whether or not that day is a business day;

•	[there are no termination payments due to the issuing entity or to the swap counterparty as a result of the termination of the interest rate protection agreement];

•	the servicing fee is 1.00% per annum and the administration fee is [ ]% per annum;

•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	the reserve account is [initially] funded with an amount equal to $[ ];

•	the aggregate Securitization Value as of the cutoff date is $[ ], based on the Securitization Rate; and

•	the closing date (the “closing date”) is assumed to be [ ].

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the Series 20[    ]-[    ] Notes may be made earlier or later than as set forth in

the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years)(1)

Weighted Average Life to Optional Call (years)(1)

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-2 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years)(1)

Weighted Average Life to Optional Call (years)(1)

(1)	The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-3 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years)(1)

Weighted Average Life to Optional Call (years)(1)

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

Percentage of Class A-4 Note Balance Outstanding to Optional Call

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years)(1)

Weighted Average Life to Optional Call (years)(1)

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

[Percentage of Class B Note Balance Outstanding to Optional Call]

	Prepayment Assumption
Payment Date	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%

Weighted Average Life to Maturity (years)(1)

Weighted Average Life to Optional Call (years)(1)

(1)	The weighted average life of the Class B Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

NOTE FACTORS AND OTHER INFORMATION

The note factor with respect to any class of Series 20[    ]-[    ] Notes is a seven digit decimal which the servicer will compute each month indicating the outstanding principal amount of that class of Series 20[    ]-[    ] Notes as a fraction of the original principal amount of that class of Series 20[    ]-[    ] Notes. The note factor will be 1.0000000 as of the closing date; thereafter, the note factor will decline to reflect reductions in the principal amount of the applicable class of Series 20[    ]-[    ] Notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes outstanding is the product of (1) the original denomination of your note and (2) the note factor.

Under the indenture, DTC will receive monthly reports concerning the payments received on the leases, the note factors and various other items of information. DTC will supply these reports to noteholders in accordance with its procedures. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Transaction Documents—Reports to Class A Noteholders” in this prospectus supplement.

DESCRIPTION OF THE NOTES

The Series 20[    ]-[    ] Notes will be issued under the terms of an indenture between the issuing entity and the indenture trustee, and the certificates will be issued under the terms of a trust agreement between World Omni Auto Leasing LLC and the owner trustee. We have filed forms of the indenture and the trust agreement as exhibits to the registration statement.

Payments of Interest

Interest on the principal amounts of the classes of the Series 20[    ]-[    ] Notes will accrue at the notes’ respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing [            ], 20[    ]. Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the last business day of the preceding month. Interest will accrue on the outstanding principal amount of the Series 20[    ]-[    ] Notes as of the previous payment date at the applicable interest rate during the related interest accrual period, which is from and including the previous payment date to, but excluding, the current payment date.

Interest on the Class A-1 Notes and the Class A-4 Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal balance of the related class of Series 20[ ]-[ ] Notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date [ ], assuming a closing date of [ ], 20[ ]) divided by 360.

Interest for a related period on each other class of the Series 20[    ]-[    ] Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which periods will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal balance of the related class of Series 20[ ]-[ ] Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, [ ], assuming a closing date of [ ], 20[ ]) divided by 360.

The indenture trustee will generally apply the Available Funds to make interest payments on the notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement.

[Payments of interest on the Class A Notes will be subordinate to Monthly Swap Payment Amounts and equal in priority to Senior Swap Termination Payment Amounts.] Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement, the Class A Notes will be entitled to receive certain payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default resulting from the failure to make a payment on the Series

20[    ]-[    ] Notes, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the notes until interest on the Class B Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full.

“Monthly Swap Payment Amount” means, with respect to any payment date, the amount, if any, payable by the trust under the interest rate protection agreement other than swap termination payment amounts.

“Senior Swap Termination Payment Amount” means, any Swap Termination Payment Amount other than a Subordinate Swap Termination Payment Amount.

“Subordinate Swap Termination Payment Amount” means, any Swap Termination Payment Amount resulting from a termination where the swap counterparty is the defaulting party or the sole affected party (as defined in the interest rate protection agreement) other than terminations arising from a tax event or illegality (as defined in the interest rate protection agreement).

“Swap Termination Payment Amount” means, any amount due to the swap counterparty from the issuing entity in respect of an early termination date of the interest rate protection agreement.

LIBOR

The interest rates for the floating rate Series 20[    ]-[    ] Notes and the floating rate payments received by the issuing entity on the related interest rate protection agreement will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR” will be, as calculated by the paying agent, the rate per annum of deposits having a one-month maturity that appears on the Reuters Screen LIBOR01 Page (or comparable replacement page) as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR business days prior to the closing date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on a period that corresponds to the actual number of days in the first interest period. If the rate does not appear on the Reuters Screen LIBOR01 or any other page that may replace that page on that service, then LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the indenture trustee as of the day and time specified above. If fewer than two quotations are provided by such banks, then LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in New York City selected by the indenture trustee as of 11:00 a.m. New York City time on the day specified above. If no such quotation can be obtained, the LIBOR will be One-Month LIBOR for the prior payment date. As used herein, “LIBOR business day” is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

Payments of Principal

The indenture trustee will remit principal payments to the noteholders on each payment date in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal balance of the Series 20[ ]-[ ] Notes as of the day immediately preceding that payment date over

•	the aggregate Securitization Value less the required overcollateralization amount for that payment date.

The indenture trustee generally will remit principal payments on the Series 20[    ]-[    ] Notes from Available Funds, if any, remaining after the payment of the administration fee [, Monthly Swap Payment Amounts, Senior Swap Termination Payment Amounts] and interest on the notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement.

We refer to the calendar month immediately preceding each payment date as a “collection period.” The collection period for the initial payment date shall be from, but excluding, the initial cutoff date to and including [            ], 20[    ]. A “business day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware and the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each payment date, the servicer shall determine the amount in the exchange note collection account for the calendar month preceding such payment date. On each payment date, from the amounts allocated to the holders of the Series 20[    ]-[    ] Notes to pay principal described in clauses (4), (6) and (8) in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities,” the issuing entity will pay principal of the Series 20[    ]-[    ] Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full; and

•	to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the Series 20[    ]-[    ] Notes to pay principal of the Series 20[    ]-[    ] Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until paid in full;

•	to the holders of the remaining Class A Notes pro rata based upon their respective unpaid principal balances until the remaining Class A Notes have been paid in full; and

•	to the holders of the Class B Notes until the Class B Notes are paid in full.

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in [ ];

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in [ ];

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in [ ];

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the payment date in [ ]; and

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in [ ].

The actual date on which the aggregate outstanding principal amount of any class of Series 20[    ]-[    ] Notes is paid in full may be earlier than the final scheduled payment date for that class.

Redemption Upon Optional Purchase

The servicer may, at its option, purchase the exchange note from the issuing entity on any payment date following the last day of any collection period during which the aggregate Securitization Value is [10]% or less of the aggregate initial Securitization Value at the time the exchange note was transferred to the issuing entity. The purchase price for the exchange note will, as calculated by the servicer, be at least equal to the aggregate of the unpaid principal balance of the Series 20[    ]-[    ] Notes plus accrued and unpaid interest as of such last day [plus all amounts owing to the swap counterparty under the interest rate protection agreement]. Exercise of this right of redemption of the exchange note will result in the redemption of the Series 20[    ]-[    ] Notes at a price equal to the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes plus accrued and unpaid interest to but excluding the date of redemption, as calculated by the paying agent. Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. In addition, the issuing entity will notify each rating agency listed under “Ratings” below upon redemption of the Series 20[    ]-[    ] Notes. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder’s note at the office or agency of the indenture trustee specified in the notice of termination.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of the basic documents and transaction documents, which consist of the exchange note supplement, exchange note sale agreement, the servicing agreement, the indenture, the trust agreement and the administration agreement. We have filed forms of the transaction documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final transaction documents related to your note with the SEC following the issuance of the Series 20[    ]-[    ] Notes. Because this is a summary of the transaction documents, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to all the provisions of such agreements.

On the closing date, the titling trust will issue the exchange note to the initial beneficiary pursuant to the procedures outlined in “The Exchange Note” in this prospectus supplement and “The Exchange Note” in the accompanying prospectus, and the depositor will purchase from Auto Lease Finance LLC under an exchange note sale agreement, without recourse, except as provided in the related exchange note sale agreement, Auto Lease Finance LLC’s entire interest in the exchange note. At the time of issuance of the Series 20[    ]-[    ] Notes, the depositor will sell and assign to the issuing entity, without recourse, except as provided in the related exchange note sale agreement, its entire interest in the exchange note. The owner trustee will, concurrently with such sale and assignment, execute, and the indenture trustee will authenticate and deliver to the depositor the Series 20[    ]-[    ] Notes and the certificates in exchange for the exchange note. Upon the execution of the trust transaction documents and the issuance of the Series 20[    ]-[    ] Notes as described in this paragraph, the indenture trustee will hold a first priority perfected security interest in the exchange note and all identifiable proceeds thereof. See “The Transaction Documents” in the accompanying prospectus for more detail.

Upon delivery to the depositor of the notes and certificates, the depositor will then sell the underwritten Class A Notes to the underwriters. We refer you to “Underwriting” in this prospectus supplement.

World Omni Financial Corp. will serve as the administrator under the administration agreement between the administrator and the issuing entity. As administrator, World Omni Financial Corp. will perform certain of the duties of the owner trustee and the issuing entity that are assigned to it under the administration agreement and will provide additional services as are prescribed under the terms of the other transaction documents. Significant duties of the administrator will be to monitor the performance of the issuing entity and to advise the owner trustee when action is necessary to comply with the respective duties and obligations of the issuing entity and the owner trustee under the transaction documents. Except as otherwise noted in the transaction documents, the administrator will not be obligated to make any payments to noteholders under any of the transaction documents.

In the exchange note sale agreement, Auto Lease Finance LLC will make certain representations and warranties, including that each lease complies with all requirements of law in all material respects. If any such representations and warranties prove to be incorrect with respect to any lease, the result has certain material adverse effects and the breach is not timely corrected or cured, Auto Lease Finance LLC will be required under the exchange note sale agreement to deposit an amount equal to the repurchase payment in respect of the lease into the exchange note collection account. See “The Leases and Leased Vehicles—Representations and Warranties Relating to the Units” in the accompanying prospectus.

Accounts

The servicer will establish and maintain an exchange note collection account in the name of the collateral agent on behalf of the exchange noteholder. Within two business days of receipt and identification of funds, the servicer will deposit collections into the exchange note collection account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni Financial Corp. need not deposit collections into the exchange note collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the payment date (whether or not such funds will be distributed to the exchange noteholder, retained in the exchange note collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

•	World Omni Financial Corp. remains the servicer under the servicing agreement;

•	no default by the servicer has occurred and is continuing; and

•	World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the Class A Notes.

The servicer will also establish and maintain a trust collection account, in the name of the indenture trustee on behalf of the noteholders, from which it will make all distributions with respect to the Series 20[    ]-[    ] Notes. Investment earnings on the trust collection account will remain in the trust account.

Advances

On each payment date, the servicer may deposit, but shall not have any obligation to deposit, into the exchange note collection account an advance of any shortfall in the amounts available to make the payments described in clauses (1) through (6) under “Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus supplement (an “advance”). In making advances, the servicer will assist in maintaining a regular flow of scheduled payments on the leases, rather than guaranteeing or insuring against losses. Accordingly, all advances will be reimbursable to the servicer, without interest, from collections on all the exchange note assets prior to any distributions on the exchange note.

Servicing Compensation

The servicing fee payable to the servicer with respect to a collection period will be 1/12 of 1.00% of the aggregate Securitization Value as of the first day of the related collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month.

The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the related payment date out of collections before any amounts are made available to make payments to the noteholders. The servicer may elect to defer all or a portion of the servicing fee with respect to a collection period as discussed in “The Transaction Documents—Servicing Compensation” in the accompanying prospectus.

Servicing of Defaulted Leases

The servicing agreement provides that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the servicing agreement, in servicing defaulted leases so as to maximize the issuing entity’s realization of defaulted leases. The servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the defaulted leases.

Distributions on the Exchange Note

Application of Collections on the Reference Pool

On each payment date, the administrative agent will, with respect to the reference pool, withdraw from the related exchange note collection account an aggregate amount equal to the shared amounts and exchange note collected amounts for that payment date and apply those amounts in accordance with the following priorities:

(1) to the servicer, the servicing fee for the related collection period to the extent that amount has not been paid from the collections in respect of that reference pool that have been retained by the servicer pursuant to the applicable servicing supplement;

(2) to the trust collection account, the applicable due and unpaid interest on the exchange note;

(3) to the trust collection account, (i) on any payment date other than a date on which that exchange note is redeemed pursuant to the provisions of the collateral agency agreement (an “exchange note redemption date”), a principal amount on the exchange note equal to the difference between the Adjusted Securitization Value and the outstanding principal balance of the exchange note, in each case as of the end of the prior collection period, or (ii) on an exchange note redemption date, an amount equal to the applicable amount specified in that exchange note supplement to be paid on the exchange note redemption date (the “exchange note redemption price”) (to the extent that amount has not been paid pursuant to another provision of the collateral agency agreement); provided, however, that after the occurrence and continuation of an exchange note default and acceleration of the principal of the exchange note, to the related exchange noteholder, to the extent necessary to reduce the outstanding principal balance of the related exchange note to zero and to pay all accrued and unpaid interest on such exchange note;

(4) to the trust collection account, an amount equal to the difference between the Available Funds and the amount required to be paid pursuant to clauses (1) through (9) in “—Allocations and Distributions on the Securities” on the related payment date (the “trust collection account shortfall amount”);

(5) to the lease funding account or other exchange note collection account maintained by the servicer, an amount equal to the aggregate outstanding amount of principal and other amounts due and payable with respect to any other exchange note, the warehouse facility or certain other secured obligations to the extent certain defaults have occurred with respect to any other exchange note, the warehouse facility or certain other secured obligations; and

(6) all remaining funds, to be applied at the direction of the initial beneficiary.

Application of Collections on the Liquidation or Sale of the Exchange Note Assets

The application of collections on the liquidation or sale of the exchange note assets is subject to any limitations set forth in the accompanying prospectus in “Origination and Servicing Procedures—Like Kind Exchange”.

The proceeds of any liquidation or sale of the exchange note assets after an exchange note default set forth in “Certain Provisions of the Titling Trust Documents and Related Agreements-Exchange Note Default” in the accompanying prospectus will be applied in accordance with the following priorities:

(1) to the collateral agent any amounts due with respect to such exchange note or the related reference pool under the servicing agreement or the exchange note supplement;

(2) to pay to the administrative agent any amounts due with respect to such exchange note or the related reference pool under the servicing agreement or the exchange note supplement; and

(3) to make the payments described in clauses (1) through (6) in the section titled “—Application of Collections on the Reference Pool” with respect to such reference pool.

The following chart shows how payments from total collections are made on each payment date.

Distributions on the Securities

Determination of Available Funds

The amount of funds available for distribution on a payment date will generally equal the Available Funds. “Available Funds” for a payment date and the related collection period will be an amount equal to the sum of the amounts deposited into the trust collection account pursuant to the section titled “—Distributions on the Exchange Note—Application of Collections on the Reference Pool” above, any amounts paid by the initial beneficiary under the exchange note sale agreement for breaches of representations or warranties; any amounts paid by the servicer in connection with post maturity term extensions and the amount, if any, paid by the swap counterparty under the interest rate protection agreement.

Allocations and Distributions on the Securities

On or before the business day immediately preceding each payment date, subject to the subordination provisions with respect to the Class B Notes described in this prospectus supplement, the servicer will instruct the indenture trustee to make the following allocations and distributions, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1) to the administrator, the administration fee;

(2) [to the swap counterparty, the Monthly Swap Payment Amount;]

(3) pro rata (a) to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount [and (b) to the swap counterparty, any Senior Swap Termination Payment Amounts];

(4) to the holders of the notes for distribution in respect of principal of the Series 20[    ]-[    ] Notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

[(5) to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;]

(6) to the holders of the notes for distribution in respect of principal of the Series 20[    ]-[    ] Notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(7) to the reserve account, the excess, if any, of the targeted reserve account balance over the amount then on deposit in the reserve account;

(8) to the holders of the notes for distribution in respect of principal of the Series 20[    ]-[    ] Notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Regular Principal Distributable Amount minus any amounts allocated under clauses (4) and (6) above;

(9) [to the swap counterparty, any Subordinate Swap Termination Payment Amounts and any other amounts owed by the issuing entity to the swap counterparty pursuant to the interest rate swaps]; and

(10) to the certificateholders, any remaining amounts.

In the event that the Available Funds for a payment date are not sufficient to make the full amount of the payments and deposits required pursuant to clauses (1) through (6) above on that payment date, the indenture trustee shall withdraw from the reserve account on that payment date an amount equal to that shortfall, to the extent of funds available therein, and pay or deposit that amount according to the priorities specified in clauses (1) through (6) above.

In the event that Series 20[    ]-[    ] Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order or priority:

(1) to the administrator, the administration fee;

(2) [to the swap counterparty, the Monthly Swap Payment Amount];

(3) pro rata (a) to the holders of the Class A Notes, the aggregate accrued and unpaid interest on each class of the Class A Notes and [(b) to the swap counterparty, any Senior Swap Termination Payment Amounts;]

(4) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(5) to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(6) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture other than as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of that class and then to the holders of the Class A-2 notes, Class A-3 notes and Class A-4 notes, pro rata, the aggregate outstanding principal amount of each class of Class A notes (other than Class A-1);

(7) to the holders of the Class B Notes, the outstanding amount of the Class B Notes;

(8) [to the swap counterparty, any Subordinate Swap Termination Payment Amounts;] and

(9) to the certificateholders, any remaining amounts.

If the outstanding principal amount of any class of Series 20[    ]-[    ] Notes remains greater than zero after application of clauses (1) through (7) above, the indenture trustee will apply funds from the reserve account in the same order of priority as described above to repay the outstanding principal amount of each class of Series 20[    ]-[    ] Notes in full.

Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from total Available Funds are made on each payment date.

Total Available Funds
Administration Fee
Monthly Swap Payment Amounts
Authorization Upon An Event of Default?
No
Yes
Class A Noteholders Interest Distributable Amount
R
aggregate accrued and unpaid interest on each Class
R
Senior Swap Termination Payment Amounts
A-1 interest
A-2 interest
A-3 interest
A-4 interest
A-1 interest
A-2 interest
A-3 interest
A-4 interest
Senior Swap Termination Payment Amounts
R
Noteholders' First Priority Principal Distributable Amount
A-1 principal
A-2 principal
A-3 principal
A-4 principal
R
B principal
Class B Noteholders Interest Distributable Amount
R
B interest
Noteholders' Second Priority Principal Distributable Amount
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B principal
Reserve Account, up to the Required Reserve Amount
Regular Principal Distributable Amount
Subordinate Swap Termination Payment Amounts
Certificateholders, the remainder of Available Funds (or it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholders)
Event of Default due to default in payment of interest or principal on notes?
No
Yes
aggregate accrued and unpaid interest on B Notes
B interest
aggregate Outstanding Amount of each A Class
A-1 principal
A-2 principal
A-3 principal
A-4 principal
R*
A-1 principal
aggregate Outstanding Amount of each A Class
A-2 principal
A-3 principal
A-4 principal
R
B interest
aggregate accrued and unpaid interest on B Notes
R
B principal
aggregate Outstanding Amount of the B Notes
Subordinate Swap Termination Payment Amounts
Certificateholders, remaining balance
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of the Prospectus Supplement for further description.
R represents amounts that may be withdrawn from the Reserve Account to cover any shortfalls thereon.
dotted lines connecting payments represent pro rata treatment
* provided that the Event of Default is a payment default

Payments to Noteholders

On each payment date:

•

all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such Class A Notes;

•	all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes; and

•	all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the Series 20[ ]-[ ] Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full; and

•	to the Class B Notes until they are paid in full.

In addition, on and after the final scheduled payment date for any class of Series 20[    ]-[    ] Notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of Series 20[    ]-[    ] Notes in full.

The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

•	to the holders of the Class A-1 Notes until paid in full;

•	to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full; and

•	to the holders of the Class B Notes until the Class B Notes are paid in full.

Fees and Expenses

The fees and expenses paid or payable from Collections or Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “–Priority of Payments”.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee (1)	Product of (a) one-twelfth and (b) 1.00% and (c) the aggregate Securitization Value of all units as of the beginning of that collection period, or in the case of the first payment date, at the cutoff date (2)	servicer	Payable prior to payment of interest and principal on the exchange note

Administration Fee	$[ ] as compensation for its services during the preceding collection period	administrator	Payable prior to payment of [net amounts due to the swap counterparty and] interest and principal on the Series 20[ ]-[ ] Notes

[Monthly Swap Payment Amount]	[Net amount due on each payment date from the issuing entity to the swap counterparty under the interest rate protection agreement for the related collection period]	[swap counterparty]	[Payable prior to payment of interest and principal on the Series 20[ ]-[ ] Notes]

[Swap termination payments]	[Market value of the interest rate protection agreement based on market quotations of the cost of entering into an interest rate protection agreement with the same terms and conditions that would have the effect of preserving the full payment obligations of the parties in accordance with the procedures set forth in the interest rate protection agreement]	[swap counterparty]	[Payable pari passu with payment of interest on the Series 20[ ]-[ ] Notes]

(1)	The fees and expenses of the indenture trustee, the owner trustee and the collateral agent will not be paid out on each payment date. Instead, such fees and expenses will be paid by World Omni Financial Corp. as the servicer, from the servicing fee, pursuant to the servicing agreement.
(2)	In the case of the initial collection period the servicing fee will be pro-rated to compensate for the length of the initial collection period not being one month.

Reserve Account

The reserve account will provide protection to the noteholders. The issuing entity will cause to be deposited into the reserve account cash or eligible investments in the amount of the required reserve account balance,

which is equal to [    ]% of the initial aggregate Securitization Value as of the initial cutoff date. The administrative agent will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the trust collection account.

The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. The servicer will instruct the indenture trustee to withdraw funds from the reserve account and apply those funds to make the payments in clauses (1) through (6) of the first paragraph under “—Distributions on the Securities—Allocations and Distributions on the Securities” above that are not covered by collections, and net amounts, if any, received by the issuing entity under the interest rate protection agreement. In addition, on the final scheduled payment date for any class of Series 20[    ]-[    ] Notes, if any principal amount remains outstanding, or, if the notes are accelerated as a result of a payment default, the indenture trustee will apply funds from the reserve account to repay such class or classes of Series 20[    ]-[    ] Notes in full.

On each payment date, the indenture trustee will deposit into the reserve account up to the targeted reserve account balance, Available Funds remaining after payment of the items specified in clauses (1) through (6) under —Distributions on the Securities—Allocations and Distributions on the Securities” above.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Series 20[    ]-[    ] Notes, the administrative agent will distribute any remaining funds in the reserve account to the certificateholder.

The reserve account is intended to enhance the likelihood of receipt by the Series 20[    ]-[    ] noteholders of the full amount of principal and interest due to each of them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the Series 20[    ]-[    ] Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate principal balance of the Series 20[    ]-[    ] Notes. The initial principal balance of the exchange note as of the cutoff date is expected to exceed the initial aggregate principal balance of the Series 20[    ]-[    ] Notes by [    ]% of the initial aggregate Securitization Value, or $[            ]. The overcollateralization exists at both the exchange note and Series 20[    ]-[    ] Note level. On the cutoff date $[            ] of the overcollateralization amount is overcollateralization on the exchange note, which is the difference between the aggregate Securitization Value and the principal balance of the exchange note. On the cutoff date $[            ] of the overcollateralization amount is overcollateralization on the Series 20[    ]-[    ] Notes, which is the difference between the outstanding principal balance of the exchange note and the outstanding principal balance of the Series 20[    ]-[    ] Notes.

Indenture

Events of Default

The following events will be events of default under the Indenture:

•

a default for five business days or more in the payment of interest on any Series 20[    ]-[    ] note when the same becomes due and payable; provided, however, that until the outstanding amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B note shall not by itself constitute an event of default;

•

a default in the payment of principal of a Series 20[    ]-[    ] note when the same becomes due and payable, to the extent funds are available therefor, or on the related final scheduled payment date or the redemption date;

•

a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture, or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of [60] days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the notes [of the controlling class] (excluding any Series 20[    ]-[    ] Notes owned by the issuing entity, the depositor, the servicer, the administrator or any of their respective affiliates); and

•

the occurrence of certain events (which, if involuntary, remain unstayed for more than [90] days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity; provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of less than 150 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The indenture requires the issuing entity to give written notice of any event of default, its status and what action the issuing entity is taking or proposes to take to the swap counterparty, indenture trustee and each rating agency. Noteholders holding at least a majority of the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes of the controlling class may in certain cases waive any past default or event of default, except a default in the payment of principal or interest or a default in respect of a covenant or provision which the indenture expressly states cannot be modified or amended without unanimous wavier or consent of all of the noteholders.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default, the indenture trustee or the holders of at least a majority of the outstanding principal amount of the Series 20[    ]-[    ] Notes of the controlling class may declare the principal of the notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable by a notice in writing to the issuing entity (and to the indenture trustee if given to the noteholders). This declaration may be rescinded by the holders of at least a majority of the aggregate outstanding principal amount of the Series 20[    ]-[    ] Notes of the controlling class before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

•

the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the event of default giving rise to that declaration had not occurred, (2) all reasonable amounts previously advanced by the indenture trustee and its reasonable costs and expenses [and (3) any amounts then due and payable by the issuing entity to the swap counterparty under the interest rate protection agreement]; and

•	all events of default—other than the nonpayment of principal of the Series 20[ ]-[ ] Notes that has become due solely due to that acceleration—have been cured or waived.

At any time prior to the declaration of the maturity of the Series 20[    ]-[    ] Notes, noteholders holding not less than a majority of the aggregate outstanding principal amount of the notes[, voting together as a single class][of the controlling class], may waive any event of default and its consequences by giving written notice to the issuing entity and the indenture trustee other than the following defaults:

•	the failure of the issuing entity to pay principal of or interest on the Series 20[ ]-[ ] Notes; and

•	any default related to any covenant or provision of the indenture that cannot be modified or amended without the consent of 100% of the noteholders.

If the Series 20[    ]-[    ] Notes have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the issuing entity property, or elect to maintain the issuing entity property and continue to apply proceeds from the issuing entity property as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the issuing entity property following an event of default unless:

•	the depositor elects to exercise the optional purchase and purchases the exchange note;

•	100% of the noteholders [and the swap counterparty] consent thereto;

•

the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Series 20[    ]-[    ] Notes and all amounts due by the issuing entity to the swap counterparty; or

•

there has been an event of default described in one of the first two bullet points under the caption “—Events of Default” and the indenture trustee determines that the issuing entity property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the Series 20[    ]-[    ] Notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of [the swap counterparty and] holders of 66 2/3% of the outstanding principal amount of the notes, voting together as a single class.

The indenture trustee may, but is not required to, obtain (at the expense of the issuing entity) and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the notes on an ongoing basis. Prior to selling the issuing entity property, the indenture trustee must obtain an opinion of counsel to the effect that sale will not cause the titling trust or an interest or portion thereof or the issuing entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

Reports to Class A Noteholders

On each payment date, the indenture trustee will receive and forward to DTC a statement prepared by the servicer as described in “Description of the Securities—Reports to Securityholders” in the prospectus. DTC will supply these reports to Class A noteholders in accordance with its procedures.

In addition to the information specified in “Description of the Securities—Reports to Securityholders” in the prospectus, the statement will set forth the following:

•	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related payment date;

•	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related payment date;

•	the Noteholders’ Regular Principal Distributable Amount for the related payment date;

•	the interest rate for each of the Series 20[ ]-[ ] Notes. for the related payment period;

•	the balance of the reserve account after giving effect to deposits and withdrawals to be made on that payment date;

•	the overcollateralization amount for the related payment date;

•	the administration fee for the related payment date;

•	the aggregate residual value gains/losses with respect to the reference pool for the collection period;

•	the aggregate Securitization Value and aggregate Base Residual Value of remaining units within the reference pool;

•	the number and Securitization Value of lease asset turn-ins with respect to the reference pool;

•	the number of units within the reference pool at the beginning and end of the collection period;

•	delinquency, repossession and loss information on the units within the reference pool for the related payment period;

•	the amount of any servicer advances made during the related payment period;

•	the Monthly Swap Payment Amount, the Senior Swap Termination Payment Amount, if any, and the Subordinate Swap Termination Payment Amount, if any;

•	the Available Funds for that payment date;

•	the Class A Noteholders’ Interest Distributable Amount;

•	the Class B Noteholders’ Interest Distributable Amount;

•	the principal amount due and payable on the exchange note for such payment date; and

•	the interest due and payable on the exchange note on that payment date.

Description of the Certificates

The certificates will represent fractional undivided interests in the issuing entity and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the issuing entity, will initially be held by the depositor, who may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

The owner trustee will be indemnified by the depositor, through the administrator, for any costs, expenses and disbursements that are imposed on the owner trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the owner trustee. However, the owner trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to perform certain express obligations in the trust documents, any inaccuracy in its express representations and warranties and its federal and state taxes.

The owner trustee may resign at any time by giving notice to the administrator and the administrator may remove the owner trustee at any time if the owner trustee is not able to legally act under the trust documents, has failed to resign after request of the administrator or if the owner trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the owner trustee, the administrator will appoint a successor owner trustee and will provide notice of the resignation or removal of the owner trustee and the acceptance of appointment by the successor owner trustee to the certificateholders, the noteholders, the indenture trustee, the swap counterparty and the rating agencies. Any successor owner trustee must at all times: (1) be an entity that satisfies the provisions of Section 3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authorities and (3) have (or have a parent which has) a long-term rating of at least “A” (or the equivalent) by each rating agency. Any costs associated with the removal of the owner trustee will be paid by the administrator.

Indenture Trustee

The issuing entity shall cause the administrator to agree to (i) pay to the indenture trustee from time to time such compensation as the issuing entity, the administrator and the indenture trustee shall from time to time agree in writing for services rendered by the indenture trustee, (ii) reimburse the indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee and (iii) indemnify the indenture trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the issuing entity or the performance of its duties as indenture trustee.

The indenture trustee shall not be indemnified by the administrator, the issuing entity, the depositor or the servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the Indenture and (iii) for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee may resign at any time by giving notice to the issuing entity and the swap counterparty. The noteholders holding at least a majority of the principal balance of notes may remove the indenture trustee without cause by so notifying the indenture trustee and the depositor, and following that removal may appoint a successor indenture trustee. The indenture trustee may be removed by the issuing entity at any time if the indenture trustee fails to comply with certain requirements set forth in the indenture, is adjudged bankrupt or insolvent, commences a voluntary case under any bankruptcy laws or is otherwise incapable of legally acting under the trust documents.

Upon the resignation or required removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity shall be required promptly to appoint a successor indenture trustee. Any successor indenture trustee must satisfy certain eligibility criteria, including having at all times a combined capital and surplus of at least $50,000,000, having time deposits rated at least A-1 by Standard & Poor’s and Prime-1 by Moody’s and satisfying the requirements of Section 310(a) of the Trust Indenture Act. Additionally, prior to the appointment of any successor indenture trustee, the rating agency condition must be satisfied with respect to such successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions of the indenture shall not become effective until acceptance of appointment by the successor indenture trustee pursuant to the indenture and payment of all fees and expenses owed to the outgoing indenture trustee. Notwithstanding the replacement of the indenture trustee pursuant to the indenture, the retiring indenture trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to the indenture.

Interest Rate Protection Agreement

[On the closing date, the issuing entity will enter into an “interest rate protection agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty with respect to the Class A-4 Notes to hedge its floating rate interest obligations with respect to the Class A-4 Notes. All terms of the interest rate protection agreement will be acceptable to each rating agency listed under “Summary of Terms—Ratings of the Class A Notes” above.

Under the interest rate protection agreement, the issuing entity will receive payments at a rate determined by reference to One-Month LIBOR, which is the basis for determining the amount of interest due on the Class A-4 Notes. Under the interest rate protection agreement, on each payment date, (1) the issuing entity will be obligated to pay the swap counterparty the applicable fixed interest rate set forth below on the basis of a 360-day year of twelve 30-day months on a notional amount equal to the outstanding principal balance of the Class A-4 Notes as of the preceding payment date or, in the case of the initial payment date, the original principal amount of the Class A-4 Notes on the closing date, and (2) the swap counterparty will be obligated to pay to the issuing entity a floating interest rate of One-Month LIBOR for the related payment date plus the applicable spread set forth below on a notional amount equal to the outstanding principal balance of the Class A-4 Notes as of the preceding payment date.

The fixed rate to be used in calculating the issuing entity’s payments under the interest rate swap agreement related to the Class A-4 Notes will be equal to [    ]% per annum. The spread to be used in calculating the swap counterparty’s payments under the interest rate swap protection agreement related to the Class A-4 Notes will be equal to [    ]%.

On each payment date, the amount the issuing entity will be obligated to pay will be netted against the amount payable by the swap counterparty under the interest rate protection agreement. Only the net amount will be payable by the issuing entity or the swap counterparty, as applicable.

The interest rate protection agreement provides for specified events of default and termination events. Events of default applicable to the issuing entity include, among others, the failure to make payments due under the interest rate protection agreement, the occurrence of certain bankruptcy-related events and a merger by the issuing entity without an assumption of its obligations under the interest rate protection agreement. In addition, termination events, including illegality, specified tax events, the acceleration of the notes after the occurrence of an event of default and an amendment to the transaction documents that is adverse to the swap counterparty is made without the swap counterparty’s consent, will apply to the issuing entity.

In the event that the swap counterparty’s long-term or short-term ratings cease to be at the levels required by S&P and Moody’s, the swap counterparty will be obligated to obtain a guaranty from or assign its rights and obligations under the interest rate protection agreement to another party reasonably acceptable to the issuing entity or post collateral to maintain the ratings of the notes. If the swap counterparty has not taken one of the actions specified above within the specified time, the issuing entity may terminate the interest rate protection agreement.

Upon the occurrence of any event of default or termination event specified in the interest rate protection agreement, the non-defaulting or non-affected party may elect to terminate the interest rate protection agreement. If the interest rate protection agreement is terminated due to an event of default or a termination event, a Senior Swap Termination Amount under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. Any Senior Swap Termination Amount will be paid pari passu with interest on the Class A Notes. The Senior Swap Termination Amount may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate protection agreement, in each case in accordance with the procedures set forth in the interest rate protection agreement. Any Senior Swap Termination Amount could if market rates or other conditions have changed materially, be substantial. If a replacement interest rate protection agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Senior Swap Termination Amount owed to the swap counterparty, under the interest rate protection agreement to the extent not previously paid.

The swap counterparty will have the right to consent to amendments under certain transaction documents, other than amendments that do not materially and adversely affect the interests of the swap counterparty.]

The Swap Counterparty

[            ] is a [                    ] that has, as of the date of this prospectus supplement, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “[            ]”, “[            ]” and “[            ]”, respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “[            ]”, “[            ]” and “[            ]”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of [            ] and may be subject to revision or withdrawal at any time by the rating agencies. [            ] will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of [            ], the parent company of the swap counterparty. Requests for such information should be directed to [            ], (xxx) xxx-xxxx or in writing at [                    ].

[                    ] has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph.

Interest Rate Protection Agreement Significance Percentage

Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with World Omni Financial Corp.’s general risk management procedures, the significance percentage of the interest rate protection agreement is less than 10%.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, Auto Lease Finance LLC, the collateral agent, the servicer, the titling trust, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, Auto Lease Finance LLC, the servicer, the titling trust, the indenture trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail leases.

The indenture trustee is not an affiliate of any of the depositor, Auto Lease Finance LLC, the servicer, the titling trust, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, Auto Lease Finance LLC, the sponsor, the titling trust, the owner trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail leases.

[            ], an underwriter for the Class A Notes, and [            ], the swap counterparty, are affiliates and engage in transactions with each other involving securitizations.

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of leases, retail installment sale contracts and loans.

FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a Class A note that holds the Class A note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading “Federal Income Tax Consequences,” and supersedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Class A Notes.

Characterization of the Class A Notes

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Class A Notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuing entity has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the leases or an equity interest in the issuing entity. The remainder of this discussion assumes that the Class A Notes are debt for federal income tax purposes. For a discussion of the treatment if the Class A Notes were not considered debt for federal income tax purposes, see “Federal Income Tax Consequences—Tax Consequences to Holders of the Securities—Possible Alternative Treatment of the Notes” in the accompanying prospectus.

Classification of the Issuing Entity

In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the issuing entity will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity when there is a single beneficial owner of the issuing entity or will be treated as a domestic partnership when there are two or more beneficial owners of the issuing entity.

Discount and Premium

For federal income tax reporting purposes, it is anticipated that the Class A Notes (other than the Class A-1 Notes) will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the leases will prepay at a 1.50% absolute prepayment model rate, and there will be no extensions of maturity for any leases. No representation is made that the leases will prepay at that rate or at any other rate.

The IRS has issued regulations under Sections 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Notes. Prospective purchasers of the Class A Notes are advised to consult with their tax advisors concerning the tax treatment of such Class A Notes.

Certain classes of the Class A Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder’s purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of Class A Notes.

Because the Class A-1 Notes have a maturity of less than one year from the date of issuance, special rules may apply. We refer you to “Federal Income Tax Consequences—Tax Consequences to Holders of the Notes—Interest Income on the Notes” in the prospectus.

Gain or Loss on Disposition

If you sell a Class A note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such Class A Notes. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the Class A Notes or accrued market discount previously reported as income, and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. When you sell a Class A note or receive a principal payment with respect to such a note, your gain will be treated as ordinary income to the extent of any accrued interest and accrued market discount not previously reported as income. Upon a partial principal payment, your gain is equal to the difference between the amount of the payment and the portion of your adjusted basis in the note (as described above) allocable to such payment (generally on a pro rata basis). All loss upon a sale and any gain in excess of accrued market discount will generally be a long-term capital gain or loss if you held the Class A note for more than one year.

Backup Withholding and Information Reporting

Payments of interest and principal, as well as payments of proceeds from the sale of Class A Notes, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code at a rate of 28.00% if you fail to furnish to the issuing entity certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

We will report to noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the notes.

[STATE AND LOCAL TAX CONSEQUENCES]

[A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. [TBD], special Florida counsel to the depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the issuing entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the issuing entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.]

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account and any other plan within the meaning of Section 4975 of the Internal Revenue Code (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, plans that are not subject to ERISA may be subject to comparable federal, state or local law restrictions similar to ERISA (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under Section 3(42) of ERISA and regulations issued by the United States Department of Labor (the “Regulations”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Regulations was applicable. An equity interest is defined under the Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the Class A Notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulations. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of Class A Notes for ERISA purposes could change if the issuing entity incurred losses.

However, without regard to whether the Class A Notes are treated as an equity interest for purposes of the Regulations, the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the servicer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. A statutory exemption under Section 408(b)(17) of ERISA and Section 4075(d)(20) of the Code is available for most transactions where the party in interest or disqualified person is not affiliated with the Benefit Plan sponsor or acting as a fiduciary to the Benefit Plan. In addition, certain class exemptions could offer broader relief for the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house” asset managers”; 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Class A note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either it is not acquiring the Class A note with the assets of any Benefit Plan or that its acquisition and holding of the Class A Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code or Similar Law.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, relating to the Class A Notes, dated [            ], 20[    ] among World Omni Financial Corp., the depositor, and [            ], as representatives of the underwriters, the depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
[ ]	$	$	$	$
[ ]	$	$	$	$
[ ]	$	$	$	$
[ ].	$	$	$	$
[ ].	$	$	$	$
[ ].	$	$	$	$

Total	$	$	$	$

The depositor has been advised by the underwriters that they propose initially to offer the underwritten Class A Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Class A Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Class A Notes. After the initial public offering, the public offering price and such concessions may be changed.

	Selling Concession		Reallowance
Class A-1 Notes		%		%
Class A-2 Notes		%		%
Class A-3 Notes		%		%
Class A-4 Notes		%		%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the underwritten Class A Notes if any of such notes are purchased.

Each underwriter has represented and agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, (c) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, and (d) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the depositor do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the depositor that they intend to act as market makers for the Class A Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

In connection with the offering of the Class A Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the Class A Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

World Omni Financial Corp. and the depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the Class A Notes.

As Percent of Aggregate Principal Amount of the Class A Notes
Aggregate Price to Public of the Underwritten Class A Notes	$		%
Aggregate Underwriting Discount	$		%
Aggregate Proceeds to Depositor	$		%
Additional Offering Expenses	$		%

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filing by the issuing entity or the depositor in press releases and in oral and written statements made by or with the issuing entities or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the servicer, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no material legal or governmental proceedings pending against World Omni Financial Corp., the initial beneficiary, the titling trust, the depositor, the indenture trustee, the owner trustee, the issuing entity or the servicer, or of which any property of the foregoing is the subject.

LEGAL MATTERS

Some legal matters relating to the securities will be passed upon for the depositor and the servicer by Kirkland & Ellis LLP. Some legal matters relating to the Series 200[  ] - [  ] Notes will be passed upon for the underwriters by Mayer Brown LLP.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important terms used in this prospectus supplement and the pages on which the definitions of those terms may be found.

100% Prepayment Assumption	S-31
ABS	S-31
Adjusted Capitalized Cost	S-22
Adjusted Securitization Value	S-19
Administrative Lien	S-21
advance	S-40
ALG	S-7
Automotive Lease Guide	S-7
Available Funds	S-42
Base Residual Value	S-7
basic documents	S-17
basic servicing agreement	S-17
Benefit Plan	S-58
business day	S-37
Class A Notes	S-2
clean-up call	S-4
closing date	S-31
collateral agency agreement	S-17
collection period	S-37
Contract Residual Value	S-7
cutoff date	S-7
defaulted lease	S-23
event of default	S-5
exchange note	S-2
exchange note redemption date	S-41
exchange note redemption price	S-41
exchange note sale agreement	S-20
exchange note supplement	S-17
Five-State Area	S-1
issuing entity	S-1
issuing entity property	S-6
JMFE	S-18
Lease Rate	S-21
LIBOR business day	S-36
Loan Rule	S-57
Maximum Residualized MSRP	S-24
Monthly Swap Payment Amount	S-36
Moody’s	S-10
MRM Residual Value	S-7
MSRP	S-24
MSRP Residual Value	S-7
Noteholders’ First Priority Principal Distributable Amount	S-4
Noteholders’ Second Priority Principal Distributable Amount	S-4
One-Month LIBOR	S-36
overcollateralization amount	S-9
payment date	S-2
pledge and security agreement	S-19
PTCE	S-58

reference pool	S-2
Regular Principal Distributable Amount	S-4
Regulations	S-58
required reserve account balance	S-9
Securitization Rate	S-22
Securitization Value	S-7, S-23
Senior Swap Termination Payment Amount	S-36
Series 20[ ]-[ ] Notes	S-2
servicing agreement	S-19
servicing supplement	S-19
Similar Law	S-58
Standard & Poors	S-10
Senior Swap Termination Payment Amount	S-36
Subordinate Swap Termination Payment Amount	S-36
Swap Termination Payment Amount	S-36
terminated lease	S-23
titling trust	S-1
trust agreement	S-17
trust collection account shortfall amount	S-41
trust exchange note transfer agreement	S-20
units	S-6

Appendix A

STATIC POOL INFORMATION

The information presented in this Appendix A to the extent such information relates to World Omni Financial Corp.’s experience with respect to its lease portfolio of motor vehicle leases established prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the registration statement.

Characteristics of the Leases

The assets in each of World Omni Financial Corp.’s securitized portfolios consisted of the beneficial interest in a portfolio of motor vehicle leases and the related leased vehicles generated in the ordinary course of business by World Omni Financial Corp. in accordance with the underwriting procedures described under “Origination and Servicing Procedures—Underwriting Standards” in the accompanying prospectus. As of the relevant cut–off date, the units in the securitized portfolios consisted of the characteristics provided below. All lease balances are calculated using the lesser of MSRP Residual or the MRM Residual.

New/Toyota/World Omni-Originated Pool Characteristics as of Cutoff Date For 2003-2005 Originations

Year	2003 Originations			2004 Originations			2005 Originations
Number of Leases
Total Number of Leases Originated
Total Lease Balance
Original Lease Balance of Leases Originated
Original Principal Balance
Avg Principal Balance of Leases Originated
Min Principal Balance of Leases Originated
Max Principal Balance of Leases Originated
ALG Residual
Avg ALG Residual at Origination
Min ALG Residual at Origination
Max ALG Residual at Origination
Weighted Avg Interest Rate
Weighted Avg Interest Rate by Lease Balance
Original Term
Weighted Average Original Term by Lease Balance
Min original term
Max original term
	Units	%	$	Units	%	$	Units	%	$
Original Term Range
0-27 Months
28-39 Months
40-51 Months
52-63 Months
ALG % MRM/MSRP
ALG Residual at origination as % of lower of MRM/MSRP
Top 5 states concentration
	Units	%	$	Units	%	$	Units	%	$

1
2
3
4
5

Year	2003 Originations			2004 Originations			2005 Originations
Vehicle model
	Units	%	$	Units	%	$	Units	%	$
1
2
3
4
5
Maturity Date by Quarter
	Units	%	$	Units	%	$	Units	%	$
1
2
3
4
Weighted average FICO
Weighted Average FICO
Range of FICOs
(1) Range of FICO® scores that represents greater than 90% of all pool FICO® scores

New/Toyota/World Omni-Originated Pool Characteristics as of Cutoff Date For 2006-2007 Originations

Year	2006 Originations			2007 Originations
Number of Leases
Total Number of Leases Originated
Total Lease Balance
Original Lease Balance of Leases Originated
Original Principal Balance
Avg Principal Balance of Leases Originated
Min Principal Balance of Leases Originated
Max Principal Balance of Leases Originated
ALG Residual
Avg ALG Residual at Origination
Min ALG Residual at Origination
Max ALG Residual at Origination
Weighted Avg Interest Rate
Weighted Avg Interest Rate by Lease Balance
Original Term
Weighted Average Original Term by Lease Balance
Min original term
Max original term
Original Term Range
	Units	%	$	Units	%	$
0-27 Months
28-39 Months
40-51 Months
52-63 Months
ALG % MRM/MSRP
ALG % at origination as % of lower of MRM/MSRP

(1)

Less than 5% of the lessee FICO® scores (based on the aggregate Original Lease Balance of the leases) exceed [_] and less than 5% of the lessee FICO® scores (based on the aggregate Original Lease Balance) fall below [_]. Range of FICO® scores represents 90% of the aggregate Original Lease Balance as of origination.

Year	2006 Originations			2007 Originations
Top 5 states concentration
	Units	%	$	Units	%	$
1
2
3
4
5
Vehicle model
	Units	%	$	Units	%	$
1
2
3
4
5
Maturity Date by Quarter
	Units	%	$	Units	%	$
1
2
3
4
Weighted average FICO
Weighted Average FICO;
Range of FICOs
(2) Range of FICO® scores that represents greater than 90% of all pool FICO® scores

New/Toyota/World Omni-Originated Delinquencies for 2003-2007 Originations (3)(4)

20[__] Originations
Month	$ Leases Outstanding	31-60 Days Delinquent $	% of Total Lease Balance	61-90 Days Delinquent $	% of Total Lease Balance	91+ Days Delinquent $	% of Total Lease Balance

January – [__]
•
•
•
•
•
•
•
•
•
•
•
Current Month End

(2)

Less than 5% of the lessee FICO® scores (based on the aggregate Original Lease Balance) exceed [_] and less than 5% of the lessee FICO® scores (based on the aggregate Original Lease Balance) fall below [_]. Range of FICO® scores represents 90% of the aggregate Original Lease Balance as of origination.

(3)	World Omni Financial Corp. considers a payment to be past due or delinquent when a lessee fails to make more than $40 of the scheduled monthly payment by the related due date.
(4)

The dollar amount of the leases outstanding and delinquencies represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Residual Value established at the time the leases were originated using the lower of the MRM or MSRP Residual Value. The present value calculation is based on the lease rate.

New/Toyota/World Omni-Originated Credit Losses for 2003-2007 Originations(5)

20[__] Originations
Month Charged-Off	$ Net Credit Losses	Original $ Balance	Cum Losses as % of the Original Balance
January – [__] • • • • •
• • • • • • Current Month End

(5)

The original dollar amount of the leases outstanding and the Net Credit Losses represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the residual value established at the time the leases were originated using the lower of the MRM or the MSRP Residual Value. The present value calculation is based on the lease rate.

New/Toyota/World Omni-Originated Residual Value Losses for 2003-2007 Originations(6)

20[__] Originations
Month Sold	$ Net Residual Value Losses	Original $ Balance	Cum Losses as % of the Original Balance
January – [__] • • • • •
• • • • • • Current Month End

(6)	Gain/(loss) calculated as the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus the lesser of the MSRP or the MRM ALG Residual.

Prospectus

Asset Backed Securities (Issuable in Series)

World Omni Auto Leasing LLC

Depositor

You should carefully consider the risk factors beginning on page 1 of this prospectus.

The securities are obligations of the issuing entity that issued those securities and are backed only by the assets of the issuing entity. The securities are not obligations of World Omni Auto Leasing LLC, Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus may not be used to consummate sales of the offered securities unless accompanied by a prospectus supplement.

The Issuing Entities:

1.	a new issuing entity will be formed to issue each series of securities;

2.	the assets of each issuing entity will consist primarily of:

•	an exchange note secured by new automobile and light-duty truck leases and the related leased vehicles; and

•	other assets as described in this prospectus and to be specified in the related prospectus supplement.

The Securities:

1.	will be asset backed securities sold periodically in one or more series. Each series will be secured by the assets of the issuing entity or will evidence beneficial ownership interests in the issuing entity;

2.	will be offered in separate series, which may include one or more classes, all of which may not be offered for sale to the public as specified in the related prospectus supplement;

3.	of a series may be divided into two or more classes, which may have different interest rates and which may receive principal payments in differing proportions and at different times;

4.	will consist of:

•	notes (which will be treated as indebtedness of the issuing entity); and/or

•	certificates (which will represent an undivided ownership interest in the issuing entity); and

5.	of any series are not obligations of World Omni Auto Leasing LLC, Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp. or any of their affiliates, and neither the securities nor the underlying exchange notes are insured or guaranteed by any governmental agency.

[Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.]

No secondary market will exist for a series of securities prior to its offering. We cannot assure you that a secondary market will develop for the securities of any series or, if it does develop, that it will continue.

The date of this prospectus is [                    ], 20[    ].

OVERVIEW OF THE INFORMATION IN THIS

PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the exchange note underlying your securities, and the new automobile and light-duty truck leases and related leased vehicles securing that exchange note;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 81 of this prospectus and page S-62 of the accompanying prospectus supplement. If the description of the terms of your securities varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

ii

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the securities before making an investment decision. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the leases in the reference pool. Therefore, you should carefully consider the risk factors relating to the leases and the leased vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your securities.	Your securities represent obligations of the related issuing entity. Your securities will not represent an interest in or obligation of World Omni Auto Leasing LLC, the trustee, World Omni LT, Auto Lease Finance LLC, World Omni Financial Corp., or any other person. Distributions on any class of securities will depend solely on the amount and timing of payments on the related exchange note held by the issuing entity, which payments depend almost exclusively on the amount and timing of payments and other collections in respect of the leases in the related reference pool of the titling trust and any credit enhancement for the securities of a series specified in the applicable prospectus supplement. World Omni Auto Leasing LLC cannot assure you that these amounts, together with other payments and collections in respect of the related leases, will be sufficient to make full and timely distributions on the exchange note and any offered securities. The offered securities, the exchange note and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the related prospectus supplement.

You may experience reduced returns and delays on your securities resulting from changes in delinquency levels and losses.	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its lease portfolio will be indicative of the performance of the leases included in the reference pool or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.	We have structured the transaction described in this prospectus and the accompanying prospectus supplement in an effort to ensure that:

•	Auto Lease Finance LLC, World Omni Auto Leasing LLC, the titling trust and the issuing entity will not be the subject of a bankruptcy or state insolvency proceeding;

•	the bankruptcy or insolvency of World Omni Financial Corp. would not result in the consolidation of the assets and liabilities of any of those entities with those of World Omni Financial Corp.; and

•

the transfer of the exchange note from Auto Lease Finance LLC to World Omni Auto Leasing LLC is a true sale, removing the exchange note from the estate of Auto Lease Finance LLC should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your securities or may suffer losses on your securities.

Following a bankruptcy or insolvency of World Omni Financial Corp. or Auto Lease Finance LLC, a court could conclude that the exchange note is owned by World Omni Financial Corp. or Auto Lease Finance LLC, respectively, instead of the issuing entity. A court could reach this conclusion either because the transfer of the exchange note from Auto Lease Finance LLC to World Omni Auto Leasing LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp., Auto Lease Finance LLC and World Omni Auto Leasing LLC, or of Auto Lease Finance LLC and World Omni Auto Leasing LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•	the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•	the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the vehicles or any cash collections of the leases at the time a bankruptcy proceeding begins.

Consolidation or disregard of sale following a bankruptcy of World Omni Financial Corp.

Any amounts paid by World Omni Financial Corp. as servicer into an exchange note collection account in lieu of relinquished vehicle proceeds with respect to the LKE program may be recoverable as preferential transfers if World Omni Financial Corp. were to become the subject of a bankruptcy case or proceeding and World Omni Financial Corp. had paid those amounts within one year of the commencement of the bankruptcy case. Other payments that are made by World Omni Financial Corp. to Auto Lease Finance LLC, World Omni Auto Leasing LLC, the titling trust or the issuing entity may also be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

Other adverse consequences of a World Omni Financial Corp. bankruptcy

The insolvency of World Omni Financial Corp. also could result in its replacement as servicer, which could temporarily interrupt payments on the securities. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be an event of default under the servicing agreement, which could result in the removal of World Omni Financial Corp. as servicer. Either type of case could delay payment to you on the securities. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the securities.

Bankruptcy or insolvency of the titling trust

We have registered the titling trust under various states’ business trust laws. This means that the titling trust may be subject to bankruptcy or state insolvency laws. If, despite the built-in structural protections, the titling trust becomes bankrupt or insolvent, then claims against its assets would be subordinate to the perfected security interest in those assets held by the collateral agent.

For further discussion of how a bankruptcy proceeding of the titling trust, Auto Lease Finance LLC, the servicer, World Omni Auto Leasing LLC or other related entities may affect the issuing entity and the securities, we refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Insolvency Related Matters.”

A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the securities.	A security rating is not a recommendation by a rating agency that you buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after the securities are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the securities.

You may suffer losses on your investment because the indenture trustee lacks direct ownership interests or perfected security interests in the leased vehicles and interests of other persons in the leases and the leased vehicles could be superior to the collateral agent’s interest.

Payments on the securities are ultimately dependent on the payments made under leases and net proceeds from the sale of the related leased vehicles allocated to the reference pool of the titling trust associated with the exchange note held by the issuing entity. Neither the issuing entity nor World Omni Auto Leasing LLC has a direct ownership interest in any lease or a direct ownership interest or perfected security interest in any leased vehicle. Because the interest of the indenture trustee—as pledgee of the issuing entity—is in the exchange note and not directly in the leases or in the leased vehicles, the indenture trustee has no direct rights relating to either the leases or the leased vehicles. If an event of default occurs under the indenture, the indenture trustee would be limited to exercising its rights relating to the exchange note, including selling it, and its rights under the other available credit enhancement. To the extent that the exercise of the indenture trustee’s rights under the exchange note and the other available credit enhancement produces insufficient funds to make all required payments for the securities, you may experience delays in payments or suffer a loss of all or part of your investment.

We refer you to “The Trust Assets” and “Description of the Indenture.”

Even though the collateral agent for the holders of exchange notes and certain other secured parties with respect to the closed-end collateral specified interest have a prior perfected security interest in the units, events or circumstances could jeopardize the interest, such as:

•	fraud or forgery by the vehicle lessee;

•	negligence or fraud by the servicer;

•	mistakes by governmental agencies;

•	liens for repairs or unpaid taxes;

•	the exercise of legal rights of governmental agencies under various criminal statutes;

•	the application of consumer protection laws;

•	rights and defenses of lessees made under the vehicle leases; and

•	bankruptcy of the lessee.

See “Additional Legal Aspects of the Leases and the Leased Vehicles—Limitations on Collateral Agent’s and Indenture Trustee’s Lien” in this prospectus for other events that could jeopardize that interest.

Leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.	Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts. The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust (as lessor under the leases). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded. Auto Lease Finance LLC will make representations and warranties that each lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, has certain material and adverse effects on the related exchange note, and is not timely cured, Auto Lease Finance LLC will be required to make a reallocation payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the related reference pool. To the extent that Auto Lease Finance LLC fails to make such a reallocation payment, or to the extent that a court holds the titling trust liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust. If sufficient funds are not available to make both payments to lessees and on the exchange notes, you may suffer a loss on your investment in the securities.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

If ERISA liens are placed on the titling trust assets, you could suffer a loss.

Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the units owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes World Omni Financial Corp. and its affiliates. However, because the collateral agent in connection with the exchange note has a prior perfected security interest in the units, these liens would not have priority over the interest of the collateral agent in the assets securing the exchange note. As of the date of this prospectus, neither World Omni Financial Corp. nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. Moreover, World Omni Auto Leasing LLC believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the units will not become subject to an ERISA liability.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—ERISA Liens and Vicarious Tort Liability” in this prospectus.

Vicarious tort liability may result in a loss.	Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 8, 2005, President Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109–59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 8, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

In addition to the protection afforded by the Transportation Act, the collateral agent has a perfected security interest in and to the leases and related leased vehicles allocated to the closed-end collateral specified interest pursuant to the pledge and security agreement. The collateral agent’s security interest would have priority over the lien of a judgment creditor with respect to a vicarious tort liability claim. We refer you to “Additional Legal

Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

World Omni Financial Corp. maintains, on behalf of the titling trust, contingent liability insurance coverage against third party claims that provides coverage with no annual or aggregate cap on the number of claims thereunder, providing primary coverage of $1 million combined single limit coverage per occurrence. If World Omni Financial Corp. ceases to maintain this insurance coverage or the insurance coverage protecting the titling trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the vehicles and leases allocated to the reference pool for your series of securities and you could incur a loss on your investment.

If vicarious liability imposed on the titling trust exceeds the coverage provided by its primary and excess liability insurance policies, or if lawsuits are brought against either the titling trust or World Omni Financial Corp. involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you, or you may ultimately suffer a loss.

For a discussion of the possible liability of the titling trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in the this prospectus.

The return on your securities could be reduced by shortfalls due to military action.	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the leases and the leased vehicles.

The Servicemembers Civil Relief Act and similar state laws may provide relief to members of the military on active duty, including reservists or national guard members, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non–payment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and Afghanistan, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the lease termination date of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service. It is not clear that the Servicemembers Civil Relief Act would apply to leases such as the leases allocated to the applicable reference pool. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Commingling by the servicer may result in delays and reductions in payments on your securities	So long as World Omni Financial Corp. is servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including the satisfaction of specified ratings criteria of World Omni Financial Corp. and/or JM Family Enterprises, Inc. as described in the prospectus supplement and the absence of any servicer default) is satisfied, World Omni Financial Corp., as the servicer, after identifying the applicable specified interest and reference pool or warehouse facility pool, may retain all payments on the leases with respect to a reference pool received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a collection period until the business day preceding the related payment date (currently, World Omni Financial Corp. does not satisfy the specified ratings criteria). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on a series of securities, the servicer must deposit into the related collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related collection period.

To the extent the servicer does not satisfy the monthly remittance conditions, the servicer is required to deposit the collections into the related exchange note collection account within two business days of receipt of those collections and identification of the account(s) and obligor(s) to which those collections relate. During such two business days, the servicer need not segregate such amounts from its own funds.

If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your securities.

Because the securities are in book-entry form, your rights can only be exercised indirectly.

Because the securities will be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe. Transfers of interests in the securities within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a physical note representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption “Description of the Securities—Book-Entry Registration.”

Unless and until the securities cease to be held in book-entry form, the trustee will not recognize you as a “noteholder” or “certificateholder.” As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear and to take other actions that require a physical note representing the securities. Interest and principal on the securities will be paid by the issuing entity to The Depository Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Certain lessees’ ability to make timely payments on the leases and related leased vehicles may be adversely affected by extreme weather conditions.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, certain lessees’ ability to make timely payments could be adversely affected. The issuing entity’s ability to make payments on the securities could be adversely affected if the lessees in the related reference pool were unable to make timely payments.

PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of securities to be offered will describe, among other things, with respect to that series of securities:

•	the structural features of each class of securities;

•	the identity of each class within the series;

•	the initial aggregate principal amount, the interest rate or the method for determining the rate and the authorized denominations of each class of offered securities;

•

certain information concerning the leases allocated to the closed-end collateral specified interest and designated as part of the reference pool with respect to the related exchange note held by the issuing entity (the “exchange note”), including the securitization value, as specified in the applicable prospectus supplement (the “Securitization Value”), type and characteristics of the leases on the cutoff date;

•	the existence and material terms of any pre-funding account for the increase of the principal amount of the exchange note held by the issuing entity;

•

additional information with respect to any credit enhancement and, if the holder of the securities will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal, information regarding the provider or counterparty;

•	the order of the application of lease payments to each class of offered securities and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate securities;

•	the payment date for the securities;

•	information regarding the servicer for the leases;

•	the circumstances, if any, under which the offered securities are subject to redemption prior to the maturity date;

•	the trustee for the securities;

•	information regarding tax considerations;

•	additional information with respect to the method of distribution of the securities; and

•	the terms of any interest rate protection agreement.

THE ISSUING ENTITIES

With respect to each series of securities, the depositor will establish a separate trust that will issue the securities. We sometimes refer to each of these trusts as an “issuing entity”. Please see “Description of the Indenture—Material Covenants” in this prospectus and “Description of the Transaction Documents” in the prospectus supplement for further description of the trust and its activities.

THE TRUST ASSETS

To the extent specified in the prospectus supplement for an issuing entity, the assets of an issuing entity will include:

•	amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the issuing entity by a trustee;

•	any credit enhancement, including any interest rate protection agreements, provided for the benefit of holders of the securities of the issuing entity;

•	an exchange note issued by the titling trust; and

•	any and all proceeds of the foregoing.

If so provided in the related prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash which will be used by the issuing entity to increase the principal balance of the exchange note during a specified period.

The leases constituting the reference pool will be, as specifically described in the related prospectus supplement, originated by various dealers and acquired by the titling trust.

The underwriting criteria applicable to the leases included in any trust are described under “Origination and Servicing Procedures—Underwriting Standards,” and also in the related prospectus supplement.

THE TITLING TRUST

Formation of the Titling Trust

World Omni LT is a Delaware statutory trust. We refer to World Omni LT in this prospectus as the “titling trust.” The titling trust is governed by a second amended and restated trust agreement, dated as of [            ], 2008. In this prospectus, for convenience, we refer to the trust agreement of the titling trust, the collateral agency agreement and the supplement to that agreement relating to the exchange note together as the “titling trust documents”.

The parties to the titling trust documents are—

•	Auto Lease Finance LLC, as “initial beneficiary”;

•	World Omni Financial Corp., as “titling trust administrator”;

•	VT Inc., as “titling trustee”;

•	U.S. Bank Trust National Association—which we refer to as “U.S. Bank Trust”—as “Delaware trustee”; and

•	U.S. Bank National Association—which we refer to as “U.S. Bank” or “titling trustee agent”.

Purposes of the titling trust. The primary business purpose of the titling trust is to take assignments of, and serve as record holder of title to, substantially all of the closed-end and open-end retail leases and the related leased vehicles purchased by or through World Omni from automobile dealers.

You can find more information about the titling trust documents in this prospectus under the heading “Certain Provisions of the Titling Trust Documents and Related Agreements—The Titling Trust Agreement.”

Property of the titling trust. The assets of the titling trust consist of—

•	closed-end and open-end retail leases and the related leased vehicles, including the certificates of title, assigned to the titling trust by dealers and all collections and proceeds from these units;

•	all of World Omni’s rights—but not its obligations—relating to those units, including the right to receive proceeds from any dealer repurchase obligations;

•	the right to receive proceeds from physical damage, credit life, disability and any other insurance policies covering those leases or leased vehicles or the related lessees;

•	all security deposits due to the lessor under the leases; and

•	the titling trust’s rights under the fourth amended and restated servicing agreement (the “servicing agreement”), and each supplement to the servicing agreement; and all proceeds of the above.

We refer you to “—Lease Origination by Dealers and Assignment to the Titling Trust” for additional discussion of the origination process of Leases and Leased Vehicles.

Titling Trustee and Titling Trustee Agent

Titling trustee. VT Inc., an Alabama corporation, is a wholly owned, special purpose subsidiary of U.S. Bank Trust that was organized in 1993 solely for the purpose of acting as titling trustee for the titling trust.

Delaware trustee and titling trustee agent. U.S. Bank Trust, a national banking association, is the Delaware trustee of the titling trust. The principal corporate trust office of U.S. Bank Trust is located at 209 South LaSalle Street, Chicago, IL 60604. U.S. Bank, as titling trustee agent serves as agent for the titling trustee to perform specified administrative functions.

Purchase of titling trustee stock on replacement of the trustee agent. The titling trust documents provide that if U.S. Bank is no longer the titling trustee agent, is no longer able, because of legal or regulatory changes, to own the stock of VT Inc., or the titling trustee is no longer eligible to act as titling trustee, because it is owned by U.S. Bank and U.S. Bank no longer qualifies as an eligible titling trustee, Auto Lease Finance LLC may provide a person or entity the option to purchase the stock of VT Inc. for a nominal amount. That person or entity may not be Auto Lease Finance LLC or any of its affiliates. If the person or entity designated by Auto Lease Finance LLC does not exercise this option timely, then VT Inc. will appoint a new titling trustee agent, and that new titling trustee agent, or the person or entity designated by that titling trustee agent, will next have the option to purchase the stock of VT Inc. If the new titling trustee agent or its designee does not exercise this option in a timely manner, U.S. Bank may sell the stock of VT Inc. to another party or dissolve the titling trustee.

The depositor, Auto Lease Finance LLC, World Omni and their affiliates may maintain normal commercial banking and other business relationships with U.S. Bank Trust, U.S. Bank and their affiliates.

Lease Origination by Dealers and Assignment to the Titling Trust

Leases originated by dealers and the related leased vehicles are assigned to the titling trust. Dealers originate leases using a form contract providing for the assignment of the leases to the titling trust. The dealers negotiate the terms of the leases with the lessees. Each lease includes an option allowing the lessee to purchase the related leased vehicle at the end of the lease term for an amount equal to the sum of

•	the residual value of the leased vehicle;

•	a purchase option fee; and

•	any applicable taxes and other incidental charges due under the lease.

Upon entering into a lease with a lessee and approval of that lease by World Omni, a dealer assigns the lease, the leased vehicle, and related rights, including rights in the security deposit and the Total Monthly Payments to be made on the lease, to the titling trust. Once a dealer assigns a lease and leased vehicle to the titling trust, the titling trust owns that lease and leased vehicle. “Total Monthly Payment” means for any lease the amount payable monthly by the lessee equal to the monthly lease payment plus any late payment charges, extension fees or collections allocable to payments to be made by lessees for payment of insurance premiums, excise taxes or similar items.

Dealers’ obligations to repurchase units. Under agreements between World Omni and the dealers, each dealer must repurchase units that do not meet the representations and warranties made by that dealer at the time of purchase. These representations and warranties relate primarily to the origination of the leases and the titling of the leased vehicles. Dealers do not normally make representations relating to the creditworthiness of the lessees or the collectibility of the leases.

Typically, the dealer agreements do not otherwise provide for recourse to the dealer for unpaid amounts under a defaulted lease. World Omni’s rights to receive proceeds from any dealer repurchase obligations have been assigned to the titling trust and will constitute assets of the titling trust. These payments will be available to make payments on the exchange note if they relate to the reference pool. However, the related dealer agreements are not—and will not be—assets of the titling trust.

Titling of Leased Vehicles

Leased vehicles will be titled in the name of the titling trust or titling trustee. The servicer will, on behalf of the titling trust, originate or acquire units on an ongoing basis during the term of the servicing agreement. Each such unit will be originated on a form providing for assignment of the related vehicle by the dealer to the titling trust, including the units allocated to the reference pool. Under the servicing agreement, the servicer causes the certificate of title for each leased vehicle to be issued in the name of “World Omni LT,” “VT Inc. as Trustee of World Omni LT” or in a similar name acceptable to the relevant governmental departments or agencies.

Certificates of title do not reflect the issuing entity’s interest in leased vehicles. The servicer will not place any lien on the certificates of title to indicate the issuing entity’s interest in the leased vehicles. No new certificates of title will be issued. However, the certificates of title to leased vehicles will reflect a first lien recorded in favor of AL Holding Corp. as collateral agent. This lien exists to assure delivery of the certificates of title for the leased vehicle to the servicer and to perfect the security interest in and to the leased vehicles and other titling trust assets allocated to the closed-end collateral specified interest granted to AL Holding Corp. by the titling trust in under the security agreement. The servicer will not have any interest in the leased vehicles. For administrative convenience, the servicer (or, in certain circumstances, a separate custodian) will hold the certificates of title as custodian on behalf of the titling trust and the collateral agent. We refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Note” for additional legal discussion on titling of leased vehicles.

Servicing of Leases and Leased Vehicles

World Omni services the units under a servicing agreement between the titling trustee and World Omni, as servicer. The servicing agreement will be supplemented by a supplement to the servicing agreement, which relates to the reference pool. References to the servicing agreement in this prospectus mean both the servicing agreement and the supplement to the servicing agreement.

Limited Powers of Titling Trust

Except as otherwise described in “Certain Provisions of the Titling Trust Documents and Related Agreements—The Titling Trust Agreement”, the titling trust will not, among other things:

•	engage in any activity other than a permitted transaction (as described below);

•

create, incur or assume any indebtedness, other than pursuant to any titling trust debts, including the exchange note, any enhancement or any transactions entered into in connection therewith, in each case in accordance with the titling trust documents;

•	become or remain liable, directly or contingently, in connection with any indebtedness or other liability of Auto Lease Finance LLC or any of its affiliates;

•	make or suffer to exist any loans or advances to, or extend any credit to, or make any investments in, any affiliate other than in connection with permitted transactions;

•

enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially in their entirety to any entity, other than with respect to certain permitted transactions;

•

become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any certificate, any notice of registered pledge, any titling trust debt, any titling trust debt document or any other any documents relating to a permitted transaction; and

•

amend, modify, alter, change or repeal the provisions of the titling trust agreement that require the titling trust to be operating as a special purpose, bankruptcy remote entity; provided, however, that, the titling trust may amend, alter, change or repeal any provision contained in the certificate of trust or the titling trust documents in a manner now or hereafter prescribed by the Delaware Statutory Trust Act.

Permitted transactions under the titling trust documents include, among others:

•

issuing certificates (“titling trust certificates”) representing a separate series of beneficial interest in the titling trust and the related titling trust assets in accordance with the terms of the titling trust documents and the related specification notice;

•

holding title to titling trust leases and related vehicles and other titling trust assets for the benefit of the holders of the related titling trust certificates, all in accordance with the terms of the titling trust documents and the servicing agreements;

•

at the direction of the holders of any series of titling trust certificates relating to a titling trust debt specified interest, issuing one or more titling trust debts, including exchange notes, with respect to such specified interest, entering into the related titling trust debt document and pledging any or all of the related specified assets to secure such titling trust debts;

•	assigning or otherwise transferring title to titling trust leases, titling trust vehicles and titling trust assets to, or to the order of, the related titling trust certificate holders; and

•

borrowing on a revolving basis or otherwise under one or more titling trust debt documents or any other arrangements, as from time to time in effect, to finance the purchase of titling trust leases and related vehicles.

For more information about the permitted and required activities of the titling trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements—The Titling Trust Agreement.”

Allocation of Liabilities of the Titling Trust

The assets of the titling trust are divided into several series of specified interests. Currently there are two specified interests: the closed-end collateral specified interest and the open-end collateral specified interest.

The closed-end collateral specified interest is further subdivided into one or more reference pools and the warehouse facility pool (the “asset pools”). The units allocated to the closed-end collateral specified interest and not allocated to a reference pool will be included in the warehouse facility pool.

The titling trust documents will require the holders from time to time of the closed-end collateral specified interest certificate, other specified interest certificates, and securities, including exchange notes and securities of the issuing entities, evidencing obligations of the titling trust or obligations of other entities backed by assets of the titling trust, to waive any claim they might otherwise have with respect to any unrelated titling trust assets and to fully subordinate any claims to those titling trust assets in the event that such waiver is not given effect. Similarly, the holders of any certificates or securities described above, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to those titling trust assets not allocated to their specified interest. See “The Titling Trust—Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes.”

The titling trust is not permitted to grant a security interest in or otherwise encumber any of the units or other assets allocated to the closed-end specified interest except for the security interest granted to the collateral agent under the pledge and security agreement to secure the exchanges notes, warehouse facilities and certain other related obligations. Collections on assets allocated to the closed-end specified interests will be distributed to holders of such secured obligations and Auto Lease Finance LLC, as holder of the related titling trust certificate, in accordance with the priority of payments set forth in the collateral agency agreement and the exchange note supplements. Under the collateral agency agreement, warehouse facility lenders and holders of unrelated exchange notes will not receive any collections in respect of a particular reference pool, except to the extent of shared amounts.

For a more detailed discussion of the risks relating to potential liabilities of the titling trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements,” “Additional Legal Aspects of the Titling Trust and the Exchange Note” and “Additional Legal Aspects of the Leases and Leased Vehicles” in this prospectus.

THE EXCHANGE NOTE

Issuance of the Exchange Note to Auto Lease Finance LLC

The titling trust will issue an exchange note to Auto Lease Finance LLC on the date the securities are issued, which will reduce the closed-end assets allocable to the warehouse facility pool. The exchange note will be secured by and paid principally from certain assets in the closed-end collateral specified interest that have been allocated to the reference pool pursuant to the collateral agency agreement and the titling trust documents on or before the date the securities are issued.

The terms of each exchange note will be set forth in the third amended and restated collateral agency agreement dated as of [            ], 2008 (the “collateral agency agreement”), as amended and as supplemented from time to time, and a supplement to that agreement, which relates to the exchange note (the “exchange note supplement”). To provide for the servicing of the units in the related reference pool, upon issuance of an exchange note, the titling trust, the servicer and AL Holding Corp. will enter into a supplement to the servicing agreement referred to herein as the “servicing supplement,” that sets forth any specific rights and duties of the servicer related to that reference pool.

The assets constituting the reference pool will include:

•	all related units and all proceeds or payments received or due on or after a cutoff date;

•	the right to receive payments made to World Omni, the titling trust or the titling trustee under any insurance policy, by the related lessees or in respect of the leased vehicles;

•	the right to receive the proceeds of any dealer repurchase obligations relating to the leases or the leased vehicles;

•	the right to receive any insurance proceeds from any insurance policies with respect to the related units and lessees;

•	the exchange note collection account;

•	all other assets of the titling trust related to the units; and

•

all proceeds of the property listed above, except that actual sale proceeds with respect to relinquished vehicles will not constitute part of the assets of the reference pool. See “Origination and Servicing Procedures—Like Kind Exchange.”

The exchange note will be pledged to the indenture trustee to secure the securities.

Neither the holder of the exchange note nor the indenture trustee as pledgee of the exchange note—will have any interest in the titling trust assets allocated to any other reference pool, as defined below under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes,” with respect to other exchange notes as defined below under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes,” or to the warehouse facility pool, including any payments made on or proceeds from those assets, except to the extent of any shared amounts allocated from the warehouse facility pool or any other reference pool.

Transfer of the Exchange Note to the Issuing Entity and Other Transactions on the Date the Securities are Issued

On the date the securities are issued:

•	Auto Lease Finance LLC will sell the exchange note to the depositor;

•	the depositor will, in turn, transfer the exchange note to the issuing entity;

•	the issuing entity will issue the securities; and

•	the issuing entity will pledge the exchange note to the indenture trustee as security for the securities.

The issuing entity also will issue one class of issuing entity trust certificates to the depositor on the date the securities are issued. The depositor will retain the issuing entity trust certificates.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of the leases and leased vehicles by World Omni Financial Corp. as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the units for which the related issuing entity will hold the exchange note secured by such units.

The leases are purchased from dealers pursuant to existing dealer agreements in the ordinary course of business. World Omni Financial Corp. will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

General

World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the “Five-State Area,” which includes Alabama, Florida, Georgia, North Carolina and South Carolina. Financial services are also provided to other dealerships throughout the United States.

World Omni Financial Corp. provides installment contract and lease contract financing to retail customers of automotive dealers within the Five-State Area. World Omni Financial Corp. services automobile and light-duty truck receivables for its own account and for others. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some unaffiliated dealers that are part of the vehicle distribution network of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to other automotive dealers within and outside the Five-State Area.

Southeast Toyota Distributors, LLC, which is a wholly owned subsidiary of JMFE, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2009, with Toyota Motor Sales, USA, Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the “Southeast Toyota Finance” name since 1996.

The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

Origination

The titling trust purchases closed-end retail leases and leased vehicles in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” The leases are originated by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize, among other things, the prospective lessee’s ability to make timely payments and creditworthiness.

Pursuant to written agreements with World Omni Financial Corp., each dealer offers automobile and light-duty truck leasing for terms currently between 24 and 60 months pursuant to World Omni Financial Corp. approved terms and a World Omni Financial Corp. supplied or approved form of closed-end retail lease contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective lessee and for forwarding the information for evaluation to World Omni Financial Corp.’s office in Deerfield Beach, Florida. At the Deerfield Beach office, all submitted information with respect to each application, along with credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” as described under “—Underwriting Standards” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective lessee is accepted, automatically or following the evaluation of an analyst, the dealer enters into a closed-end retail lease with its customer. The dealer then verifies the existence of insurance and subsequently sells the lease and related leased vehicle to the titling trust. The Deerfield Beach office verifies that all documents supplied by a dealer with respect to closed-end retail leases conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that the vehicle is titled in the name of the titling trustee or the titling trust and that AL Holding Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of leases, see “—Underwriting Standards” below.

Underwriting Standards

World Omni Financial Corp.’s underwriting standards are intended to evaluate a prospective lessee’s credit standing and repayment ability. In general, the dealer requires a prospective lessee to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information detailing, among other things:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer loan and lease origination system network owned and operated by a third party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. but which is owned and operated by an affiliated company. This decision software evaluates the application information and credit bureau data and ultimately produces two “scores.” One “score” is the result of the evaluation of the applicant’s credit history in comparison to a consumer credit scorecard. The other “score” results from the combined evaluation of the applicant’s credit and the structure of the transaction detailed on the application. These scores enable World Omni Financial Corp. to review an application and establish the likelihood that the proposed lease will be paid in accordance with its terms. If credit bureau data are not available on a consumer applicant or if the applicant is a business, then the software cannot electronically evaluate the application. Credit analysts manually evaluate these transactions and render decisions.

World Omni Financial Corp. reports in detail on all aspects of the numerical scoring models to track the performance of its automobile and light-duty truck lease portfolio. This enables World Omni Financial Corp. to modify the scoring model according to statistical indications to continually assure statistical validity. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established World Omni Financial Corp. credit histories for new leases based on a credit bureau score and other credit criteria without the use of a custom scorecard. World Omni Financial Corp. may also automatically approve or deny applicants based on a credit bureau score, custom score and other credit criteria. Applicants not automatically decisioned will be reviewed by a credit specialist and may be subsequently approved.

Lease package and verification. Once World Omni Financial Corp.’s purchase department has approved an application and the prospective lessee has agreed to the terms of the lease, the dealer transmits to World Omni Financial Corp. a lease package containing, among other things:

•	the completed standard lease form between the dealer and the lessee;

•	the customer’s application; and

•	applicable insurance information, with the lessor named as loss payee.

World Omni Financial Corp. determines whether the package complies with its requirements. World Omni Financial Corp. compares the specifics of the lease to the application approved by the purchasing department and verifies among other items, the rate, truth-in-leasing disclosures and purchase price from the dealer. Each lease includes an assignment of the lease from the dealer to the titling trust.

Insurance

Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. The servicer’s dealer agreements include a requirement that the dealer provide the servicer with written evidence that the lessee has insurance which meets the requirements of the lease contract at the inception of the lease. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. The servicer requires the policy to name the titling trust as additional insured with respect to liability and insured and loss payee with respect to physical damage.

The servicer does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related lease to the extent that the lessee’s beneficiary chooses to do so.

Servicing

Service centers located in Mobile, Alabama and St. Louis, Missouri service World Omni Financial Corp.’s closed-end retail leases following origination. The Mobile center handles collection activities, administrative services, lease term recovery, pro-active lease marketing, dealer services, remarketing and operational accounting, while the St. Louis facility handles dealer and customer inquiries as well as front end and deficiency balance recovery collections, title tracking, skip handling, and bankruptcy. The service centers operate on common systems and areas of handling are subject to change over time.

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and lessees. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and lessees that are unable to resolve their issues through the VRU. World Omni Financial Corp. also provides a customer website to assist lessees.

World Omni Financial Corp. makes collection efforts in its capacity as servicer with respect to delinquent accounts. A delinquent account is assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to that account. Risk groups are developed, based on the lessee’s behavioral score, to establish when the first call will be made or the first letter will be sent to that lessee. Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Service Members Civil Relief Act. Accounts that have aged to 30 days of delinquency are scored again on a late stage behavioral score card. Specialized manual account calling is initiated at later stages of delinquency status.

In most cases, collection efforts are enhanced by the use of an automated dialing system. In other cases, calls to lessees are placed by World Omni Financial Corp. or by independent contractors retained by World Omni Financial Corp. While World Omni Financial Corp.’s collection efforts are centralized, independent contractors handle all repossession assignments in localities across the United States. World Omni Financial Corp.’s guidelines for collection on leases and repossession of leased vehicles most often include the following:

Number of Days Delinquent	Action

10-28	Telephone contact with the lessee is initiated based on the lessee’s behavioral score
29-89	Telephone and/or field collections continue
90 or more	Leased vehicle is normally repossessed

The servicer may extend the terms of leases. Occasionally, a lessee may become delinquent and be willing but unable to bring his or her account current. In this situation, World Omni Financial Corp. may extend the lease, if the lessee pays an extension fee equal to the lesser of

•	the product of 1.15% multiplied by the outstanding principal balance of the lease, and

•	one-half of the Total Monthly Payment of the related monthly lease contract payment.

An extension of a lease account extends the due date of one or more installment(s) without changing the day of the month on which the remaining installments are due. Extended payments are deferred for a set period of time (1 month, 2 months, or 3 months) and consequently will defer the original final payment or lease termination date of the account by the same period of time. Extensions are granted at the discretion of collection department management but subject to extensive guidelines, including the following:

•	The lessee’s desire to pay;

•	The lessee’s ability to pay;

•	Previous payment history;

•	Resolution of a short-term payment problem;

•	Maximum extension months allowed over the term of the contract/agreement;

•	All extensions granted should bring the account current (if the extension alone fails to bring the account current, then payments must be collected at the time of the extension);

•	The lessee must have made at least six (6) scheduled payments before the first extension can be granted; and

•	Payment of at least one scheduled payment is required between extensions.

Generally a rescheduling or an extension requires the demonstration of financial difficulties and an ability to repay. In circumstances deemed appropriate by collection department management, World Omni Financial Corp. may reduce or waive the extension fee owed by a lessee. However, the servicing agreement will require that the servicer deposit all extension fees relating to the leases into the collection account. World Omni Financial Corp. effects these extensions by modifying the relevant lease to provide for an additional number of Total Monthly Payments, with a continuation of the applicable lease charge.

Extensions of leases are not always associated with delinquency. Occasionally, a lessee may request an extension of the related lease for one or more months from the original specified termination date of the lease near the end of a lease term for reasons including the following:

•	the lessee has ordered but not yet received a new vehicle;

•	the lessee is in the process of securing outside financing;

•	the lessee is selling the vehicle to a third party; or

•	the lessee is undecided.

In the case of an extension past the lease termination date not relating to delinquency, additional monthly payments will result in a corresponding reduction in the residual value of the lease to reflect depreciation during the extension period at the end of the lease. Under the supplement to the servicing agreement relating to the exchange notes, the servicer may not extend a lease a total of more than five times or more than five months in the aggregate, or to a date later than the last day of the thirteenth month before the legal final maturity date of the securities, unless in each case the servicer makes a reallocation payment (as discussed below under “—Representations and Warranties Relating to the Leases and the Leased Vehicles—Reallocation Payment”) with respect to such lease, and reallocates the lease and related leased vehicle to the warehouse facility pool.

World Omni Financial Corp. has a vehicle remarketing group that communicates with lessees approaching the lease termination date about their leases’ end of term options. Communications take place with each lessee at periodic intervals, sometimes commencing as many as 180 days prior to the lease termination date. World Omni Financial Corp. employs letters, statement inserts and, in some cases, outbound call campaigns to educate lessees on options and obligations with respect to their leases. World Omni Financial Corp. encourages lessees to return their leased vehicles to Toyota dealers in the Five-State Area to acquire a new vehicle. If a lessee expresses an interest in acquiring the current leased vehicle following the lease term, World Omni Financial Corp. may enter into a retail installment sales contract with the lessee. If this transaction is consummated, the lease is terminated and the titling trust receives a full payoff in exchange for the vehicle.

Repossession, auction and other disposition of returned leased vehicles. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. World Omni Financial Corp. disposes of repossessed and off-lease vehicles through several outlets. Some of the most important of those outlets are described in the table below.

Some of World Omni Financial Corp.’s Methods for Selling Leased Vehicles That Are Not Purchased by the Related Lessee

Sale Type	Description of Sale
Third Party Internet Sale	Vehicles are made available for sale to dealers on third party websites.
Traditional Auction	Vehicles are made available for sale at nationally recognized vehicle auctions.
Internet Sale by Auction House	Vehicles are made available for sale on web sites maintained by nationally recognized vehicle auctions.

World Omni Financial Corp. utilizes traditional auction houses such as Manheim and Adesa. It also uses independent internet sales systems such as OPENLANE, Inc. These entities are unaffiliated with World Omni Financial Corp. and are compensated at market rates for their services.

Upon disposition of a repossessed leased vehicle, World Omni Financial Corp. pursues the lessee for any remaining deficiency. If the deficiency balance remains uncollected for a period of six months World Omni Financial Corp. will retain an independent collection agent. Deficiency balances are pursued to the extent the lessee is deemed to have sufficient assets and there is a reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law.

Early terminations under proactive lease termination program. As a part of its proactive lease termination program, World Omni Financial Corp. monitors its overall portfolio and encourages certain lessees with remaining lease terms of less than one year to trade in their leased vehicles early. Under these programs, World Omni Financial Corp. selectively offers incentives to minimize anticipated residual value losses on leases scheduled to reach the lease termination date in the near term. These incentives usually occur during the last six months of a lease contract. World Omni Financial Corp. may or may not continue the use of these incentive programs in the future.

Delinquencies, Repossessions and Net Losses

Certain information relating to World Omni Financial Corp.’s delinquency, repossession and net loss experience with respect to the retail automobile and light duty-truck leases the titling trust has acquired will be described in each prospectus supplement. This information may include, among other things, the experience with respect to all retail automobile and light duty-truck leases in World Omni Financial Corp.’s portfolio during some specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any issuing entity will be comparable to World Omni Financial Corp.’s prior experience.

Like Kind Exchange

In October 2002, World Omni Financial Corp. implemented a like kind exchange (“LKE”) program for its lease portfolio. The LKE program is designed to permit World Omni Financial Corp. to defer recognition of taxable gain by exchanging relinquished vehicles for new vehicles (the “replacement vehicles”):

•

The documents governing the LKE program require the actual net LKE disposition proceeds of relinquished vehicles, including the leased vehicles, to be assigned to, and deposited directly with, a qualified intermediary (the “QI”) rather than being paid directly to World Omni Financial Corp. as servicer. The servicer assumes responsibility for identifying relinquished vehicles and replacement vehicles based on the servicer’s eligibility criteria. The security interest of the collateral agent in any net LKE disposition proceeds will be automatically released effective on the date on which a relinquished vehicle is sold to a purchaser under a disposition contract.

•	The servicer and the QI promptly deposit the net LKE disposition proceeds of the leased vehicles into designated accounts to be held as QI funds.

•	The QI, acting on behalf of the titling trust, uses the net LKE disposition proceeds, together with additional funds, if necessary, to purchase replacement vehicles.

•

The QI is not required to purchase replacement vehicles to the extent that the total purchase price amounts exceed the amount of available QI funds, unless the servicer makes an LKE advance in the amount of the shortfall.

•	The replacement vehicles are then transferred to the titling trust and become part of the titling trust property.

•	The titling trust is then deemed to have exchanged relinquished vehicles for the replacement vehicles and World Omni Financial Corp. is not required to recognize any taxable gain.

In the event that any net LKE disposition proceeds are not deposited into the applicable exchange note collection account, the servicer must deposit into that account an amount equal to the non-deposited relinquished vehicle proceeds within two business days of receiving and identifying such proceeds. This deposit will be treated as equivalent to the deposit into the applicable exchange note collection account of the actual net LKE disposition proceeds.

“net LKE disposition proceeds” means the excess, if any, of the LKE disposition proceeds relating to one or more relinquished vehicles over any LKE disposition expenses relating to such relinquished vehicles.

“LKE disposition proceeds” means the sale proceeds relating to one or more relinquished vehicles.

“sale proceeds” means, for any relinquished vehicle, the portion of the liquidation proceeds received by the servicer on behalf of the titling trust from the disposition of that vehicle.

“liquidation proceeds” means, for any vehicle, whether or not subject to a lease, (i) the amounts received from the sale or other disposition of that vehicle and (ii) all other gross amounts received by the servicer, the QI or a depository bank in connection with the realization of the full amounts due or to become due under the related lease, whether from the proceeds of any collection effort, receipt of insurance proceeds, or collection of amounts due under the servicing agreement, whether in the form of cash or other property, or applied as an offset against amounts owed to a purchaser by World Omni Financial Corp. or any of its affiliates and other amounts received in the form of a cancellation of an offsetting obligation and any portion of the security deposit for the related lease that is retained by the servicer on behalf of the titling trust.

THE LEASES AND LEASED VEHICLES

Origination Procedures

In General. Each lessee typically enters into a lease that requires the lessee to make Total Monthly Payments for the scheduled term of the lease—which we refer to in this prospectus as the lease term—in return for the use of the related leased vehicle. The sum of the Total Monthly Payments is intended to cover the cost of financing the related leased vehicle, scheduled depreciation of the leased vehicle and certain sales, use or lease taxes. Dealers negotiate the terms of the lease with prospective lessees according to guidelines set forth by World Omni Financial Corp. Lessees typically remit amounts due on the leases into a lockbox maintained by World Omni Financial Corp. as servicer or through direct electronic remittance. The servicer is then required to deposit amounts collected from the lockboxes into the appropriate collection account within two business days after receipt of those amounts and any information necessary to identify those amounts as relating to an asset pool—which information we refer to in this prospectus as payment information. At the end of the lease term, the lessee has the option to (1) purchase the leased vehicle “AS IS” at a price equal to the residual value stated in the lease plus a purchase option fee plus any official fees and applicable taxes and other incidental charges due under the lease or (2) return the leased vehicle to World Omni Financial Corp. through a dealer or at an agreed upon drop-off location and pay the disposition fee and any applicable charges for excess mileage and excess wear and use. In the case of either a purchase or a return, the lessee must also satisfy any outstanding and unpaid Total Monthly Payments and any other fees including actual or estimated property taxes and parking tickets paid by the lessor on the lessee’s behalf. A lessee can sell a leased vehicle to another party or trade a leased vehicle in to a dealer provided the lease obligations, including the end of term obligations described in the preceding sentence, are retained by the lessee or assumed by the buyer to World Omni Financial Corp.’s satisfaction.

Closed-End Retail Leases. All of the leases in the reference pool related to by exchange notes are closed-end retail leases with individual consumer or business lessees. Under a closed-end retail lease, if the lessee does not elect to purchase the leased vehicle, the lessee is required to return the leased vehicle to the lessor on the termination date of the lease. Upon the return of the leased vehicle, the lessee owes any unpaid Total Monthly Payments, the disposition fee provided for in the lease and any incidental charges such as excess mileage and excessive wear and use as well as any unpaid and estimated property taxes and parking tickets paid by the lessor on the lessee’s behalf. The lessee has no interest in the difference, if any, between the market value of the leased vehicle upon return and the stated residual value. See “Determination of residual values” below.

Operating leases. World Omni Financial Corp. has accounted for all of the leases with respect to a reference pool and described in this prospectus as operating leases. In the past, World Omni Financial Corp. has also accounted for leases as financing leases.

Determination of residual values. Each lease sets forth a contract residual, which is the documented residual value of the leased vehicle at the scheduled termination of the lease, established at the time of origination of the lease. This contract residual is an estimate, at inception, of the market value of the leased vehicle at the end of the lease term. The contract residual impacts the monthly payment because it represents the amount of the initial cost of the leased vehicle that does not have to be depreciated over the lease term by the lessee. The contract residual is also the basis of the price a lessee would have to pay to purchase a leased vehicle at the end of a lease. As such, the contract residual impacts return rates to World Omni Financial Corp. because lessees are less likely to purchase leased vehicles at the end of leases if the contract residual exceeds the actual market value of the leased vehicle. The contract residual is calculated by dealers based on benchmark residual value percentages distributed by World Omni Financial Corp. from time to time, generally every two months. World Omni Financial Corp. publishes residual value percentages for the standard terms of 24, 36, 39, 42, 48, 51, 54 and 60 months. If a term and corresponding residual value percentage are not published, the residual value is calculated by interpolating the appropriate residual value using the published residual value percentages. World Omni Financial Corp. publishes residual value percentages based on residual value percentage estimates produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. Since 1999, World Omni Financial Corp. has limited residual values of its leased vehicles by requiring dealers to cap the Manufacturers Suggested Retail Price (“MSRP”) used in the residual value calculation at ALG’s published Maximum Residualized MSRP (“MRM”). The MRM is the MSRP of the typically equipped vehicle plus value for typical options that ALG believes will add value to the resale price of the vehicle. Including only selected options has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. World Omni instructs dealers to calculate the contract residual by multiplying (a) the published residual value percentage for the appropriate term by (b) the lower of (i) the actual MSRP and (ii) the MRM.

In connection with vehicle marketing programs supported by World Omni Financial Corp.’s affiliate Southeast Toyota Distributors, LLC, World Omni LT. will occasionally permit, as a special promotion, dealers to increase the contract residual that would otherwise be applicable to a lease by either adding a small number of percentage points to the residual value percentage or permitting dealers to add a fixed dollar amount to the contract residual. The special promotions vary by vehicle model and lease term and are not available on all vehicles at all times. An increase in the residual value lowers the monthly payment. In exchange for increasing the residual value, Southeast Toyota Distributors LLC pays World Omni Financial Corp. which pays World Omni Financial Corp., in the month following the origination of a lease, an amount determined by World Omni Financial Corp., to be adequate compensation for the increased residual risk. The compensation paid will generally not be available to make payments on the exchange note or the securities.

Application of Collected Amounts. The servicer will deposit into its operating account all of the following amounts that it receives relating to any lease or leased vehicle:

•	scheduled payments,

•	liquidation proceeds,

•	insurance proceeds,

•	prepayments in full of the outstanding principal amount of the lease, including any related payments of interest,

•

payments remitted by a lessee of one or more scheduled payments (not constituting prepayments) in excess of the scheduled payment due under a lease, which the lessee has instructed the servicer to apply to scheduled payments that are due under that lease in one or more immediately following calendar months (such payments are referred to in this prospectus as “payments ahead”),

•	released intermediary funds,

•	proceeds from the exercise of dealer recourse rights, and

•	all other payments made by or on behalf of any lessee (collectively, the “exchange note collected amounts”).

The exchange note collected amounts will not include any payments made by lessees representing late payment charges, payments made for excise or other taxes or fees due to any government authority, extension fees or similar charges (such excluded payments, the “excluded amounts”). The excluded amounts will be paid to the servicer as supplemental servicing fees.

In the case of any relinquished vehicles included in an asset pool, the servicer and the QI will promptly deposit amounts equal to the net LKE disposition proceeds of the relinquished vehicles into the applicable warehouse facility collection account or exchange note collection account. See “Origination and Servicing Procedures—Like Kind Exchange Program” in this prospectus.

Prior to the required remittance date, the servicer will identify the asset pool to which the exchange note collected amounts relate and deposit those amounts (net of reimbursement of any liquidation expenses incurred by the servicer relating to any vehicle the liquidation proceeds of which are included among such funds) into the applicable lease funding account or exchange note collection account for the related asset pool. The servicer shall from time to time in accordance with the servicing agreement, the related servicing supplement and the titling trust agreement, determine respective amounts and recipients, and direct the titling trust to pay out of the applicable lease funding account or exchange note collection account all necessary and appropriate titling trust expenses and liabilities allocable to the respective warehouse facility pool or reference pool. In the case of any payment ahead, the servicer will maintain appropriate records in order to apply the payment ahead as a scheduled payment relating to the applicable lease.

Early Termination and Repossession

Early termination of leases will cause prepayments on the securities. An early lease termination may occur if (i) the lessee is in default of the terms of the lease (see “Default and Repossession”), (ii) a lessee who is not in default elects to terminate the lease prior to the lease termination date (a “voluntary early termination”), (iii) a lessee purchases the leased vehicle prior to the end of the lease (an “early purchase”) or (iv) the related leased vehicle has been abandoned, stolen or damaged beyond economic repair (a “total loss”). In connection with certain types of early terminations, the lessee will be required to pay early termination charges and fees described below:

•	Default: The lessor may terminate the lease and repossess a leased vehicle because of a default under the terms of the lease, in which case the lessee will owe the following:

(a)	the early termination charge; plus

(b)	all collection, repossession, storage, preparation and sale expenses of the vehicle; plus

(c)	attorney’s fees and disbursements incurred after default and referral to an attorney who is not a salaried employee of the lessor, not to exceed 15% of the amount the lessee owes the lessor or such lesser rate as may be required under applicable law; plus

(d)	simple interest at a rate of 15% per annum or such lesser rate as may be required under applicable law on all expenses incurred by the lessor and all obligations that the lessee owes after termination, other than earned but unpaid rent charges; plus

(e)	the Total Monthly Payment times the number of monthly payments not yet made; plus

(f)	any other amounts unpaid by the lessee, other than excess mileage and excessive wear and use charges; plus

(g)	any official fees and taxes related to the termination of the lease; plus

(h)	the residual value; minus

(i)	the realized value of the vehicle; minus

(j)	the unearned rent charge calculated in accordance with the actuarial method described below.

•	Voluntary Early Termination: Upon prior notice, the lessee may terminate the lease early. If the lessee does not exercise the early purchase option at the time, the following amounts will be owed:

(a)	the sum of Total Monthly Payment not yet made; plus

(b)	any other unpaid amounts under the lease, other than excess mileage and excess wear and use charges, that are not prohibited by applicable law; plus

(c)	any official fees and taxes related to the termination of the lease; plus

(d)	the residual value; plus

(e)	the disposition fee set forth in the lease; minus

(f)	the realized value of the leased vehicle or an acceptable independent appraisal of the wholesale value of the vehicle that could be realized at sale; minus

(g)	the unearned rent charge calculated in accordance with the actuarial method described below.

Under certain circumstances, World Omni Financial Corp. will terminate a lease prior to the lease termination date and only charge the lessee the sum of (a), (b), (c) and (e) above. If three or fewer payments remain, the lessee may be billed for this amount after the lease is terminated on the servicing system.

•	Early Purchase: Prior to the scheduled termination of the lease and provided the lessee is not in default and upon prior notice, the lessee may purchase the vehicle for the following:

(a)	the sum of Total Monthly Payments not yet made, plus

(b)	the contract residual value; plus

(c)	any official fees and other taxes or documentary fees charged in connection with purchase of the vehicle; plus

(d)	any other unpaid amounts under the lease, other than excess mileage and excess wear and use charges, that are not prohibited by applicable law; plus

(e)	an early purchase option fee; minus

(f)	the unearned rent charge calculated in accordance with the actuarial method described below.

•

Total Loss: If a leased vehicle suffers a total loss the lessee is obligated to notify such lessee’s insurance company and to coordinate with such lessee’s insurance company for payment to World Omni Financial Corp. If World Omni Financial Corp. does not continue the lease by substituting a comparable replacement vehicle and the lessee has complied with all other provisions of the lease, then the lease will terminate and the lessee will owe nothing more once World Omni Financial Corp. has received the following:

(a)	all of the insurance proceeds due under the insurance policy; plus

(b)	the deductible under such insurance policy; plus

(c)	the sum of Total Monthly Payments due prior to the loss; plus

(d)	all other amounts due under the lease agreement and not paid up to the date the lessor receives the insurance proceeds under such insurance policy.

Under the actuarial method of determining unearned rent charges, the leases provide that the monthly lease charges, including those for the month in which the early termination occurs, are earned in advance on the monthly anniversary of the start date and that the Total Monthly Payments are deemed to have been received on their scheduled due dates. World Omni Financial Corp. expects that many of the leases will not run to their full terms. The frequency of early terminations will affect the weighted average life of the securities.

If the insurance proceeds exceed the amount of the lessee’s obligations under the lease, the excess will not be refunded to the lessee unless otherwise required by applicable law and will be available to the administrative agent to make payments in respect of the exchange note. Conversely, if the insurance proceeds are less than the amount of the lessee’s obligations under the lease, the shortfall will reduce the amount available to the administrative agent for distribution to the exchange noteholder in respect of the exchange note.

We refer you to “Maturity Date, Prepayment and Yield Considerations” for a discussion of the effect of early termination of the leases on the payment of principal of the securities.

A lessee’s purchase of a leased vehicle before lease termination may be financed by World Omni Financial Corp. pursuant to a retail installment contract which will not be part of the reference pool. In the event World Omni Financial Corp. finances such a purchase, proceeds will flow through the payment waterfall on the related exchange note like other collections.

Default and Repossession. Each lease provides that the lessor may terminate the lease and repossess the leased vehicle if the lessee defaults under the terms of the lease, which defaults may include any of the following:

•	failure to make Total Monthly Payments when due;

•	bankruptcy or insolvency of the lessee;

•	failure of the lessee to maintain the required insurance coverage;

•	failure of the lessee to maintain or repair the leased vehicle;

•	failure of the lessee to comply with any other provision of the lease;

•	material misrepresentations by the lessee in his or her application;

•	incompetency or death and the surviving spouse, if any, does not continue to make payments in accordance with the terms and conditions of the lease;

•	assignment, transfer, sublease, rent, or pledge of the lease or leased vehicle without the servicer’s permission; and

•	governmental seizures.

The servicer’s right to repossess the vehicle may be limited or delayed by applicable law, including bankruptcy and other insolvency law and in the event a lessee is identified on the OFAC list of Specially Designated Nationals.

Representations and Warranties Relating to the Units

Schedule of leases. The servicer will prepare a schedule describing the units, which will be attached as an exhibit to the exchange note supplement. This schedule will identify each lease by its identification number and each leased vehicle by its vehicle identification number. The schedule will also include the following information for each lease:

•	date of origination;

•	the lease termination date, which is the payment due date in the month after the final scheduled payment by the lessee;

•	the Total Monthly Payment;

•	the monthly lease payment;

•	the Securitization Value; and

•	the Base Residual Value.

Representations, Warranties and Covenants. The units relating to an issuing entity will be identified in a schedule to the related Exchange Note Supplement. In each Exchange Note Sale Agreement, Auto Lease Finance LLC will make representations and warranties with respect to each lease and related leased vehicle, including, among other things, that each lease met the selection criteria described under “The Leases—Characteristics of the Leases—Selection Criteria” in the applicable prospectus supplement as of the related cutoff date. On the applicable closing date, the depositor will assign all of its rights under the Exchange Note Sale Agreement to the issuing entity. Each Exchange Note Sale Agreement will also provide that if Auto Lease Finance LLC, an issuing entity, the depositor or any other person identified in the applicable prospectus supplement discovers a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the related issuing entity’s interest in the related unit, which breach is not cured in all material respects on or before the end of the collection period in which Auto Lease Finance LLC discovers such incorrectness (either pursuant to notice or otherwise), then the applicable unit will be removed from the reference pool for the related exchange note on the payment date related to that collection period. In connection with this reallocation, Auto Lease Finance LLC will be required to deposit into the related collection account a repurchase payment for the applicable unit in an amount specified in the applicable prospectus supplement. The repurchase payment must be made by Auto Lease Finance LLC as of the payment date immediately following the day on which the related cure period ended. Upon making that payment, the related unit will no longer be included in the reference pool for the related exchange note.

The related prospectus supplement may describe some additional information with respect to the lease termination date and prepayment considerations applicable to the leases and the related series of securities.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to increase the Securitization Value of the units with respect to an exchange note to an amount generally equal to the outstanding amount of the securities. To the extent applicable, this amount will be specified in the applicable prospectus supplement. With respect to a series of securities, the pre-funding arrangement will require that any subsequent leases designated to a reference pool with respect to an exchange note transferred to the issuing entity conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial leases. If a pre-funding arrangement is used in connection with the issuance of a series of securities, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related closing date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent leases securing the exchange note from the depositor. Upon each conveyance of subsequent leases to the reference pool, an amount equal to the purchase price paid by the depositor to World Omni Financial Corp. will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in eligible investments, as specified in the applicable prospectus supplement. Information regarding the subsequent leases will be included under Item 8.01 in a Current Report filed by the issuing entity on Form 8—K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the exchange note on the closing date and during a specified period following the closing date for that series of securities. Pre-funding arrangements allow for a more even accumulation of units by the titling trust in the reference pool and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

Any conveyance of additional units to a reference pool is subject to the satisfaction of the conditions precedent and conditions subsequent specified in the related prospectus supplement. If any of these conditions are not met with respect to any additional units within the time period specified in the related prospectus supplement, World Omni Financial Corp. will be required to repurchase the additional units from the related reference pool at the specified purchase amounts.

You should be aware that the initial leases and the subsequent leases may be originated using credit criteria different from the criteria applied to the units included in the related reference pool disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent leases may vary as a result of increases or decreases in the credit quality of the related lessees within the predefined acceptable range, which variations could impact the performance of the overall pool of leases. The portfolio of initial leases may also be subject to greater seasoning than the subsequent leases due to the length of time elapsed from the dates of origination of those leases and the sale of those leases to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent leases. Moreover, following the transfer of subsequent leases to the related reference pool, the characteristics of the leases allocated to the related reference pool and included in the exchange note assets may vary from those initially allocated to the reference pool.

The characteristics of the units in an entire reference pool may vary from those described in the related prospectus supplement as additional units are added to such reference pool from time to time during the funding period. As specified in the related prospectus supplement, the characteristics of the additional units are not expected to be materially different from the units included in the reference pool as of the closing date. The related prospectus supplement will indicate any restrictions on the characteristics of the additional units.

MATURITY DATE, PREPAYMENT AND YIELD CONSIDERATIONS

Information regarding the maturity date, prepayment and yield considerations with respect to each series of securities and certificates is set forth under “Prepayment and Yield Considerations Weighted Average Life of the Securities” in the applicable prospectus supplement. The rate of payment of principal of the securities of any series will depend on the rate of payments on the related units as defined below under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes,” (including scheduled monthly payments on and prepayments and liquidations of the leases) and losses on the units, which cannot be predicted with certainty.

A prepayment of a lease in full (including payment in respect of the stated residual value of the related leased vehicle) may be in the form of:

•	net proceeds resulting from early lease terminations;

•	sales proceeds following a default under the lease; or

•	repurchase payments made by World Omni Financial Corp. or Auto Lease Finance LLC.

The rate of prepayment on the leases may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of leases will shorten the weighted average life of the related series of securities, which is the average amount of time during which each dollar of the principal amount or certificate balance, as applicable, of a security is outstanding. As the rate of payment of principal on (or the certificate balance of) the securities of any series will depend primarily on the rate of payment—including prepayments—of the related leases, the final payment of principal of (or the final distribution on) a class of a series of securities could occur significantly earlier than the applicable final scheduled payment date. If lease prepayments cause the principal of, or certificate balance on, the related class of securities to be paid earlier than anticipated, the related securityholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the applicable interest rate.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Origination and Servicing Procedures—Delinquency, Repossession and Net Losses.” World Omni can give no assurances that the leases will experience the same rate of prepayment or default as World Omni’s historical prepayment and default rates, or that the residual value loss experience of leased vehicles related to leases that are scheduled to reach their lease termination dates will be the same as World Omni’s historical residual value loss experience for all of the retail leases in its portfolio (including leases that World Omni sold to third parties and continued to service).

The effective yield on, and average life of, the securities of any series will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related leases and related leased vehicles and the rate at which those payments are paid to the holders of the securities. In the event of prepayments of the leases, related securityholders who receive those amounts may be unable to reinvest the related payments received on their securities at yields as high as the related interest rate. The timing of changes in the rate of prepayments on the leases and payments in respect of the related leased vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the securities. A substantial increase in the rate of payments on or in respect of the leases and related leased vehicles (including prepayments and liquidations of the leases) may shorten the final maturity of, and may significantly affect the yield on, the securities.

The yield to an investor who purchases securities of any series in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the leases is different than the rate the investor anticipated at the time it purchased those securities.

In sum, the following factors will affect an investor’s expected yield:

•	the price the investor paid for the securities of any series;

•	the rate of prepayments, including losses, in respect of the leases and the related leased vehicles; and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the leases and the related leased vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the leases and the related leased vehicles is faster than anticipated, the investor’s yield will be higher if interest rates exceed the investor’s expectations and lower if interest rates fall below the investor’s expectations.

In addition, any securities outstanding for a series will be paid in full if and when the depositor or the servicer, as specified in the applicable prospectus supplement, elects to purchase the related exchange note from the issuing entity on any related payment date when the aggregate Securitization Value is less than or equal to a threshold percentage of the initial aggregate Securitization Value, as identified in the applicable prospectus supplement. Any securities of those series then outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.

NOTE FACTORS AND TRADING INFORMATION

The “note factor” for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the class of securities, indicating the remaining outstanding principal balance of the class of securities as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class of securities. Each note factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of securities. A noteholder’s portion of the aggregate outstanding principal balance of the related class of securities is the product of:

•	the original aggregate purchase price of the noteholder’s securities; and

•	the applicable note factor.

As more specifically described in the related prospectus supplement, noteholders will receive reports on or about each payment date concerning the payments received on the exchange notes, the exchange note principal balance for that issuing entity, each note factor and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

USE OF PROCEEDS

As further specified in the related prospectus supplement, the issuing entity will use the securities of a series as consideration for the purchase of the related exchange notes from the depositor. The depositor will use the net proceeds from the sale of the securities of a series to purchase the exchange note from Auto Lease Finance LLC.

As discussed in “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes” in the prospectus, an exchange note issued by the titling trust will replace indebtedness of the titling trust to the warehouse lenders or lenders under a subordinated warehouse facility provided by World Omni Financial Corp. or its affiliates (“subordinated warehouse lenders”). Auto Lease Finance LLC will use the proceeds from the sale of the securities to pay to the warehouse lenders or subordinated warehouse lenders a substantial portion of the purchase price for any replaced indebtedness acquired from them by Auto Lease Finance LLC.

Auto Lease Finance LLC will use any remainder of the proceeds for general corporate purposes.

THE DEPOSITOR

World Omni Auto Leasing LLC was formed as a Delaware limited liability company on June 26, 2008. Auto Lease Finance LLC holds all of the outstanding membership interests of the depositor and is the managing member of the depositor. The principal executive offices of the depositor are located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The managing member of the depositor is located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442.

The depositor was organized solely for the purpose of acquiring exchange notes, securities and other property, forming one or more securitization trusts, such as the issuing entity, and transferring the related property and rights to those trusts and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

AUTO LEASE FINANCE LLC

Auto Lease Finance LLC is a Delaware limited liability company and a wholly owned, special purpose finance subsidiary of World Omni Financial Corp. Auto Lease Finance LLC was organized in September 1998. Auto Lease Finance LLC is organized solely for the purpose of being grantor and initial beneficiary of the titling trust, holding the closed-end collateral specified interest, open-end collateral specified interest, other specified interests in the titling trust, and the titling trust certificates representing the closed-end collateral specified interest and the open-end collateral specified interest and any such other specified interests; acquiring interests in one or more exchange notes; and engaging in related transactions.

Auto Lease Finance LLC’s limited liability company agreement limits its activities to the purposes described above and to any activities incidental to and necessary for those purposes. World Omni Financial Corp. is the sole member of Auto Lease Finance LLC.

The principal office of Auto Lease Finance LLC is located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. The issuing entity may issue securities in one or more classes. Each class of securities will either evidence beneficial interests in a segregated pool of assets or will represent debt of the issuing entity secured by the trust assets. The following summaries, together with additional summaries under “The Transaction Documents” below, describe all material terms and provisions common to all securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the documentation for the related securities and the related prospectus supplement.

In addition, a series of securities may include two or more classes of securities that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of the principal or interest or both, which will be described in the related prospectus supplement. Distributions of principal or interest or both on any class also may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the leases. Any series may include one or more classes of “accrual securities,” which are securities for which all or some of the interest is added to the principal balance instead of currently distributed.

The Securities

With respect to each issuing entity that issues securities, one or more classes of securities of the related series will be issued pursuant to the terms of an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Because this is a summary describing the securities, it does not contain all the information that may be important to you. You should read the indenture the other trust documents in their entirety if you require complete information regarding the securities.

Principal and Interest on the Securities. The right of holders of any class of securities of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of securities of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the securities of the related series will be made prior to payments of principal. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip securities entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of securities may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip securities, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of securities of a series or the method for determining the interest rate. One or more classes of securities of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the funding period, if any, or as a result of the servicer’s exercising its option to purchase the related exchange note.

To the extent specified in any prospectus supplement, one or more classes of securities of a given series may have fixed principal payment schedules. Noteholders would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to the securities, in the manner and to the extent set forth in the related prospectus supplement. The aggregate initial principal amount of the securities and certificates, if any, of a series may, after giving effect to the purchase of all additional leases, if any, may be greater or less than the aggregate initial principal balance of the leases in that series.

To the extent specified in the related prospectus supplement, payments of interest to holders of two or more classes of securities within a series may have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the securities on any of the dates specified for payments in the related prospectus supplement, in which case the holders of the classes of securities will receive their ratable share, based upon the aggregate amount of interest due to the noteholders, of the aggregate amount available to be distributed in respect of interest on the securities.

In the case of a series of securities that includes two or more classes of securities, the sequential order and priority of payment in respect of principal and interest, seniority, allocations of losses or amount of or method of determining, the distribution of principal or interest or both and any schedule or formula or other provisions applicable to the determination of the order and priority of the payment, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of securities will be made on a pro rata basis among all the noteholders of the class. A series with securities may provide for a revolving period, during which collections of principal in respect of the leases are not applied to payments of principal of the securities, or may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

The Certificates

Each issuing entity will issue a certificate representing the residual interest in itself which will be transferred to the depositor. Any holder of the certificate will be entitled to receive a payment on the payment date as described in the related prospectus supplement. See “Description of the Transaction Documents—Description of the Certificates” in the related prospectus supplement.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of offered securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

General Payment Terms of Securities

As described in the related prospectus supplement, to the extent funds are available in the distribution account, the issuing entity will make payments to holders of the securities on specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. For example, in the case of quarterly-pay securities, the payment date would be a specified day of every third month. The related prospectus supplement will describe the record date preceding the payment date, as of which the related indenture trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

The prospectus supplement will specify a collection period preceding each payment date. For example, in the case of monthly-pay securities, the collection period would be the calendar month preceding the month of the relevant payment date. The servicer will remit collections received on or with respect to the exchange note held by an issuing entity during a collection period to the related indenture trustee prior to or on the related payment date. These amounts will fund payments to securityholders on the payment date. [As may be described in the related prospectus supplement, the related indenture trustee may apply all or a portion of the payments collected on the exchange notes to allocate additional leases to the related reference pool, and therefore increase the amount of the Securitization Value of the units allocated to the exchange notes, during a specified period rather than to fund payments of principal to securityholders during the period. See “Description of Securities—Revolving Period and Amortizing Period” in this prospectus.]

Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. We refer you to “The Transaction Documents—Accounts.”

Neither the securities nor the underlying leases will be guaranteed or insured by any governmental agency or instrumentality or any other person.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to the securities may be:

•

used by the issuing entity during the revolving period to transfer additional leases to the related reference pool, and therefore increase the principal balance of the related exchange note and a beneficial interest in the related collateral;

•	held in an account and invested in eligible investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

These revolving periods may terminate prior to the scheduled date and result in an early amortization of the related securities. The retention and eligible investment by the related indenture trustee of the collected payments:

•	slows the amortization rate of the related securities relative to the installment payment schedule of the related leases; or

•	attempts to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

Any of these features may terminate prior to the scheduled date and result in distributions to the securityholders and an acceleration of the amortization of the securities.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for exchange notes acquired during the revolving period, a description of the party with authority to add, remove or substitute exchange notes during the revolving period and the procedures for temporary re-investment of funds, will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the exchange notes may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the securityholders. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of exchange notes owned by the issuing entity fluctuates and the amount of securities and certificates of the related series of securities outstanding is reduced.

Series of Securities

Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of securities and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Holders of securities may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold the positions in customers’ securities accounts in the depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of securities that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. In addition, holders of securities will receive all distributions of principal and interest from the related trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of securities.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which the holders of securities have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of securities. Accordingly, although the holders of securities will not possess the securities, DTC rules provide a mechanism by which participants will receive payments on securities and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of securities to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of a security only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. Neither the depositor nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Securities

Unless the related prospectus supplement provides otherwise, the securities will be issued in fully registered, certificated form as definitive securities to the securityholders of a given series or their nominees, only if:

•

the related administrator in respect of the related series advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the related indenture trustee or the administrator is unable to locate a qualified successor; or

•	the administrator at its option advises the indenture trustee that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default under the related indenture or a default by the servicer under the related servicing agreement or pooling and servicing agreement, securityholders representing at least a majority of the outstanding principal amount of the securities advise the indenture trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the securityholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the related indenture trustee will be required to notify all the securityholders through participants of the availability of definitive securities. Upon surrender to the applicable trustee by DTC of the definitive securities representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as definitive securities to the securityholders.

Distributions of principal of, and interest on, the securities will thereafter be made by the applicable trustee in accordance with the procedures described in the related indenture, pooling and servicing agreement or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date.

The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the related applicable note registrar. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholder.

Definitive securities in respect of a given series of securities will be transferable and exchangeable at the offices of the note registrar or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee or issuing entity may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

On each payment date, the applicable trustee will include with each distribution to each securityholder as of the related record date a statement, in accordance with the description thereof in the related prospectus supplement, generally setting forth the following:

(1) the amount of the distribution allocable to principal of each class of securities;

(2) the amount of the distribution allocable to interest on each class of securities;

(3) the aggregate principal balance of the leases as of the last day of the related collection period;

(4) the aggregate principal balance of, and the note factor for, each class of securities as of the last day of the preceding collection period, after giving effect to payments of principal under (1) above;

(5) the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount of the servicing fee paid from that of the prior payment date; and

(6) the number and the aggregate purchase amount of leases in the applicable reference pool that have been repurchased by the servicer.

DTC will supply these reports to securityholders in accordance with its procedures. The report will also indicate each amount described under subclauses (1) and (2) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

After the end of each calendar year, the applicable trustee will mail, to each person who was a securityholder during the year, a statement (prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	an “exchange note sale agreement” pursuant to which the depositor will purchase the exchange note from Auto Lease Finance LLC;

•	an “exchange note transfer agreement” pursuant to which the issuing entity will purchase the exchange note from the depositor;

•

each “administration agreement,” if any, pursuant to which World Omni Financial Corp. or another party described in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity;

•	the servicing agreement and each servicing supplement pursuant to which the servicer will agree to service the exchange note assets; and

•	the exchange note supplement to the collateral agency agreement pursuant to which the characteristics and provisions of the exchange note are specified.

The prospectus supplement for a given series will specify the trust documents utilized for that series of securities. We have filed forms of the trust documents as an exhibit to the registration statement of which this prospectus forms a part. Because this is a summary of the trust documents, it does not contain all the information that may be important to you. You should read the trust documents in their entirety if you require complete information regarding their contents.

Transfer and Assignment of the Exchange Notes

Transfer and Assignment by Auto Lease Finance LLC. Prior to the issuance of a series of securities by the issuing entity, Auto Lease Finance LLC will sell and assign to the depositor, without recourse (other than to the extent described in “The Transaction Documents—Repurchase Obligations”), all of its right, title and interest in the exchange notes, pursuant to the related exchange note sale agreement.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of securities by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant exchange note transfer agreement, all of the depositor’s right, title and interest in and to the relevant exchange notes, assign to the issuing entity all of its rights under the related exchange note sale agreement and deliver the related exchange notes to the issuing entity.

Immediately following the transfer of the exchange notes to the related issuing entity, the issuing entity will pledge its interest in the issuing entity property, which includes the exchange notes, to the indenture trustee as security for the securities or to the owner trustee as security for the certificates, as specified in the applicable prospectus supplement. See “Description of Indenture” for more information regarding the indenture.

Accounts

With respect to each series of securities, the servicer will establish and maintain one or more accounts (the “trust accounts”), in the name of the indenture trustee on behalf of the related securityholders. The servicer will deposit all payments made on or with respect to the leases included in the related reference pool into the “exchange note collection account”. The administrative agent will deposit amounts released from the exchange note collection account for distribution to the exchange noteholder, which distribution will be deposited into the “trust collection account”. The indenture trustee will deposit amounts released from the trust collection account and any reserve account or other credit enhancement for distribution to securityholders into a distribution account. The related indenture trustee will make distributions to the securityholders from the distribution account.

If the related prospectus supplement so provides, the related indenture trustee will maintain a pre-funding account solely to hold funds to pay to the depositor, who will use these funds to pay Auto Lease Finance LLC for transferring additional leases to the closed-end collateral specified interest and allocating such leases to the reference pool, and therefore increasing the Securitization Value of the units allocated to the related exchange note during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the leases. On the closing date, the depositor will deposit into the pre-funding account from the sale proceeds of the securities an amount equal to the required pre-funded amount.

If the related prospectus supplement so provides, the issuing entity will establish and maintain the reserve account in the name of the applicable indenture trustee on behalf of the securityholders. On the closing date, the issuing entity will deposit cash in the reserve account.

The related prospectus supplement will describe any other accounts to be established with respect to an exchange note or an issuing entity, including any other reserve account.

So long as no event of default shall have occurred and be continuing, funds in the trust accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the servicer or its affiliates or other trusts created by World Omni Financial Corp. or its affiliates. Eligible investments must generally mature before the related payment date. To the extent specified in the prospectus supplement, funds in the trust accounts may be invested in securities that will mature after the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any trust account at any time may be less than the balance of the trust account. If required withdrawals from any trust account exceed the amount of cash in the trust account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The related indenture trustee will deposit investment earnings on funds in the trust accounts as specified in the related prospectus supplement.

The trust accounts may be maintained as either:

•	a segregated trust account in the corporate trust department of the applicable indenture trustee; or

•

a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the applicable rating agencies; and

•	its deposits insured by the FDIC.

The trust accounts will be maintained with the applicable indenture trustee so long as they satisfy the requirements above.

The Servicing Agreement and the Servicing Supplement

Under the servicing agreement for each issuing entity, the servicer will manage the titling trust as agent for, and subject to the supervision, direction and control of, the titling trust and collateral agent. The obligations of the servicer include, among other things, acquiring vehicles and originating leases on behalf of the titling trust, collecting and posting payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements and reporting required tax information (if any) to lessees, disposing of returned vehicles, commencing legal proceedings to enforce leases and servicing the leases, including accounting for collections and generating federal income tax information. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the leases. The servicer will apply for and maintain all licenses and make all filings required to be held or filed by the titling trust in connection with the ownership of units and to take all necessary steps to evidence the titling trust’s ownership on the certificates of title to the leased vehicles. The servicer will be obligated to service the leases in accordance with the customary practices of the servicer with respect to the units held by the titling trust, without regard to whether those units have been allocated into a reference pool, as those practices may be changed from time to time (the “customary servicing practices”), using the same degree of skill and attention that the servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

The servicer will be responsible for filing all periodic sales and use tax or property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and a business trust and other governmental filings, registrations or approvals arising with respect to or required of the titling trust.

The servicer will also enter into a servicing supplement with respect to each reference pool. As holder and pledgee of the related exchange notes, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the related servicing supplement. Each servicing supplement will require the servicer to collect and post payments with respect to the related reference pool to the applicable accounts specified in the prospectus supplement.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and facilitate servicing of the leases, the titling trust and the collateral agent have appointed the servicer as their agent and bailee of the leases, the certificates of title relating to the leased vehicles and any other related items that from time to time come into possession of the servicer. Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the servicer. The servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties. (For example, the servicer may hire a third-party to hold original certificates of title for vehicles that it services.) The accounting records and certain computer systems of Auto Lease Finance LLC will reflect the allocation of the units to the related reference pool. Upon instructions from the collateral agent, the servicer will release or cause to be released any certificate of title to the collateral agent, at the place or places designated by the collateral agent.

Sale and Disposition of Leased Vehicles

Under the servicing agreement and the servicing supplement for each issuing entity and in accordance with the servicer’s customary servicing practices, the servicer on behalf of the related issuing entity will use commercially reasonable efforts to enforce the provisions of the leases included in the reference pool and to repossess or otherwise take possession of the leased vehicle related to any lease included in the reference pool that may have terminated or expired or that the servicer may have determined (in accordance with its customary servicing practices) to be in default. See “Origination and Servicing Procedures” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Repossession of Leased Vehicles” and “—Deficiency Judgments”.

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related lease term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the titling trust as loss payee. See “The Leases and the Leased Vehicles—Insurance” for more information regarding insurance requirements. The servicer is required to use commercially reasonable efforts to monitor whether the lessees have insurance. To the extent any proceeds from an insurance policy with respect to a leased vehicle included in the related reference pool would otherwise have been recoverable and paid to the titling trust as loss payee, but those proceeds are not paid because (x) the policy had lapsed and the lessee failed to obtain a new insurance policy, (y) the servicer failed to maintain the titling trust’s rights to receive all proceeds of that insurance policy up to the full amount of the lessee’s obligations under the lease, or (z) the insurance policy has not been maintained in full force and effect prior to the maturity date of that lease, the servicer must remit an amount to the applicable exchange note collection account equal to the amount of insurance proceeds that was not recoverable.

Security Deposits

The titling trust’s rights related to the leases will include all rights under the leases to any refundable security deposits which may be paid by the lessees at the time the leases are originated. As part of its general servicing obligations, the servicer will retain possession of each security deposit remitted by the lessees and will apply the proceeds of these security deposits in accordance with the terms of the leases, its customary servicing practices and applicable law, including applying a security deposit in respect of any related lessee’s default or failure to pay all amounts required to be paid under the related lease or resulting from excess mileage or unreasonable wear to the related leased vehicle. However, in the event that any lease is written off by the servicer in connection with its customary servicing practices for writing off (“charged-off lease”) or, if earlier, the related leased vehicle is repossessed, the related security deposit will, to the extent provided by applicable law and that lease, constitute liquidation proceeds. On the payment date related to the collection period in which the security deposit becomes liquidation proceeds, the servicer will deposit those amounts in accordance with the provision summarized in “Origination and Servicing Procedures—Like Kind Exchange” in the prospectus. The titling trust may not have an interest in the security deposits that is enforceable against third parties until they are deposited into the exchange note collection account. Each security deposit, after deduction for amounts applied towards the payment of any amount resulting from the related lessee’s default or failure to pay any amounts required to be paid under that lease or damage to the related leased vehicle, will be returned to the related lessee by the servicer; provided, however, that the servicer may retain a security deposit (including any interest thereon) until the related lessee has repaid all other charges owed under that lease. Unless required by applicable law, the servicer will not be required to segregate security deposits from its own funds. Any income earned from any investment on the security deposits by the servicer will be for the account of the servicer as additional servicing compensation (to the extent permitted by law and the applicable lease, and to the extent investment earnings are not required to be paid to the applicable lessee).

Payments on Leases

Lessees will generally make payments on the leases by mail for deposit into a lock box account maintained by the servicer or directly through electronic means. The servicer will deposit all payments it receives on or in respect of the leases included in a reference pool into the related collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, the related prospectus supplement may provide for less frequent deposits into the collection account if the following conditions are met:

•	World Omni Financial Corp. remains the servicer under the servicing agreement;

•	no default by the servicer has occurred and is continuing; and

•	World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the securities.

The related prospectus supplement may provide that, in the event the foregoing conditions are satisfied, World Omni Financial Corp. need not deposit collections into the collection account by the second business day after receipt, but may use for its own benefit all of those collections until the payment date, whether or not such funds will be distributed to securityholders, retained in the collection account or deposited in another account on such payment date, at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions set forth above not been satisfied.

Servicing Compensation

The trust generally will pay to the servicer a servicing fee on each payment date equal to the product of one-twelfth of the specified percentage per annum and the aggregate Securitization Value immediately before the open of business on the first day of the related collection period. With respect to the initial payment date, the servicing fee will be based on the principal balance, as of the cutoff date, of the related reference pool. The related prospectus supplement will describe the servicing fee. The servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the leases included in the reference pool. The servicer will also be entitled to reimbursement from the trust for certain liabilities. The servicer will allocate the payments by or on behalf of lessees to scheduled payments, late fees and other charges and principal and interest in accordance with the servicer’s normal practices and procedures. The trust will pay the servicing fee out of collections from the leases included in the reference pool, prior to distributions to securityholders.

As long as World Omni Financial Corp. believes that sufficient collections will be available from collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee for the related collection period will be deemed to equal zero for all purposes of the trust documents.

The Administrator

World Omni Financial Corp. or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the closing date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.

Repurchase Obligations

Auto Lease Finance LLC will make representations and warranties in the exchange note sale agreement that each lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any lease, the result has certain material adverse effects and the breach is not corrected or cured in a timely manner, Auto Lease Finance LLC will be required under the exchange note sale agreement to deposit an amount equal to the repurchase payment in respect of the lease into the exchange note collection account. See “The Leases and Leased Vehicles—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in this prospectus for information regarding Auto Lease Finance LLC’s representations and warranties and its obligations with respect thereto.

Credit and Cash Flow Enhancements

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements and any provider of credit or cash flow enhancement with respect to each class of securities of a given series. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a combination of two or more of the following:

•

Reserve Account. The administrative agent will apply amounts on deposit in the reserve account, if any, to make payments on the exchange note in accordance with the priority of payments, to the extent that those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the exchange note.

•

Overcollateralization. The aggregate Securitization Value may exceed the aggregate outstanding principal balance of the related exchange note. Such excess represents overcollateralization for the exchange note. The aggregate outstanding principal balance of the related exchange note plus amounts in the pre-funding account may exceed the aggregate outstanding principal amount of the securities issued by the issuing entity. This excess represents overcollateralization on the related series of securities issued by the issuing entity. The aggregate overcollateralization is an amount equal to the difference between the aggregate Securitization Value and the aggregate outstanding principal amount of the securities issued by the issuing entity. See “Summary—Credit Enhancement—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the leases or exchange note before a shortfall in funds available to make payments on the securities would occur.

•

Subordination of Interests. Subordinated classes of securities will be allocated available funds only after the applicable portion of the obligations for any payment period of the senior classes of securities has been paid. This subordination provides credit enhancement to the senior classes of securities and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

•

Excess Interest. More interest is expected to be paid by the lessees in respect of the leases included in the reference pool and the related exchange notes, than is necessary to pay the related servicing fee, trustee and other fees and expenses, and interest on the securities for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from lessees will serve as additional credit enhancement.

•

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts such as spread, yield supplement or negative carry accounts, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that may be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

•

Interest Rate and Currency Protection Agreements. Each trust may enter into an interest rate swap or other interest rate protection agreements that will enable it to pay a fixed or floating rate of interest on one or more classes of its securities. Each trust may also enter into a currency swap arrangement or other exchange rate protection agreements that will enable it to pay one or more classes of its securities in a specified currency.

•

Credit or Liquidity Facilities. Issued by a financial institution or other entity, any such facility will cover specified losses on the leases or shortfalls in payments due on specified securities issued by the applicable trust.

Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Credit enhancement increases the likelihood of receipt by the relevant securityholders of their full amount of principal and interest and decreases the likelihood that these securityholders will experience losses. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Evidence as to Compliance

Annually, the servicer will deliver to the related trust and the trustee an officer’s certificate stating that to the best of such officer’s knowledge the servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset—backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the closing date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The servicer also will agree to give the trustee notice of defaults by the servicer under the related servicing agreement or pooling and servicing agreement.

The servicer will also furnish to the related trust and trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of leases.

Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the trust or the securityholders for taking any action or for refraining from taking any action pursuant to the servicing agreement or servicing supplement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The servicer may not resign from its obligations and duties under the servicing agreement or servicing supplement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the applicable trustee or a successor servicer has assumed the servicer’s obligations and duties under the applicable servicing agreement or servicing supplement. The servicer may not assign the servicing agreement or servicing supplement or any of its rights, powers, duties or obligations under the applicable servicing agreement or servicing supplement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the servicer will succeed the servicer under the applicable servicing agreement or pooling and servicing agreement.

Upon a termination of the servicer, U.S. Bank Trust National Association as administrative agent (so long as the collateral agency agreement is in effect), and thereafter, the titling trust will select and appoint a successor servicer to perform the outgoing servicer’s duties and undertake its responsibilities and liabilities. The appointed successor servicer must be an established institution with a net worth of at least $50,000,000 whose regular business includes the servicing of automotive leases and the related leased vehicles. The successor servicer will hold all the rights of the outgoing servicer under the trust documents and will receive compensation mutually agreed upon between the successor servicer and the administrative agent. The successor servicer shall receive compensation not to exceed that of the outgoing servicer, but in no case will the indenture trustee be liable for any difference in compensation between the outgoing servicer and the successor servicer. No successor servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the servicer, the outgoing servicer shall transfer all cash amounts that are to be held by the successor servicer to the successor servicer and shall provide the successor servicer with all information regarding the leases files that is required for the proper servicing of the leases. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of leases files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing servicer. The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the servicer to the certificateholders and noteholders, respectively, upon either occurrence.

Servicer Default

Except as otherwise provided in the related prospectus supplement, an “exchange note servicer default” under the related trust documents will include, among others:

•

any failure by the servicer to deliver to the administrative agent any required proceeds or payment required to be delivered with respect to an exchange note, which failure continues unremedied for more than five business days after notice from the administrative agent is received by the servicer or after discovery by the servicer; provided that a delay in or failure of performance referred to in this clause for a period of ten business days shall not constitute an exchange note servicer default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an event outside the control of the servicer; and

•

any failure by the servicer to duly observe or perform in any material respect any other covenant or agreement of the servicer in the servicing agreement which materially and adversely affects the rights of the administrative agent or the related exchange noteholder and which continues unremedied for more than thirty days after notice of the failure to the servicer by the administrative agent or the related exchange noteholder.

Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the applicable administrative agent, the related exchange noteholder, the titling trust and the collateral agent prompt notice of such failure or delay by it.

Rights upon Exchange Noteholder Servicer Default

Except as otherwise provided in the related prospectus supplement, as long as an exchange note servicer default under the servicing agreement remains unremedied, the titling trustee on behalf of the applicable exchange noteholder with notice to the servicer, the issuing entity, the indenture trustee, the trust administrator and each rating agency then rating the related securities, may terminate all the rights and obligations of the servicer, if any, under the servicing agreement whereupon a successor servicer appointed by the indenture trustee, acting at the direction of the holders of not less than 66 2/3% of the outstanding securities or the majority certificateholder, as applicable.

Waiver of Past Defaults

The administrative agent may waive any default by the servicer in the performance of its obligations under the related trust documents and its consequences. No waiver will impair the securityholders’ rights with respect to subsequent defaults.

Amendments

The requirements of amending the indenture may be found in “Description of the Indenture.” Unless otherwise specified in the related prospectus supplement, generally each of the other trust documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the offered securities for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•	a confirmation from each rating agency then rating the related securities that the amendment will not result in a reduction or withdrawal of its rating on the securities of that class; and

•	the delivery by the depositor of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, unless otherwise specified in the related prospectus supplement, the depositor, the servicer, the trust and the applicable trustee, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, unless the interests of the noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing not less than 50% of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the offered securities is required, however, for any amendment that:

•	increases or reduces the amount of, or accelerates or delays the timing of, collections of payments on the related leases or distributions to holders of the offered securities; or

•	reduces the required percentage of the offered securities which are required to consent to these amendments.

The controlling securities will be specified in the applicable prospectus supplement.

Bankruptcy of the Trust

Each of the owner trustee, the indenture trustee, the depositor, every certificateholder and every noteholder will covenant on its own behalf that it will not at any time institute against the trust any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The owner trustee will not institute, or consent to the institution of, any proceedings to have the trust declared or adjudicated bankrupt or insolvent and will not take any other voluntary bankruptcy action against the trust. In addition, while the indenture is in effect, the certificateholders will not take any voluntary bankruptcy action against the trust.

Termination

With respect to each trust, the obligations of the servicer, World Omni Financial Corp., and the applicable trustee pursuant to the related trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the securityholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the trust have been distributed in accordance with the related trust documents.

Unless otherwise specified in the related prospectus supplement, any outstanding securities of the related series will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the indenture pursuant to which the issuing entity will issue a series of securities. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Additional provisions of any indenture for a series of securities will be described in the applicable prospectus supplement. Because this is a summary of the indenture, it does not contain all the information that may be important to you. You should read the indenture in its entirety if you require complete information regarding its contents.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the securities of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of securities generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of securities. With respect to each series of securities, the rights and remedies of the related indenture trustee, the related holders of the securities and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that, so long as any securities are outstanding, each issuing entity will not, among other things:

•

engage in any activities other than financing, acquiring, owning, pledging and managing the related exchange note and the other collateral as contemplated by the related indenture and the other related transaction documents;

•	sell, transfer, exchange or otherwise dispose of any of its issuing entity property, except as expressly permitted by the related indenture and the other transaction documents;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the securities of the related series—other than amounts withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•

permit (1) the validity or effectiveness of the related indenture to be impaired, (2) the lien of the related indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations under the related indenture except as may be expressly permitted thereby, (4) any adverse claim (other than liens permitted under the transaction documents) to be created on or extend to or otherwise arise upon or burden any part of the related trust estate, or any interest therein or the proceeds therefrom or (5) (except as provided in the transaction documents) the lien of the indenture to not constitute a first priority security interest in related issuing entity property;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents;

•

make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person;

•	make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty); or

•	dissolve or liquidate in whole or in part, except as permitted by the transaction documents; or merge or consolidate with any other person.

Distributions

Beginning on the payment date specified in the related prospectus supplement, the issuing entity will make distributions of principal and/or interest on each class of securities to the holders of securities and certificates of the series. The prospectus supplement will describe the timing, amount, priorities and other specifics of distributions to each class of noteholders and certificateholders of each series.

On each payment date the indenture trustee will transfer collections on the related reference pool from the collection account to the distribution account for distribution to securityholders. To the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a given series may be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of the series may be subordinate to payments in respect of the securities of the series. World Omni Financial Corp.’s monthly servicing report to the indenture trustee and the noteholders and/or certificateholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the servicing report.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and the maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of securities that has not been previously reported; and

•	any action taken by it that materially affects the related securities or the issuing entity property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.

The indenture trustee for each series of securities will furnish to any noteholder promptly upon receipt of a written request by a related noteholder (at the expense of the requesting noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the indenture trustee under the transaction documents.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the exchange note securing the related securities upon the delivery to the related indenture trustee for cancellation of the related securities or, subject to specified limitations—upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on the securities; the payment of all other sums due under the indenture and the delivery to the related indenture trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee, Note Registrar and Calculation Agent

The indenture trustee, calculation agent and note registrar for each issuing entity that issues securities will be specified in the applicable prospectus supplement. The indenture trustee will act as the initial paying agent and note registrar. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the securities of the applicable issuing entity. In addition, unless otherwise specified in the applicable prospectus supplement, a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the securities of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

The indenture trustee, owner trustee, calculation agent, note registrar and certificate registrar are each referred to as the trustee as the context requires. Additional matters relating to the indenture trustee are described under “The Trustees” and “Transaction Documents” in the applicable prospectus supplement.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the controlling securities as identified in the related prospectus supplement. If specified in the related prospectus supplement, senior securities may be the controlling securities until they are repaid in full.

THE TRUST AGREEMENT

The Owner Trustee and Certificate Registrar

The owner trustee and the certificate registrar for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee will act as the initial certificate registrar. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related issuing entity trust agreement. The owner trustee of each issuing entity may resign at any time (and, if the owner trustee ceases to be eligible, must resign immediately) by giving written notice to the administrator, whereupon the administrator will be obligated to appoint a successor owner trustee. The administrator may remove an owner trustee if the owner trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the owner trustee of an issuing entity, the administrator will appoint a successor owner trustee. The principal offices of each issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

Authority and Duties of the Owner Trustee

An owner trustee will administer an issuing entity in the interest of the holder of the related issuing entity’s certificate, subject to the terms of the related transaction documents, in accordance with the issuing entity’s trust agreement and the other transaction documents applicable to a series of securities.

The owner trustee will not be required to perform any of the obligations of the issuing entity under any related transaction documents that are required to be performed by the related administrator applicable to a series of securities.

The owner trustee for each issuing entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related issuing entity’s property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the related issuing entity’s trust agreement, (ii) the other transaction documents to which the issuing entity or the trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the related trust agreement.

CERTAIN PROVISIONS OF THE TITLING TRUST DOCUMENTS AND RELATED AGREEMENTS

Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes

The titling trust has two initial series of specified interests. One of these series will hold only closed-end leases and related leased vehicles and is referred to as the “closed-end collateral specified interest.” The other series, which is known as the “open-end collateral specified interest,” will hold open-ended leases and the related leased vehicles. The beneficial interests in the closed-end collateral specified interest and the open-end collateral specified interest are represented by the closed-end collateral specified interest certificate and the open-end collateral specified interest certificate and are currently held by the initial beneficiary. The exchange notes, reference pools and warehouse facility pool discussed herein only pertain to the closed-end collateral specified interest.

Warehouse facility pool. In order to provide an on going source of funds to finance the acquisition of units from dealers, the titling trust is a party to multiple financing facilities with lenders. The facilities are secured pursuant to the pledge and security agreement by the “warehouse facility pool,” which includes all titling trust assets in the closed-end collateral specified interest not allocated to any reference pools with respect to exchange notes.

Creation of reference pools and issuance of exchange notes. The initial beneficiary has the right and option to purchase from the lenders in the warehouse facilities all or a portion of the outstanding advances under the warehouse facilities for a “purchase price” equal to the outstanding principal amount of that indebtedness plus any interest due and payable thereon (and certain other amounts). Those advances are then exchanged by the initial beneficiary for an exchange note issued by the titling trust to the initial beneficiary in an amount equal to the purchase price paid by the initial beneficiary for the advances.

World Omni Financial Corp. or its affiliates may from time to time provide a subordinate warehouse facility to the titling trust. To the extent World Omni Financial Corp. or its affiliates have provided this facility, and there is an outstanding balance under that facility, the exchange note will replace all or a portion of the outstanding balance of the subordinate warehouse debt and the outstanding advances of the warehouse lenders.

The terms of the exchange note will be set forth in the exchange note, the collateral agency agreement and the exchange note supplement. The exchange note supplement will designate the initial leases and the related leased vehicles (the “units”) allocated to a new “reference pool.” When an exchange note is issued, the servicer will enter into a supplement to the servicing agreement, which provides for the servicing of those units allocated to the related reference pool.

Other transactions involving the creation of reference pools. In connection with other securitizations and transactions, the titling trust will issue or has previously issued other exchange notes to the initial beneficiary. Each such exchange note is secured by and paid principally from a related reference pool of units and is referred to as an “other exchange note,” and the related reference pool is referred to herein as the “other reference pool.”

The initial beneficiary will contribute or has contributed the other exchange notes to the depositor, who will deposit or has deposited them into a securitization trust or pledged those other exchange notes to secure leveraged leasing transactions or other financing transactions.

Except to the limited extent set forth in “Application of Collections on the Reference Pools” in the prospectus supplement, holders have the right to proceeds from the related units only. The holder of the exchange note will receive the proceeds of and collections on the units in the related reference pool in the manner set forth in “Application of Collections on the Reference Pools” in the prospectus supplement. Except to the limited extent set forth in “Application of Collections on the Reference Pools” in the prospectus supplement, the holder of the exchange note will not receive proceeds from any units in the warehouse facility pool or other reference pools related to any other exchange notes. Holders must waive claims to titling trust assets not allocated to their interest. Each holder of an exchange note, and each person to whom an exchange note is pledged, will also be required to expressly disclaim any interest in the assets of the titling trust other than those allocated to its reference pool (or collections available to it as shared amounts), and to fully subordinate any claims to those other assets. In turn each holder of an other exchange note and each lender with respect to the warehouse facility pool, and each pledgee of any of these, must similarly expressly disclaim (or will be deemed to have disclaimed) any interest in the reference pool (except to the extent of shared amounts allocated to them) and fully subordinate their respective claims to any units in the reference pool.

Titling Trustee

The titling trustee will be under no obligation to exercise any of the discretionary rights or powers vested in it by the exchange note supplement, or to institute, conduct or defend any litigation under the exchange note supplement or in relation thereto, unless the party requesting that action has offered to the titling trustee reasonable security or indemnity against the costs, expenses or liabilities that may be incurred therein or thereby.

Resignation and Removal of the Titling Trustee or Titling Trust Administrator

None of the titling trust administrator, the titling trustee or the Delaware trustee may resign without the consent of the initial beneficiary unless that party ceases to be eligible under the titling trust documents. The initial beneficiary may remove the titling trust administrator. The initial beneficiary at its discretion may remove the titling trust administrator or either trustee if at any time such party (or, to the extent such party is a wholly owned subsidiary, such party’s parent) ceases to (a) be either (i) a banking association organized under the laws of the United States or (ii) a corporation organized in one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico, (b) not be the initial beneficiary or any affiliate thereof, (c) be qualified as a trustee to hold titling trust assets located in the Five-State Area, (d) be authorized to exercise corporate trust power, or (e) have a combined capital and surplus of at least $50,000,000. In addition, the initial beneficiary may remove the titling trust administrator or either trustee if (A) any representation or warranty made by that party under the titling trust documents was untrue in any material respect when made and not cured within 30 days following actual knowledge thereof or notice thereto, and such party fails to resign after written request, (B) at any time that party is incapable of acting, is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the titling trustee or its property has been appointed or (D) any public officer has taken charge or control of the titling trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the titling trustee, the initial beneficiary will promptly appoint a successor trustee or titling trust administrator. Any resignation or removal of that party and appointment of a successor will not become effective until acceptance of appointment by that successor.

Indemnity of Titling Trustees

The trustees and the titling trust administrator, including their respective officers, directors, shareholders, employees and agents (each an “indemnified person”) will be indemnified and held harmless by the holders of the certificates of specified interests with respect to any loss, liability or expenses, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with any of the related titling trust assets with respect to that specified interest, including any liabilities arising out the indemnified person’s acceptance or performance of the trusts and duties contained in the titling trust documents. Notwithstanding the foregoing, the titling trustee will not be indemnified or held harmless out of the included units relating to a series of securities as to such a loss:

•	incurred by reason of the titling trustee’s willful misfeasance, bad faith or gross negligence; or

•	incurred by reason of the titling trustee’s breach of its representations and warranties made in the titling trust documents.

Issuing Entity as Third-Party Beneficiary

As the holder and pledgee of an exchange note, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the exchange note supplement as it relates to the related exchange note.

Termination

The titling trust and the titling trust documents will terminate on the final distribution by the titling trust administrator of all moneys or other property constituting titling trust assets or upon the direction of the initial beneficiary, provided that there are no outstanding obligations of the titling trust. Any specified interest may be terminated upon receipt by the titling trust administrator of direction to terminate that specified interest from the folders of the certificates with respect to such specified interest, but such termination shall be subject to the rights of any registered pledge or creditors of any interest in and to that specified interest.

Securities Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the transaction documents relating to a series of securities, so long as any securities are outstanding, any securities owned by the issuing entity of a series of securities, the depositor, the servicer (so long as World Omni Financial Corp. or one of its affiliates is the servicer) or any of their respective affiliates will be entitled to benefits under those transaction documents, equally and proportionately to the benefits afforded other owners of the securities except that those securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of the related noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents.

Information Requests

The parties to the transaction documents relating to a series of securities will agree to provide any information reasonably requested by the servicer, the related issuing entity, the depositor or any of their affiliates, at the expense of the servicer, the related issuing entity, the depositor or any of their affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Securities and Exchange Act Filing

Each issuing entity will authorize the servicer and the depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the issuing entity and/or the securities required to be filed pursuant to the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exchange Note Default

Except to the extent otherwise provided in the prospectus supplement, any of the following events or occurrences with respect to any exchange note will constitute an “exchange note default,” solely with respect to that exchange note:

•

the titling trust fails to pay or cause to be paid any principal of that exchange note on the applicable final scheduled payment date and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for 5 business days after the date when such principal became due or such other length of time as specified in the prospectus supplement;

•

the titling trust fails to pay or cause to be paid any part of the interest due and payable on the exchange note specified in the exchange note supplement, and that failure continues for 5 business days after the due date or such other length of time as specified in the prospectus supplement;

•

there is a default in the observance or performance of any covenant or agreement of the titling trust made in the collateral agency agreement or the related exchange note supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another exchange note default), the exchange noteholders of that exchange note are materially and adversely affected by such default and such default is not cured (x) on or before the 60th day after the titling trust has received a notice from that exchange noteholders that states that it is a “notice of exchange note default” and specifies the default or (y) within any period specified in the prospectus supplement; and

•

any representation or warranty of the titling trust made in the collateral agency agreement, the exchange note supplement or in any certificate or other document delivered in connection with the collateral agency agreement or the exchange note supplement with respect to the related exchange note proves to have been incorrect as of the time made, the exchange noteholders of that exchange note are materially and adversely affected by such incorrectness and such incorrectness is not cured (x) on or before the 60th day after the titling trust has received a notice from such exchange noteholders that states that it is a “notice of exchange note default” and specifies the default or (y) within any period specified in the prospectus supplement.

Within 5 business days after an authorized officer of the titling trust first has actual knowledge of the occurrence of an exchange note default with respect to any exchange note, the titling trust will notify the servicer, the administrative agent, the deal agent and the related exchange noteholder of its status and what action, if any, the titling trust is taking or proposing to take with respect to that exchange note default.

If an exchange note default occurs and is continuing with respect to any exchange note, the related exchange noteholder may, by notice to the titling trust, the servicer, the collateral agent and the administrative agent, declare such exchange note to be immediately due and payable, and upon any such declaration the outstanding principal balance of that exchange note and any more senior exchange note related to the same reference pool, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

If an event of bankruptcy has occurred and is continuing or an exchange note default has occurred and is continuing and the related exchange noteholder has declared the exchange note to be immediately due and payable, subject to certain limitations on enforcement set forth in the collateral agency agreement, the related exchange noteholder may (i) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the collateral agency agreement, the warehouse facility pool or otherwise; and (ii) direct the collateral agent to and the collateral agent will (x) institute proceedings for the complete or partial foreclosure on the units included in the related reference pool; (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such exchange noteholder; and/or (z) sell or otherwise liquidate all or a portion of the collateral pledged to the collateral agent under the collateral agent agreement (the “collateral”) and included in the reference pool with respect to such exchange note, or any right or interest included in that collateral, at one or more public or private sales called and conducted in any manner permitted by law.

The proceeds of any liquidation or sale of the collateral included in any reference pool will be applied in the manner set forth in the prospectus supplement.

Application of Collections on the Reference Pools

On each payment date, the administrative agent will, with respect to each reference pool, withdraw from the related exchange note collection account an amount equal to the collections for that reference pool and that payment date and apply those amounts, together with any “shared amounts” allocated to that reference pool. Shared amounts represent excess amounts collected with respect to units in other reference pools or the warehouse facility pool, which are available to pay principal or other amounts due and payable on the exchange note, to the extent certain payment defaults have occurred under the exchange note.

ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE EXCHANGE NOTES

The Titling Trust

The titling trust is a Delaware statutory trust. The titling trust has made trust filings or obtained certificates of authority to transact business in states where, in the servicer’s judgment, such action may be required. Because the titling trust has been registered as a statutory trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors—A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.” As such, the titling trust may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws (“insolvency laws”), and claims against the titling trust assets could have priority over the security interest in those assets granted by the titling trust to secure the exchange notes. In addition, claims of a third party against the titling trust assets, including the assets of a reference pool with respect to an exchange note, to the extent such claims are not covered by insurance, [could] take priority over holders of security interests in the closed-end assets, such as the collateral agent, as more fully described under “Origination and Servicing Procedures—The Excess Liability Insurance” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability.”

Qualification of VT Inc. as Fiduciary

State laws differ as to whether a corporate trustee that leases vehicles in that state, such as VT Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a state where such qualification is required differ by state, but could include penalties against VT Inc. and its directors and officers, ranging from fines to the inability of VT Inc. to maintain an action in the courts of that state.

World Omni Financial Corp. believes that VT Inc. does not exercise sufficient discretion in the performance of its duties under the titling trust documents or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable state law. However, no assurance can be given that World Omni Financial Corp.’s view will prevail. However, no state in which (1) this issue is uncertain, (2) VT Inc. has not taken the actions necessary to qualify as a fiduciary and (3) the consequences of this failure would be material will represent a significant percentage of the value of the assets with respect to any exchange note. Therefore, World Omni Financial Corp. believes that the failure to be qualified as a fiduciary in any state where such qualification may ultimately be required will not materially and adversely affect the holders of any series of securities. However, no assurance can be given in this regard.

Structural Considerations

Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the issuing entity for each series of securities will not directly own the related exchange note assets. Instead, the titling trust will own the titling trust assets, and the titling trustee will take actions with respect thereto in the name of the titling trust on behalf of and as directed by the beneficiaries of the titling trust (i.e., the holders of the closed-end collateral specified interest and the other specified interests in the titling trust). The primary asset of each issuing entity will be an exchange note secured by and principally paid from the related reference pool within the closed-end collateral specified interest. The indenture trustee for that series of securities will take action with respect thereto in the name of the issuing entity and on behalf of the related noteholders. A security interest in the exchange note assets, rather than direct legal ownership, is transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The servicer and/or the titling trustee will segregate the exchange note assets allocated to a series of securities from the other titling trust assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other reference pools or the warehouse facility pool will have rights in such exchange note assets (except to the extent of shared amounts available to them on a fully subordinated basis), and payments made on any titling trust assets other than those exchange note assets generally will not be available to make payments on the related series of securities or to cover expenses of the titling trust allocable to such exchange note assets.

Allocation of Titling Trust Liabilities

The assets of the titling trust are divided into several portfolios of specified interests. Currently there are two specified interests: the closed-end collateral specified interest and the open-end collateral specified interest. The closed-end collateral specified interest is further subdivided into one or more reference pools and the warehouse facility pool. The units allocated to the closed-end collateral specified interest and not allocated to a reference pool shall be included in the warehouse facility pool. The titling trust documents permit the titling trust, in the course of its activities, to incur other debts or liabilities such as titling trustee fees or bank account maintenance expenses. The titling trust may also become subject to involuntary liabilities such as judgment, tax or ERISA liens. Under the titling trust documents, these sorts of claims and liabilities will be allocated to the specified interest or asset pool to which they relate. If a particular liability relates to more than one specified interest or asset pool, it will be allocated among all those specified interests and asset pools ratably. However, certain creditors, such as judgment creditors or taxing authorities, may not be bound by this allocation. As a result, it is possible that a particular specified interest or asset pool might bear a disproportionate share of those liabilities if the assets of another specified interest or asset pool are insufficient to absorb its ratable share of the liabilities.

Each issuing entity and the related indenture trustee will not have a direct ownership interest in the related exchange note assets. As discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests,” however, the collateral agent will have a perfected security interest in the related units that will be senior in priority to the interests in those leases and lease vehicles of the PBGC or judgment lien creditors. Certain liens, however, will generally take priority over the interests of the indenture trustee in the related exchange note assets. Potentially material examples of such claims could include:

•	tax liens arising against the depositor, World Omni Financial Corp., the titling trust, the initial beneficiary or the related issuing entity; and

•	liens arising under various federal and state criminal statutes.

For a discussion of the release of security interest held by the collateral agent, see “Origination and Servicing Procedures—Like Kind Exchange.”

Insolvency Related Matters

As described under “The Titling Trust—Closed-End Collateral Specified Interest, Reference Pools and Exchange Notes” and “The Exchange Note,” each holder or pledgee of a specified interest certificate (other than the closed-end collateral specified interest) and each holder or pledge of any other exchange note will be required to expressly disclaim any interest in the titling trust assets allocated to a reference pool with respect to a series of securities (except to the extent of shared amounts available to them on a fully subordinated basis) and to fully subordinate any claims to such titling trust assets in the event that disclaimer is not given effect. Although no assurances can be given, the depositor believes that in the event of a bankruptcy of World Omni Financial Corp. or the initial beneficiary, the exchange note assets allocated to a series of securities would not be treated as part of World Omni Financial Corp.’s or the initial beneficiary’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the open-end collateral specified interest, the open-end collateral specified interest certificate, any other specified interests, the warehouse facility pool, any other reference pools, or other exchange notes, should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni Financial Corp. or the initial beneficiary under any insolvency laws will result in consolidation of the assets and liabilities of the titling trust, the depositor or the related issuing entity with those of World Omni Financial Corp. or the initial beneficiary. With respect to the titling trust, these steps include its creation as a separate, special purpose Delaware statutory trust of which the initial beneficiary is the sole beneficiary, pursuant to a trust agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the depositor, these steps include its creation as a separate, special purpose limited liability company of which Auto Lease Finance LLC is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director.

However, delays in payments on a series of securities and possible reductions in the amount of such payments could occur if:

•

a court were to conclude that the assets and liabilities of the titling trust, the depositor or the related issuing entity should be consolidated with those of World Omni Financial Corp. or the initial beneficiary in the event of the application of applicable insolvency laws to World Omni Financial Corp. or the initial beneficiary,

•	a filing were to be made under any insolvency law by or against the titling trust, the depositor or the related issuing entity, or

•	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of an exchange note from the initial beneficiary to the depositor, or the transfer of that exchange note from the depositor to the related issuing entity, was not a true sale, or that the depositor and the related issuing entity should be treated as the same entity as World Omni Financial Corp. or the initial beneficiary for bankruptcy purposes, any of the following could delay or prevent payments on the related series of securities:

•

the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•

certain tax or government liens on World Omni Financial Corp.’s or the initial beneficiary’s property (that arose prior to the transfer of a lease to the related issuing entity) having a prior claim on collections before the collections are used to make payments on the securities, or

•

the related issuing entity not having a perfected security interest in the leased vehicles or any cash collections held by World Omni Financial Corp. at the time that World Omni Financial Corp. becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of World Omni Financial Corp., (1) payments made by World Omni Financial Corp. on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (2) unreimbursed advances made by World Omni Financial Corp., as servicer, pursuant to the servicing agreement, (3) deposits made by World Omni Financial Corp. into the related exchange note collection account in lieu of relinquished vehicle proceeds with respect to the LKE program, and (4) payments made by World Omni Financial Corp. to the depositor may be recoverable by World Omni Financial Corp. as debtor–in–possession or by a creditor or a trustee in bankruptcy of World Omni Financial Corp. as a preferential transfer from World Omni Financial Corp. if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of World Omni Financial Corp. or one year with respect to transfers to affiliates. In addition, the insolvency of World Omni Financial Corp. could result in the replacement of World Omni Financial Corp. as servicer, which could in turn result in a temporary interruption of payments on any series of securities. See “Risk Factors—A Bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you” and “—Adverse events with respect to World Omni Financial Corp., its affiliates or third party providers to whom World Omni Financial Corp. outsources its activities may affect the timing of payments on your securities or have other adverse effects on your securities.”

On each closing date, Kirkland & Ellis LLP, special insolvency counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if World Omni Financial Corp. or the initial beneficiary were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the corporation form of World Omni Financial Corp. or the trust form of the initial beneficiary or the separateness of World Omni Financial Corp. or the initial beneficiary, from the titling trust or the issuing entity of the related series of securities so as to substantively consolidate the assets and liabilities of the depositor, the titling trust, or the related issuing entity with the assets and liabilities of World Omni Financial Corp. or the initial beneficiary. Among other things, such opinion will assume that each of the titling trust (or the titling trustee when acting on its behalf), the initial beneficiary and the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of World Omni Financial Corp. or the initial beneficiary, not commingling its respective assets with those of World Omni Financial Corp. or the initial beneficiary, doing business in a separate office from World Omni Financial Corp. or the initial beneficiary and not holding itself out as having agreed to pay, or being liable for, the debts of World Omni Financial Corp. or the initial beneficiary. In addition, such opinion will assume that except as expressly provided by the titling trust documents and the related servicing agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), World Omni Financial Corp. and the initial beneficiary generally will not guarantee the obligations of the titling trust, the depositor or the issuing entity to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in World Omni Financial Corp.’s capacity as servicer acting under and in accordance with the related servicing agreement or in World Omni Financial Corp.’s capacity as administrative agent under the related trust administration agreement. Each of World Omni Financial Corp., the titling trust, the initial beneficiary and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of World Omni Financial Corp., the titling trust, the initial beneficiary and the depositor. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against World Omni Financial Corp. or the initial beneficiary, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the titling trust, the depositor or the issuing entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the exchange note (and possible reductions in the amount of such distributions) to the related issuing entity, and therefore to the noteholders and the certificateholder of the related series, could occur.

The initial beneficiary will treat its conveyance of each exchange note to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against the initial beneficiary, and the initial beneficiary as debtor–in–possession or a creditor, receiver or bankruptcy trustee of the initial beneficiary were to take the position that the sale, transfer and assignment of each exchange note by the initial beneficiary to the depositor should instead be treated as a pledge of that exchange note to secure a borrowing by the initial beneficiary, delays in payments of proceeds of that exchange note to the related issuing entity, and therefore to the related noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On each closing date, Kirkland & Ellis LLP, special insolvency counsel to the depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if the initial beneficiary were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the related exchange note to the depositor, the sale, transfer and assignment of that exchange note from the initial beneficiary to the depositor would be characterized as a true sale, transfer and assignment, and that exchange note and the proceeds thereof would not be property of the initial beneficiary’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in each exchange note allocated to a series of securities as against the initial beneficiary, which the depositor will assign to the related issuing entity and the issuing entity will assign to the indenture trustee. The indenture trustee will perfect its security interest in that exchange note, which will be a “certificated security” under the UCC, by possession. Accordingly, if the conveyance of that exchange note by the initial beneficiary to the depositor were not respected as an absolute sale, transfer and assignment, the depositor (and ultimately the related issuing entity and the indenture trustee as successors in interest) should be treated as a secured creditor of the initial beneficiary, although a case or proceeding under any insolvency law with respect to the initial beneficiary could result in delays or reductions in distributions on that exchange note as indicated above, notwithstanding such perfected security interest.

If the servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including Advances and repurchase payments) may be recoverable by the servicer as debtor–in–possession or by a creditor or a trustee–in–bankruptcy as a preferential transfer from the servicer. See “Risk Factors—A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.”

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Security Interests

The leases are “tangible chattel paper” as defined in the UCC. Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the collateral agent may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction of formation of the collateral agent (i.e., the Delaware Secretary of State). On or prior to each closing date, “protective” UCC-1 financing statements will be filed in Delaware to effect this perfection. The security interest that the collateral agent has in the related leases could be subordinate to the interest of certain other parties who take possession of those leases before the filings described above have been completed. Specifically, the collateral agent’s security interest in the related lease could be subordinate to the rights of a purchaser of such lease who takes possession of the lease without knowledge or actual notice of the collateral agent’s security interest. The leases will not be stamped to reflect the foregoing security arrangements.

Title to the leased vehicles is held by the titling trust. Under the pledge and security agreement, the titling trust has granted a security interest in and to certain assets, including the leases and the related leased vehicles, to the collateral agent to secure the titling trust’s obligations under the warehouse loan facilities and the exchange notes issued by the titling trust from time to time. Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. The collateral agent, as lienholder, perfects its security interest in the leased vehicle by being designated as the first lienholder on the certificate of title of each leased vehicle.

ERISA Liens and Vicarious Tort Liability

Liens in favor of the PBGC and prior to the security interest of the collateral agent and indenture trustee could attach to the exchange note assets if the collateral agent did not have a prior perfected lien on the units and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes World Omni Financial Corp. and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. See “Additional Legal Aspects of the Leases and Leased Vehicles—Vicarious Tort Liability” in this prospectus. The titling trust may be subject to these lawsuits as owners of the titling trust assets. However, the collateral agent will have a perfected security interest in the units and in the related exchange note assets that will be senior in priority to the interests in those leases and lease vehicles of the PBGC or judgment lien creditors.

Limitations on Collateral Agent’s and Indenture Trustee’s Lien

Various liens such as those discussed under “Additional Legal Aspects of the Titling Trust and the Exchange Note—Allocation of Titling Trust Liabilities” could be imposed upon all or part of the units allocated to an exchange note (including the related leased vehicles), that would, by operation of law, take priority over the collateral agent’s interest therein. For a discussion of the risks associated with third-party liens on units allocated to a series of securities, see “Risk Factors—You may suffer losses on your investment because the indenture trustee lacks direct ownership interests or perfected security interests in the leased vehicles and interests of other persons in the leases and the leased vehicles could be superior to the collateral agent’s interest.” Additionally, any perfected security interest of the indenture trustee in all or part of the property of the issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the depositor prior to any perfection of the transfer of the assets transferred by the depositor to the related issuing entity pursuant to the transfer and servicing agreement. Additionally, any perfected security interest of the indenture trustee in all or part of the property of the related issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the depositor prior to any perfection of the transfer of the assets transferred by the depositor to the related issuing entity pursuant to the transfer and servicing agreement. See “Risk Factors—A bankruptcy of the depositor, Auto Lease Finance LLC, the servicer or the titling trust could delay or limit payments to you.”

Vicarious Tort Liability

Although the titling trust will own the leased vehicles allocated to the reference pool and the collateral agent on behalf of the related issuing entity will have a perfected security interest therein, the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the titling trust and the titling trust assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) cap the lessor’s liability at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the titling trust.

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, the holder of title of a motor vehicle, including any titling trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. The Transportation Act appears to limit the applicability of that New York law, although the applicability of the Transportation Act in New York was recently in doubt. In the context of the denial of a motion brought by the defendant to dismiss the case, the Supreme Court of New York ruled that a finance company acting as an agent for a titling trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the titling trust or World Omni Financial Corp., as agent of the titling trust, in connection with the negligent use or operation of any leased vehicles owned by the titling trust, including the leased vehicles allocated to a reference pool with respect to an exchange note. This holding was reversed on appeal, however, by a New York appellate court, which upheld the constitutionality of the Transportation Act.

Repossession of Leased Vehicles

If a default by a lessee has not been cured within 120 days after the payment due date, the servicer will ordinarily attempt to retake possession of the related leased vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.

After the servicer has repossessed a leased vehicle, the servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to redeem the leased vehicle by paying the remaining balance due under the related lease. If by the end of such period the lessee has not redeemed the vehicle, the servicer will attempt to sell the leased vehicle. The net liquidation proceeds therefrom may be less than the remaining amounts due under the lease at the time of default by the lessee.

Deficiency Judgments

The servicer will generally apply the proceeds of sale of a leased vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

•	the amount and type of all payments due at the time of origination of the lease,

•	a description of the lessee’s liability at the end of the lease term,

•	the amount of any periodic payments and manner of their calculation,

•	the circumstances under which the lessee may terminate the lease prior to the end of the lease term,

•	the capitalized cost of the vehicle and

•	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the titling trust as owner or lessor of the leases and may also apply to the issuing entity of a series as holder of the related exchange note. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the titling trust and the titling trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the titling trust and the titling trustee may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the titling trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the titling trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the titling trust to terminate the related lease, the lease will be deemed to be a liquidated lease and amounts received thereafter on or in respect of such lease will constitute Liquidation Proceeds. As described under “The Leases—General,” World Omni Financial Corp. will represent and warrant to the Trustees as of the applicable Cutoff Date that the related units comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the lessee’s period of active duty status. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the titling trust with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities and certificates.

The servicer will make representations and warranties in the servicing agreement that, as to each lease and the related leased vehicle as of the relevant vehicle representation date, the servicer has satisfied, or has directed the related dealer to satisfy, the provisions of the servicing agreement with respect to such lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any lease, has certain material adverse effects and is not timely cured, the servicer will be required under the servicing agreement to deposit an amount equal to the Repurchase Payment in respect of the lease and the related leased vehicle into the applicable exchange note collection account unless the breach is cured in all material respects. See “The Leases—Representations, Warranties and Covenants” for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to enforce the rights of the titling trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the securities. However, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase securities in the initial distribution and who hold the securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Prospective investors are urged to consult their own tax advisors in determining federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Kirkland & Ellis LLP, special federal tax counsel to the trust, regarding certain federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the securities. For purposes of the following summary, references to the trust, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each trust and the securities and related terms, parties and documents applicable to the trust.

The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership, a grantor trust, or a disregarded entity. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership, a grantor trust, or a disregarded entity.

Treatment of Trusts

Tax Characterization of the Trust

A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series, including any class of securities treated as equity for federal income tax purposes.

Federal tax counsel will deliver its opinion that a trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation.

If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the leases, possibly reduced by its interest expense on the securities. Any corporate income tax could materially reduce cash available to make payments on the securities and distributions on the securities, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Securities

Treatment of the Securities as Indebtedness

The depositor will agree, and the noteholders will agree by their purchase of securities, to treat the securities as debt for federal, state and local income and franchise tax purposes. Prior to the sale of securities by the related trust, federal tax counsel will deliver its opinion to the trust with respect to each series of securities that either:

•	the securities of the series will be characterized as debt for federal income tax purposes; or

•

the securities of the series should be characterized as debt for federal income tax purposes, but if the securities are not characterized as debt, the securities will be characterized as interests in a partnership.

Except as described below under the heading “—Possible Alternative Treatment of the Securities,” the discussion below assumes that the characterization of the securities as debt for federal income tax purposes is correct.

Original Issue Discount

The discussion below assumes that all payments on the securities are denominated in U.S. dollars, and that the securities are not “interest only” or “principal only” securities. To the extent we offer these securities, the related prospectus supplement will describe the relevant federal income tax consequences. Moreover, the discussion assumes that the interest formula for the securities meets the requirements for “qualified stated interest” under Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the securities, that is, any excess of the principal amount of the securities over their issue price, is de minimis, or less than  1 /4% of their principal amount multiplied by the maturity date of the securities, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of securities and as a result the securities are treated as issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the securities in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

Interest Income on the Securities

Based on the above assumptions, except as discussed below, the securities will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Internal Revenue Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the securities are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a note not at the time of original issue, of a note at a discount will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a note at a premium, that is an amount in excess of the amount payable upon the maturity date of the note, the noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Interest paid or accrued to a noteholder who is a Non-U.S. Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the trust or the depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the securities with an appropriate statement on Form W-8BEN or a similar form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

As used herein, a “Non-U.S. Person” means a nonresident alien, foreign corporation or other non-U.S. Person, and a “U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes; or

•

a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

If the information provided in this statement changes, the Non-U.S. Person must inform the trust within 30 days of the change. If a note is held through a securities clearing organization or some other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a W 8BEN or a similar form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding

Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 28% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatment of the Securities

In the opinion of federal tax counsel, in the event that any series of securities were not treated as debt for federal income tax purposes, the series of securities would be characterized for federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on the securities would be treated either as guaranteed payments under section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the trust, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the securities. Although the federal income tax treatment of the securities for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the securities as debt, the characterization could result in adverse effects for some holders of securities. For example, holders of securities treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the securities, plus possibly some other items, even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the securities on the accrual basis and holders of the securities could become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the securities could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the securities might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership

With respect to each series of certificates identified in the related prospectus supplement as representing interests in a partnership, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the depositor in its capacity as recipient of distributions from the Spread Account and any other account specified in the related prospectus supplement in which the depositor has an interest, and the securities being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the securities, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates may have some features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any characterization should not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are strip securities and a series of certificates includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation

As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s accruals of guaranteed payments, if any, from the trust and its allocated share of other income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the leases, including appropriate adjustments for market discount, OID and premium, and any gain upon collection or disposition of leases. The trust’s deductions will consist primarily of interest accruing with respect to the securities, guaranteed payments, if any, on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of leases.

Under the trust agreement, stated interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as allocations of net interest income, or in other words, interest income on the leases less interest deductions on the securities, and, to the extent distributions of the stated interest exceed the net interest income, as “guaranteed payments” under Section 707(c) of the Internal Revenue Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of net interest income and guaranteed payments in income in their taxable year that corresponds to the year in which the net income accrues or the trust deducts the guaranteed payments, and certificateholders with a different taxable year are required to include the amounts in income in their taxable year that includes the December 31 of the trust year in which the net income accrues or the trust deducts the guaranteed payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Internal Revenue Code.

In addition, the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each collection period equal to the sum of:

•	any trust income attributable to discount on the leases that corresponds to any excess of the principal amount of the securities over their initial issue price;

•	prepayment premium, if any, payable to the certificateholders for the month; and

•	any other amounts of income payable to the certificateholders for the month.

The allocation will be reduced by any amortization by the trust of premium on leases that corresponds to any excess of the issue price of securities over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to the depositor.

Based on the economic arrangement of the parties, this approach for allocating trust income and accruing guaranteed payments should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing securities at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

Most of the taxable income and guaranteed payments allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions which do not include interest expense only to the extent they exceed two percent of adjusted gross income, and certain additional limitations may apply. An individual taxpayer’s share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust. It is not clear whether these rules would be applicable to a certificateholder to the extent it received guaranteed payments.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium

The purchase price paid by the trust for the leases may be greater or less than the remaining principal balance of the leases at the time of purchase. If so, the leases will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

If the trust acquires the leases at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the leases or to offset any premium against interest income on the leases. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Disposition of Certificates

Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income and accruals of guaranteed payments, includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the securities and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the leases would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees

In general, the trust’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments, if any, for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items and any accruals of guaranteed payments, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. The trust’s method of allocation between depositors and transferees may be required to conform to a method permitted by future regulations.

Section 754 Election

In the event that a certificateholder sells its certificates at a profit or a loss, the purchasing certificateholder will have a higher or lower basis respectively in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The administrator, on behalf of the trustee, will file a partnership information return IRS Form

1065 for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense and accruals of guaranteed payments to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing some information on the nominee, the beneficial owners and the certificates so held. The information includes:

•	the name, address and taxpayer identification number of the nominee; and

•	as to each beneficial owner:

•	the name, address and taxpayer identification number of the person;

•	whether the person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

•	some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the trust agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Non-U.S. Certificateholders

Although there is no clear authority, there is significant risk that the trust would be considered to be engaged in the conduct of a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, and, although there is no clear authority dealing with that issue under facts substantially similar to those described here, the trust intends to take the position that it is engaged in the conduct of a trade or business in the United States and to withhold on amounts paid to such Non-U.S. Persons accordingly.

Backup Withholding

Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax of 28% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code. We refer you to “—Tax Consequences to Holders of the Securities—Backup Withholding.”

Trusts Treated as Grantor Trusts

Tax Characterization of Grantor Trusts

If specified in the related prospectus supplement, Kirkland & Ellis LLP will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code. In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to as grantor trust certificates.

If the IRS were to contend successfully that the trust is not a grantor trust, the trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such certificates as partners could differ from the income reportable by the holders of such certificates as grantors of a grantor trust. However, it is not expected that such differences would be material.

Characterization of Certificates

Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the leases in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with such grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the leases in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Internal Revenue Code Section 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer, or any person to whom the servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the leases. The leases would then be subject to the “coupon stripping” rules of the Internal Revenue Code discussed below.

Stripped Bonds and Stripped Coupons

Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, it appears that each purchaser of a grantor trust certificate that bears non-pro rata portions of the principal and interest payment on the leases will be treated as the purchaser of a stripped bond or stripped coupon, which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued under Section 1286 of the Internal Revenue Code, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the OID rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the “stated redemption price at the maturity date,” generally, principal and any interest which is not “qualified stated interest” of a debt instrument over its issue price. We refer you to “—Original Issue Discount” below. Based on the preamble to the Section 1286 Treasury Regulations, federal tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass-through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee’s tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the leases in a particular trust as to which there is “excess servicing” and that the remainder of such leases will not be treated as stripped bonds, but as undivided interests as described above. As further provided in the applicable prospectus supplement, it is not anticipated that grantor trust certificates which are stripped bonds will be issued with greater than de minimis OID. Stripped coupons will have OID equal to the excess of all anticipated payments thereon over their issue price, and that OID will not be de minimis.

Original Issue Discount

The rules of the Internal Revenue Code relating to OID, currently Sections 1271 through 1273 and 1275, will be applicable to a grantor trust certificateholder that acquires an undivided interest in a stripped bond or stripped coupon issued or acquired with OID, and this person must include in gross income the sum of the “daily portions,” as defined below, of the OID on such stripped bond or stripped coupon for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. Because payments on such stripped bonds and stripped coupons may be accelerated by prepayments on the underlying obligations, OID will be determined as required under Internal Revenue Code Section 1272(a)(6). Pursuant to Internal Revenue Code Section 1272(a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in the prospectus supplement. In the case of an original grantor trust certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond or stripped coupon during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final payment date. This will be done, in the case of each full monthly accrual period, by adding:

(1)	the present value of all remaining payments to be received on the stripped bond or stripped coupon under the prepayment assumption used in respect of the grantor trust certificates; and

(2)	any payments, other than qualified stated interest, received during such accrual period, and subtracting from the total the “adjusted issue price” of the stripped bond or stripped coupon at the beginning of such accrual period.

No representation is made that the grantor trust certificates will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond or stripped coupon at the beginning of the first accrual period is its issue price, as determined for purposes of the OID rules of the Internal Revenue Code, and the “adjusted issue price” of a stripped bond or stripped coupon at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment, other than qualified stated interest, made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent grantor trust certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to the maturity date and, possibly, a new prepayment assumption. The servicer will report to all grantor trust certificateholders holding stripped bonds or stripped coupons as if they were original holders.

With respect to the leases, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the leases. Subsequent purchasers that purchase grantor trust certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

Market Discount

A grantor trust certificateholder that acquires an undivided interest in leases may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable or stripped bond is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at the maturity date multiplied by the weighted average the maturity date remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Section 1276 and 1278. The IRS may require you to compute market discount on a receivable by receivable basis, based on the allocation of your purchase price among the leases based on their fair market values. However, we will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute market discount on an aggregate basis, you may be required by the IRS to recompute such market discount on a receivable by receivable basis.

The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

•	the total remaining market discount; and

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

•	the total remaining market discount; and

•

a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

The price paid for a grantor trust certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in leases at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code. A grantor trust certificateholder that makes this election for a grantor certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute such premium.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a receivable prepays in full. The loss is equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

Election to Treat All Interest as OID

The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder owns or acquires. We refer you to “—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its the maturity date will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the depositor’s purchase price for the grantor trust certificate, increased by the OID and any market discount included in the depositor’s gross income with respect to the grantor trust certificate, and reduced by any market premium amortized by the depositor and by principal payments on the grantor trust certificate previously received by the depositor. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code, except in the case of gain attributable to accrued market discount, as noted above under “—Market Discount,” and, with respect to noncorporate owners, will be short-term or long-term, depending on weather the grantor trust certificate has been held for 12 months or less, or more than 12 months respectively. Long-term capital gain tax rates of noncorporate owners provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

Non-U.S. Persons

Interest or OID paid to Non-U.S. Persons who own grantor trust certificates will be treated as “portfolio interest” for purposes of United States withholding tax. This interest, including OID, if any, attributable to the underlying leases will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on such amounts provided that:

•

the Non-U.S. Person is not a “10% shareholder” within the definition of Section 871(h)(3) of any lessee on the leases; and is not a controlled foreign corporation within the definition of Section 957 related to any lessee on the leases; and

•	such certificateholder fulfills certain certification requirements.

Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a U.S. person and must provide its name and address. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the U.S. by such certificateholder, such owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate. See “Tax Consequences to the Holders of the Securities—Non-U.S. Holders” above for a further discussion of these rules.

Information Reporting and Backup Withholding

The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during such year, such information as the servicer deems necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 28% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Trusts Treated as Disregarded Entities

With respect to certificates identified in the related prospectus supplement as being entirely owned by the depositor, the depositor and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the trust as a division of the depositor, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the trust and the lessee of all the liabilities of the trust. Under the “check-the-box” Treasury Regulations, unless it is treated as a grantor trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. If the trust is classified as a disregarded entity when all its equity interests are wholly-owned by the depositor and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a partnership.

If certificates are issued to more than one person, the depositor and the servicer will agree, and the applicable certificateholders will agree by their purchase, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the depositor, and the securities being debt of such partnership.

The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The prospectus supplement for each series of securities will summarize, subject to the limitations discussed in each prospectus supplement, considerations under the Employee Retirement Income Security Act of 1974, as amended, relevant to the purchase of the securities by employee benefit plans and individual retirement accounts.

PLAN OF DISTRIBUTION

The securities offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the depositor of the sale.

The offered securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods, or an offering of a particular series of securities may be made through a combination of two or more of these methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

•	by placements by the depositor with investors through dealers; and

•	by direct placements by the depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered securities of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

The depositor and World Omni Financial Corp. will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of the civil liabilities.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be described in the accompanying prospectus supplement. To the extent specified in the prospectus supplement for the related series, the depositor or its affiliates may retain some of the classes of securities.

FINANCIAL INFORMATION

Certain specified trust assets will secure each series of securities. No trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust assets will be included in this prospectus or in the related prospectus supplement.

A prospectus supplement may contain the financial information or financial statements of any provider of credit enhancement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. We incorporate by reference into this prospectus any future annual report on Form 10-K, distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such form, we file with the SEC prior to the termination of the offering of the securities offered by this prospectus. These periodic reports will be filed under file number 333-[            ].

For the time period that the applicable trust is required to report under the Securities Exchange Act of 1934, the aforementioned periodic reports with respect to that trust will be available to you through our website at http://www.worldomni.com/asset_securities.asp as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to securityholders referenced throughout this prospectus and the related prospectus supplement will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

LEGAL MATTERS

The validity of the securities offered hereby and certain federal income tax matters will be passed upon for the depositor by Kirkland & Ellis LLP or by other counsel identified in the related prospectus supplement.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important terms used in this prospectus and the pages on which the definitions of those terms may be found.

administration agreement	39
amortization period	35
asset pools	15
charged-off lease	42
closed-end assets	15
closed-end collateral specified interest	51
Code	48
collateral	55
collateral agency agreement	16
customary servicing practices	41
Delaware trustee	12
early purchase	25
Exchange Act	29
exchange note	11
exchange note collected amounts	25
exchange note collection account	40
exchange note default	54
exchange note sale agreement	39
exchange note servicer default	46
exchange note supplement	16
exchange note transfer agreement	39
excluded amounts	25
Five-State Area	17
indemnified person	53
initial beneficiary	12
insolvency laws	55
intercreditor agreement	16
issuing entity	11
JMFE	17
Lemon Law	63
liquidation proceeds	23
LKE	22
LKE disposition proceeds	23
MRM	24
MSRP	24
net LKE disposition proceeds	23
Non-U.S. Person	68
note factor	31
open-end collateral specified interest	51
other exchange note	52
other reference pool	52
payments ahead	25
purchase price	51
QI	22
reference pool	52
replacement vehicles	22
revolving period	35

sale proceeds	23
Securitization Value	11
servicing agreement	13
servicing supplement	16
shared amounts	55
subordinated warehouse lenders	31
titling trust	12
titling trust administrator	12
titling trust documents	12
titling trustee	12
titling trustee agent	12
total loss	25
Total Monthly Payment	13
Transportation Act	6
trust accounts	40
trust collection account	40
U.S. Bank	12
U.S. Bank Trust	12
U.S. Person	68
units	52
voluntary early termination	25
warehouse facility pool	51

$[                        ]

World Omni Automobile Lease Securitization Trust 20[    ]-[    ]

Issuing Entity

World Omni Auto Leasing LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Asset Backed Notes

Series 20[    ]-[    ]

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of the date of this prospectus supplement. Until ninety days after the date of this prospectus supplement, all dealers effecting transactions in the offered securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

[ ]	[ ]

Co-Managers of the Class A Notes

[                                ]

[                                ]

[                                ]

[                                ]

The date of this Prospectus Supplement is [                    ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	*
Printing and engraving costs	*
Legal fees	*
Trustee fees and expenses	*
Accountant’s fees	*
Rating Agencies’ fees	*
Miscellaneous expenses	*

Total	*

*	To be filed by amendment.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ITEM 15.1 WORLD	OMNI AUTO LEASING LLC

The following is a summary of the statutes, limited liability company agreement or other arrangements under which the Depositor’s directors and officers are insured or indemnified against liability in their capacities as such.

Limited Liability Company Agreement

The Depositor was formed under the laws of Delaware. The limited liability company agreement of the Depositor provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, directors or officers and may indemnify any employee or agent of the Depositor who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Depositor, where such person is a party because such person is or was a member, director, officer, employee, or agent of the Depositor. The Depositor’s limited liability company agreement also provides that it will generally indemnify its members and directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director in connection with an action, suit or proceeding relating to acts or omissions of that director regarding specified items relating to bankruptcy and insolvency.

In general, the Depositor will indemnify its members, directors or officers and may indemnify its employees or agents against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding. To the fullest extent permitted by law, the Depositor will also indemnify such member, director or officer and may indemnify such employee or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action proceeding, the person must have had no reasonable cause to believe his misconduct was unlawful. Unless ordered by a court, certain indemnifications shall be made by the Depositor only as it authorizes in the specific case after (1) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (2) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the disinterested members or, if there is only one member, by that member. However, no indemnification shall be provided to any member, director, officer, employee or agent of the Depositor for or in connection with (1) the receipt of a financial benefit to which the person is not entitled; (2) voting for or assenting to a distribution to members in violation of the limited liability company agreement or the Delaware Limited Liability Company Act (the “Act”); (3) a knowing violation of law; or (4) acts or missions of such person constituting willful misconduct or gross negligence. To the extent that a member, director, officer, employee, or agent of the Depositor has been successful on the merits or otherwise in defense of an action, suit, or proceeding or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

In addition, no member, director or officer of the Depositor shall be liable to the Depositor or any other person who has an interest in the Depositor for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, director or officer in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such member, director or officer by the limited liability company agreement of the Depositor, except that a member, director or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s director’s or officer’s willful misconduct or gross negligence.

Insofar as indemnification by the Depositor for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, the Depositor has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware Limited Liability Company Act

Section 18-108 of the Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Liability Insurance

The Depositor also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers, director and managers of the Depositor and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers, directors of managers (whether or not such person could be indemnified against such expense, liability or loss under the Act).

Underwriting Agreement

Each underwriting agreement will provide that the underwriter will indemnify the Depositor against specified liabilities, including liabilities under the Securities Act.

ITEM 15.2.	WORLD OMNI LT.

Section 3803 of the Delaware Statutory Trust Statute provides as follows:

3803 Liability of beneficial owners and trustees:

(a) Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b) Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c) Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to §3806(b)(7) of this title, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

3817 Indemnification.

(a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

(b) The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

The Second Amended and Restated Trust Agreement for World Omni LT (as used in this paragraph, the “Agreement”) provides that each trustee and the titling trust administrator for World Omni LT shall be indemnified and held harmless by the certificateholder with respect to any loss incurred arising out of or incurred in connection with (i) any trust assets (including any loss relating to leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentations, deceptive and unfair trade practices and any other loss arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any loss with respect to any tax arising with respect to any trust asset), or (ii) the acceptance or performance of the duties contained in the Agreement; provided, however, that no person shall be indemnified or held harmless as to any such loss (a) incurred by reason of such person’s willful malfeasance, bad faith or gross negligence, or (b) incurred by reason of such person’s breach of the Agreement, or its representations and warranties.

The Agreement provides that the trustees and the titling trust agents will be indemnified and held harmless by the titling trust administrator against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of their acceptance or administration of the trust and duties under the Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Agreement.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a) As to Rule 415:

The undersigned registrant on Form S-3 hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) If the registrant is relying on Rule 430B (§ 230.430B): (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) ((§ 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430(a)), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to the equity offerings of nonreporting registrants:

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(f) As to Rule 430A:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) As to Regulation AB:

The undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

(3) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on the 23rd day of September 2008.

WORLD OMNI AUTO LEASING LLC

/s/ Cheryl Scully
Cheryl Scully
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 23, 2008 by the following persons in the capacities indicated.

Signature	Title

Brent D. Burns*	President and Director (Principal executive officer)
Brent D. Burns

Frank A. Armstrong*	Senior Vice President and Director
Frank A. Armstrong

/s/ Cheryl Scully	Treasurer (Principal financial and accounting officer)
Cheryl Scully

Colin W. Brown*	Director
Colin W. Brown

Bernard J. Angelo*	Director
Bernard J. Angelo

Frank B. Bilotta*	Director
Frank B. Bilotta

*By:	/s/ Cheryl Scully
Name: Cheryl Scully Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the World Omni LT certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on the 23rd day of September 2008.

WORLD OMNI LT by: Auto Lease Finance LLC, as Initial Beneficiary

/s/ Cheryl Scully

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 23, 2008 by the following persons in the capacities indicated.

Signature	Title

Brent D. Burns*	President and Director (Principal executive officer)
Brent D. Burns

Frank A. Armstrong*	Senior Vice President and Director
Frank A. Armstrong

/s/ Cheryl Scully	Treasurer (Principal financial and accounting officer)
Cheryl Scully

Colin W. Brown*	Director
Colin W. Brown

Bernard J. Angelo*	Director
Bernard J. Angelo

Frank B. Bilotta*	Director
Frank B. Bilotta

*By:	/s/ Cheryl Scully
Name: Cheryl Scully Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Index	Description

1.1	Form of Underwriting Agreement for the Notes*

3.1	Certificate of Formation of the Depositor*

3.2	Limited Liability Company Agreement of the Depositor*

4.1	Form of Indenture between World Omni Automobile Lease Securitization Trust 20[ ]-[ ] (the “Issuing Entity”) and the Indenture Trustee*

5.1	Opinion of Kirkland & Ellis LLP with respect to legality

8.1	Opinion of Kirkland & Ellis LLP with respect to federal income tax matters

10.1	Second Amended and Restated Trust Agreement of World Omni LT among Auto Lease Finance LLC, World Omni Financial Corp., VT Inc., U.S. Bank National Association and U.S. Bank Trust National Association*

10.2	Form of Exchange Note Sale Agreement between Auto Lease Finance LLC and the Depositor*

10.3	Form of Exchange Note Transfer Agreement between the Depositor and the Issuing Entity*

10.4	Form of Exchange Note Supplement among World Omni LT, AL Holding Corp., U.S. Bank National Association and Auto Lease Finance LLC*

10.5	Fourth Amended and Restated Servicing Agreement among World Omni LT, AL Holding Corp. and World Omni Financial Corp.*

10.6	Form of Servicing Supplement among World Omni LT, AL Holding Corp. and World Omni Financial Corp.*

10.7	Third Amended and Restated Collateral Agency Agreement among World Omni LT, AL Holding Corp., Bank of America, N.A., U.S. Bank National Association and the secured parties thereto from time to time*

10.8	Third Amended and Restated Pledge and Security Agreement between World Omni LT and AL Holding Corp.*

23.1	Consent of Kirkland & Ellis LLP (to be included as part of Exhibit 5.1)

24.1	Power of Attorney for Depositor (previously filed)

24.2	Power of Attorney (previously filed)

25.1	Statement of Eligibility of the Indenture Trustee for the Notes**

99.1	Form of Trust Agreement between the Depositor and the Owner Trustee*

99.2	Form of Administration Agreement among World Omni Financial Corp., the Issuing Entity and the Indenture Trustee*

*	Previously filed.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

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